                                                                    EXHIBIT 10.1


================================================================================



                                CREDIT AGREEMENT

                                   dated as of

                                 March 26, 1998

                                      among

                              CAREY DIVERSIFIED LLC

                            The Lenders Party Hereto

                            THE CHASE MANHATTAN BANK,

                                 as Issuing Bank

                                       and

                            THE CHASE MANHATTAN BANK,

                            as Administrative Agent,

                              THE BANK OF NEW YORK,

                             as Documentation Agent

                           ---------------------------


                             CHASE SECURITIES INC.,

                                   as Arranger

================================================================================

                                TABLE OF CONTENTS


                                                                            Page


                                    ARTICLE I

                                   Definitions

SECTION 1.01. Defined Terms.................................................   1
SECTION 1.02. Classification of Loans and Borrowings........................  25
SECTION 1.03. Terms Generally...............................................  25
SECTION 1.04. Accounting Terms; GAAP........................................  25


                                   ARTICLE II

                                   The Credits

SECTION 2.01. Commitments...................................................  26
SECTION 2.02. Loans and Borrowings..........................................  26
SECTION 2.03. Requests for Revolving Borrowings.............................  26
SECTION 2.04. Competitive Bid Procedure.....................................  27
SECTION 2.05. Additional Borrower(s); Release of Pledge.....................  29
SECTION 2.06. Letters of Credit.............................................  30
SECTION 2.07. Funding of Borrowings.........................................  33
SECTION 2.08. Interest Elections............................................  34
SECTION 2.09. Termination and Reduction of Commitments......................  35
SECTION 2.10. Repayment of Loans; Evidence of Debt..........................  35
SECTION 2.11. Prepayment of Loans...........................................  36
SECTION 2.12. Fees .........................................................  37
SECTION 2.13. Interest .....................................................  38
SECTION 2.14. Alternate Rate of Interest....................................  39
SECTION 2.15. Increased Costs...............................................  39
SECTION 2.16. Break Funding Payments........................................  40
SECTION 2.17. Taxes ........................................................  41

SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs...  42
SECTION 2.19. Mitigation Obligations; Replacement of Lenders................  43


                                   ARTICLE III

                         Representations and Warranties

SECTION 3.01. Organization; Powers..........................................  44
SECTION 3.02. Authorization; Enforceability.................................  44
SECTION 3.03. Governmental Approvals; No Conflicts..........................  45
SECTION 3.04. Financial Condition; No Material Adverse Change...............  45
SECTION 3.05. Properties ...................................................  46
SECTION 3.06. Litigation and Environmental Matters..........................  46
SECTION 3.07. Compliance with Laws and Agreements...........................  46
SECTION 3.08. Investment and Holding Company Status.........................  47
SECTION 3.09. Taxes ........................................................  47
SECTION 3.10. ERISA ........................................................  47
SECTION 3.11. Disclosure ...................................................  47
SECTION 3.12. Insurance ....................................................  47
SECTION 3.13. Leases .......................................................  48
SECTION 3.14. SEC Reports...................................................  48
SECTION 3.15. Lien under Pledge Agreement...................................  48
SECTION 3.16. Representations and Warranties in Loan Documents..............  49
SECTION 3.17. Organizational Documents......................................  49


                                   ARTICLE IV

                                   Conditions

SECTION 4.01. Effective Date................................................  49
SECTION 4.02. Each Credit Event.............................................  50

                                    ARTICLE V

                              Affirmative Covenants

SECTION 5.01. Financial Statements and Other Information....................  51
SECTION 5.02. Notices of Material Events....................................  54
SECTION 5.03. Existence; Conduct of Business................................  54
SECTION 5.04. Payment of Obligations........................................  55
SECTION 5.05. Maintenance of Properties; Insurance..........................  55
SECTION 5.06. Books and Records; Inspection Rights..........................  55
SECTION 5.07. Compliance with Laws..........................................  55
SECTION 5.08. Use of Proceeds and Letters of Credit.........................  55
SECTION 5.09. Company Status................................................  56
SECTION 5.10. Subordination.................................................  56
SECTION 5.11  Further Assurances............................................  56


                                   ARTICLE VI

                               Negative Covenants

SECTION 6.01. Indebtedness and Other Financial Covenants....................  57
SECTION 6.02. Liens ........................................................  59
SECTION 6.03. Fundamental Changes...........................................  59
SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions.....  59
SECTION 6.05. Hedging Agreements............................................  60
SECTION 6.06. Control of Manager............................................  60
SECTION 6.07. Margin Regulations; Securities Laws...........................  60
SECTION 6.08. Transactions with Affiliates..................................  61
SECTION 6.09. Management Agreement..........................................  61

                                   ARTICLE VII

                                Events of Default

SECTION 7.01.    ...........................................................  61


                                  ARTICLE VIII

                            The Administrative Agent

SECTION 8.01.    ...........................................................  64


                                   ARTICLE IX

                                  Miscellaneous

SECTION 9.01. Notices ......................................................  66
SECTION 9.02. Waivers; Amendments...........................................  66
SECTION 9.03. Expenses; Indemnity; Damage Waiver............................  67
SECTION 9.04. Successors and Assigns........................................  68
SECTION 9.05. Survival .....................................................  70
SECTION 9.06. Counterparts; Integration; Effectiveness......................  70
SECTION 9.07. Severability..................................................  71
SECTION 9.08. Right of Setoff...............................................  71
SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process....  71
SECTION 9.10. WAIVER OF JURY TRIAL..........................................  72
SECTION 9.11. Headings .....................................................  72
SECTION 9.12. Confidentiality...............................................  72
SECTION 9.13. Interest Rate Limitation......................................  73


                                    ARTICLE X

                               Multiple Borrowers...........................  71


                                   ARTICLE XI

                                 REIT Conversion............................  71

SCHEDULES:

Schedule 2.01 - Commitments
Schedule 3.02 - Ownership Structure
Schedule 3.02A - Limited Partnership Interests
Schedule 3.03 - Consents
Schedule 3.04 - Existing Indebtedness
Schedule 3.06 - Disclosed Matters
Schedule 3.12 - Insurance
Schedule 3.13 - Company Leases
Schedule 4.01(f) - Transactions not in the Ordinary Course

EXHIBITS:

Exhibit A -- Form of Assignment and Acceptance
Exhibit B -- Form of Borrowing Base Certificate
Exhibit C -- Form of Borrowing Request
Exhibit D -- Form of Note to Credit Agreement dated as of March 26, 1998 Exhibit E -- Pledge Agreement
Exhibit F -- Form of Recognition Agreement
Exhibit G -- Form of New Borrower Agreement
Exhibit H-1 -- Form of Opinion of Reed Smith Shaw & McClay LLP
Exhibit H-2 -- Form of Opinion of Arter & Hadden
Exhibit I -- Financial Calculation Schedule Pursuant to 5.01
Exhibit J -- Form of Subordination Agreement
Exhibit K -- Form of Intercompany Note
Exhibit L -- Form of [Quarterly/Annual] Compliance Certificate to Accompany
             Reports

CREDIT AGREEMENT dated as of March 26, 1998, among CAREY DIVERSIFIED LLC, the LENDERS party hereto, and THE CHASE MANHATTAN BANK, as Administrative Agent, The Bank of New York, as Documentation Agent, and Chase Securities, Inc. as Arranger.

The parties hereto agree as follows:


                                    ARTICLE I

                                   Definitions

              SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

              "ABR," when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

              "Adjusted EBITDA" means, for any Person, for any period, (i) EBITDA for such Person, for such period, as adjusted to eliminate the straight-lining of rents, less (ii) the Capital Expenditure Reserve Amount for such Person's Projects for each month in such period.

              "Adjusted NOI" means, for any period, the sum, without duplication, of (i) NOI for such period from Projects owned by the Company and/or its Subsidiaries, less the Capital Expenditure Reserve Amounts for such Projects for each month in such period (with appropriate adjustments for minority interests) and (ii) the portion of NOI for such period of Joint Venture Holdings allocable to the Company and/or its Subsidiaries in accordance with GAAP, less the Capital Expenditure Reserve Amounts for such Joint Venture Holdings for each month in such period.

              "Adjusted Unencumbered NOI" means, for any period, Adjusted NOI derived from Unencumbered Eligible Projects for such period, which Adjusted NOI is not subject to any Lien.

              "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

              "Administrative Agent" means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder.

              "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

              "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

              "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of the Prime Rate in effect on such day and the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

              "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

              "Applicable Rate" means, for any day, with respect to any ABR Loan or Eurodollar Revolving Loan, as the case may be:

              (i) in the event that Moody's or S&P shall have in effect either a corporate credit rating for the Company or a rating for the Index Debt, the applicable rate per annum set forth below under the caption "ABR Spread" or "Eurodollar Spread", as the case may be, based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Company or the Index Debt:

================================================================================
Index Debt Ratings                     ABR                 Eurodollar
    (S&P/Moody's):                Spread (bps)            Spread (bps)
--------------------------------------------------------------------------------
Category 1
A-/A3 or better                        0.0                    60.0

--------------------------------------------------------------------------------
Category 2
BBB+/Baa1                              0.0                    75.0

--------------------------------------------------------------------------------
Category 3
BBB/Baa2                               0.0                    87.5

--------------------------------------------------------------------------------
Category 4
BBB-/Baa3 or lower rating              0.0                   100.0

================================================================================

For purposes of the foregoing, (A) if the ratings established or deemed to have been established by Moody's and S&P for the Company or the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next below that of the higher of the two ratings, and
(B) if the ratings established or deemed to have been established by Moody's and S&P for the Company or the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate in accordance with this clause (i) shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating companies or corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation; or

              (ii) in the event that Moody's or S&P shall not have in effect a rating for the Company or the Index Debt, (a) the applicable rate per annum set forth below under the caption "ABR Spread" or "Eurodollar Spread", as the case may be, based upon the range into which the Leverage Ratio then falls in accordance with the following table:

           Leverage Ratio         Eurodollar Spread (bps)      ABR Spread (bps)
           --------------         -----------------------      ----------------

           less than 30%                    115                     0.0

           30%-less than 45%                130                     0.0

           45%-55% (or higher)              145                     0.125

Any change in the Applicable Rate determined in accordance with this clause (ii) shall be effective as of the financial reporting dates set forth in Section 5.01 or as of the date of any borrowing on which the Leverage Ratio changes.

              "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of EXHIBIT A or any other form approved by the Administrative Agent.

              "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

              "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

              "Borrower" means the Company and any Wholly-Owned Subsidiary thereof which becomes a Borrower pursuant to Section 2.05.

              "Borrowing" means (i) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (ii) a Competitive Loan or group of Competitive Loans made on the same date and as to which a single Interest Period is in effect.

              "Borrowing Base" means, as of any date, the lesser of (i) $150,000,000 and (ii) an amount equal to (A) the Lease Value less (B) 1.33 multiplied by the amount of Total Unsecured Outstanding Indebtedness (excluding for such purpose only Indebtedness outstanding in respect of Loans) of the Consolidated Businesses.

              "Borrowing Base Certificate" means a certificate of the President, a Vice President or a Financial Officer of the Company or the President, a Vice President or a Financial Officer of the Manager, on behalf of the Company, substantially in the form of EXHIBIT B.

              "Borrowing Request" means a request by the Company for a Revolving Borrowing in accordance with Section 2.03, substantially in the form of EXHIBIT C.

              "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

              "Capital Expenditure Reserve Amounts" means, for any month for any property owned, directly or indirectly, by any of the Consolidated Businesses or any Joint Venture in which the Consolidated Businesses or any Joint Venture has a Joint Venture Holding during such month, an amount equal to one twelfth of the gross revenues attributable to such property for the twelve month period ended on the last day of the preceding month, multiplied by 2.5%.

              "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

              "Capital Lease" means any lease by a Person of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, the obligations under which are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP.

              "Cash and Cash Equivalents" means unrestricted (i) cash, (ii) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; and (iii) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A-1 (or better) by S&P or P-1 (or better) by Moody's provided that the maturities of such Cash and Cash Equivalents shall not exceed one year.

              "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.Sections 9601 et seq., any amendments thereto, any successor statutes and any regulations or guidance promulgated thereunder.

              "Change in Control" means (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) (other than the Company, any of its Subsidiaries, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan of the Company or any of its Subsidiaries and other than any wholly owned direct or indirect subsidiary of W.P. Carey & Co., Inc.), of shares representing more than 20% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; or (ii) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (A) nominated by the board of directors of the Company nor (B) appointed by directors so nominated; or (iii) the acquisition of direct or indirect Control of the Company by any Person or group (other than any wholly owned direct or indirect subsidiary of W.P. Carey & Co., Inc.); or (iv) the delegation of the right to manage and control the affairs of the Manager, whether voluntarily, involuntarily, by operation of law or otherwise to any Person other than W.P. Carey & Co., Inc., the Company or their wholly owned direct or indirect subsidiaries; or (v) the acquisition of direct or indirect Control of the Manager by any Person or group (other than any wholly owned direct or indirect subsidiary of the Company or W.P. Carey & Co., Inc.), whether voluntarily, involuntarily, by operation of law or otherwise, except that this clause shall not apply from and after the date, if any, the Manager is merged into the Company or a Subsidiary, or (vi) the failure of the Manager to constitute the sole Person to whom the right to manage and control the affairs of the Company has been delegated by the board of directors of the Company, whether voluntarily, involuntarily, by operation of law or otherwise except that this clause shall not apply from and after the date, if any, the Manager is merged into the Company or a Subsidiary; (vii) the acquisition (other than any such acquisition occurring pursuant to the laws of inheritance, descent, distribution and succession) of ownership, directly or indirectly, beneficially or of record, by any Person (other than the Company) or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of W.P. Carey & Co., Inc., except that this clause (vii) shall not apply from and after, the date, if any, the Manager or W.P. Carey & Co., Inc. is merged into the Company or a Subsidiary; or (viii) occupation of a majority of the seats (other than vacant seats) on the board of directors of W.P. Carey & Co., Inc. by Persons who were neither (A) nominated by the board of directors of W.P. Carey & Co., Inc. nor
(B) appointed by directors so nominated, except that this clause shall not apply from and after the date, if any, the Manager is merged into the Company or a Subsidiary and this clause shall not apply if W.P. Carey & Co., Inc. is merged into the Company or becomes a Subsidiary.

              "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

              "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Competitive Loans.

              "Code" means the Internal Revenue Code of 1986, as amended from time to time.

              "Collateral" means any property in respect of which, pursuant to any Loan Document, there has been granted or assigned (or purported to have been granted or assigned) to the Administrative Agent for the benefit of the Secured Parties, a security interest, other Lien or assignment of rights.

              "Combined Equity Value" means Total Value less Total Outstanding Indebtedness.

              "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $150,000,000.

              "Company" means Carey Diversified LLC, a Delaware limited liability company.

              "Company Interests" means a limited liability company interest in the Company.

              "Competitive Bid" means an offer by a Lender to make a Competitive Loan in accordance with Section 2.04.

              "Competitive Bid Rate" means, with respect to any Competitive Bid, the Margin offered by the Lender making such Competitive Bid.

              "Competitive Bid Request" means a request by the Company for Competitive Bids in accordance with Section 2.04.

              "Competitive Loan" means a Loan made pursuant to Section 2.04.

              "Consolidated Businesses" means the Company and its Subsidiaries, on a consolidated basis (without taking into account any non-wholly owned Person or entity).

              "Consolidation" means the consolidation of the Predecessor Partnerships with and into the Subsidiary Partnerships as described in the Consent Solicitation/Prospectus of the Company, dated October 16, 1997.

              "Contingent Obligation" as to any Person means, without duplication, (i) any contingent obligation of such Person required to be shown on such Person's balance sheet in accordance with GAAP, and (ii) any obligation required to be disclosed in the footnotes to such Person's financial statements in accordance with GAAP, guaranteeing partially or in whole any non-recourse Indebtedness, lease, dividend or other obligation, exclusive of contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and guarantees of non-monetary obligations (other than guarantees of completion) which have not yet been called on or quantified, of such Person or of any other Person. The amount of any Contingent Obligation described in clause (ii) shall be deemed to be (a) with respect to a guaranty of interest or interest and principal, or operating income guaranty, the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the interest rate applicable to such Indebtedness, through (i) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (ii) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (b) with respect to all guarantees not covered by the preceding clause (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent financial statements of the applicable Borrower required to be delivered pursuant hereto. Notwithstanding anything contained herein to the contrary, guarantees of completion shall not be deemed to be Contingent Obligations unless and until a claim for payment has been made thereunder, at which time any such guaranty of completion shall be deemed to be a Contingent Obligation in an amount equal to any such claim. Subject to the preceding sentence, (i) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is recourse, directly or indirectly to the applicable Person), the amount of the guaranty shall be deemed to be 100% thereof unless and only to the extent that (X) such other Person has delivered Cash or Cash Equivalents to secure all or any part of such Person's guaranteed obligations or (Y) such other Person holds an Investment Grade Credit Rating from either Moody's or S&P, and (ii) in the case of a guaranty (whether or not joint and several) of an obligation otherwise constituting Indebtedness of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person. Notwithstanding anything contained herein to the contrary, "Contingent Obligations" shall not be deemed to include guarantees of loan commitments or of construction loans to the extent the same have not been drawn.

              "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

              "Credit Event" has the meaning set forth in Section 4.02.

              "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

              "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

              "dollars" or "$" refers to lawful money of the United States of America.

              "EBITDA" means, for any Person for any period, the Net Income
(Loss) of such Person for such period taken as a single accounting period, plus
(a) the sum of the following amounts of such Person and its subsidiaries for such period determined on a consolidated basis in conformity with GAAP to the extent included in the determination of such Net Income (Loss): (i) depreciation expense, (ii) amortization expense and other non-cash charges, (iii) interest expense, (iv) income tax expense, (v) extraordinary losses (and other losses on asset sales not otherwise included in extraordinary losses determined on a consolidated basis in conformity with GAAP), and (vi) minority interests in Unconsolidated Entities, less (b) the sum of the following amounts of such Person and its subsidiaries determined on a consolidated basis in conformity with GAAP to the extent included in the determination of such Net Income (Loss):
(i) extraordinary gains (and in the case of the Borrower, other gains on asset sales not otherwise included in extraordinary gains determined on a consolidated basis in conformity with GAAP) and (ii) the applicable share of Net Income
(Loss) of such Person's Unconsolidated Entities; plus (c) the portion allocable to such Person of EBITDA of such Person's Unconsolidated Entities.

              "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

              "Eligible Lease" means any Lease that (A) is a Triple Net Lease or
(B) is a Lease (other than a Lease specified in clause (A) above) (i) under which no payment default has occurred and is continuing; (ii) under which no material default (other than a payment default) has occurred and is continuing; and (iii) under which the tenant is not subject to any bankruptcy, insolvency, reorganization or other similar proceedings.

              "Eligible Joint Venture Holdings" means Joint Venture Holdings in Joint Ventures in which (i) the Company and/or the Subsidiaries have an ownership interest of fifty percent (50%) or greater, (ii) the Company and/or the Subsidiaries control the management of such Joint Venture, whether as the general partner or manager of such Joint Venture, or otherwise, (iii) or the Company and/or the Subsidiaries, as general partner, manager or otherwise, have the ability, in its or their sole discretion, to grant Liens on the assets of such Joint Venture, and (iv) there are no restrictions on the ability of such Joint Venture to declare distributions or dividends, as the case may be. As used in this definition only, the term "control" shall mean the authority to make major management decisions in its sole discretion and the management of day-to-day operations of such entity.

              "Eligible Project" means a Project (i) with respect to which either (A) the Company and/or one or more of the Subsidiaries collectively have an ownership interest of one hundred percent (100%), free of all title defects and material structural defects, or (B)(1) the Company and/or one or more of the Subsidiaries collectively have an ownership interest (whether directly or through an interest in a Joint Venture), free of all title defects and material structural defects, of more than fifty percent (50%) and (2) the Company and/or one or more of the Subsidiaries collectively control the management of such Project; and (ii) which is free of Hazardous Materials except as would not materially affect the value of such Project, as verified by an Officer's Certificate of the Company in form and substance satisfactory to the Administrative Agent. As used in this definition only, the term "control" shall mean the authority, with sole discretion, to make major management decisions with respect to the Project, including with respect to sale, refinancing, capital improvements, leasing and the grant of Liens on such Project and to manage the day-to-day operations of such Project.

              "Encumbered Eligible Project" means an Eligible Project all or a portion of which is encumbered by a Lien.

              "Encumbered Lease Value" means, as of any date, the sum of the net present value of the projected contractual income, net of the projected expenses to be incurred by the landlord, from all Eligible Leases of Encumbered Eligible Projects (with appropriate adjustments with respect to minority interests in Joint Ventures and the Subsidiaries through which such Projects are held to reflect the actual percentage interest of income entitled to be received where the collective ownership interests are less than 100%), discounted at an annual rate of 10.5%. In determining Encumbered Lease Value, income from lease extensions under any Lease will be included only if the extension right with respect to such Lease has been unconditionally and irrevocably exercised by the tenant (or the tenant has lost its rights to terminate the lease prior to the automatic extension thereof). Encumbered Lease Value shall not include any amount in respect of an Encumbered Eligible Project unless the Indebtedness in respect of such Encumbered Eligible Project is less than or equal to 35% of the Encumbered Lease Value for such Encumbered Eligible Project. In determining the amount of projected contractual income, net of projected expenses to be incurred by a landlord from any Eligible Lease, all amounts attributable to adjustments in rental obligations of a tenant that are contingent (for example, rental increases based upon a specified occupancy rate) or otherwise indeterminate (for example, rental increases based upon index adjustments), shall be excluded.

              "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material.

              "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

              "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

              "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

              "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

              "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate (or, in the case of a Competitive Loan, the LIBO Rate).

              "Event of Default" has the meaning set forth in Article VII.

              "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which such Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by such Borrower under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from such Borrower with respect to such withholding tax pursuant to Section 2.17(a).

              "Facility Fee Rate " means the applicable rate per annum set forth below under the caption "Facility Fee Rate" based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Company or the "Index Debt":

              ==================================================
                  Index Debt Ratings               Facility Fee
                    (S&P/Moody's):                  Rate (bps)

              --------------------------------------------------
              Category 1
              A-/A3 or better                          15.0

              --------------------------------------------------
              Category 2
              BBB+/Baa1                                15.0

              --------------------------------------------------
              Category 3
              BBB/Baa2                                 15.0

              --------------------------------------------------
              Category 4
              BBB-/Baa3 or lower rating                15.0

              ==================================================

For purposes of the foregoing, (A) if the ratings established or deemed to have been established by Moody's and S&P for the Company or the Index Debt shall fall within different Categories, the Facility Fee Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Facility Fee Rate shall be determined by reference to the Category next below that of the higher of the two ratings, and
(B) if the ratings established or deemed to have been established by Moody's and S&P for the Company or the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Facility Fee Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating companies or corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Facility Fee Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

              "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by an officer of the Company or the Manager acting in good faith and shall be evidenced by an Officer's Certificate, except in the case of the determination of Fair Market Value of Permitted REIT Investments which are "restricted securities" as defined in the definition of REIT Investment Value having a Fair Market Value in excess of $5,000,000, in which case the determination of such Fair Market Value shall be, at the election of the Company, by (i) the board of directors of the Company acting in good faith and shall be evidenced by a resolution of the board of directors, or (ii) an appraisal of an independent third-party appraiser which shall be a Person regularly engaged in the valuation of securities of the same type as such Permitted REIT Investment. The Fair Market Value of any readily marketable securities shall be the number of such securities multiplied by the average Market Price per share or per unit of such securities during the five consecutive trading days immediately preceding the date of determination. The "Market Price" of any security on any trading day shall mean, with respect to any security which is listed on a national securities exchange, the last sale price regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on such exchange, on the principal national securities exchange on which such security is listed or admitted to trading, or, if such security is not listed or admitted to trading on any national securities exchange but is designated as a national market system security by the National Association of Securities Dealers, the last sale price, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported on the National Association of Securities Dealers Automated Quotation/National Market System, or if such security is not so designated as a national market systems security, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers or similar organization if the National Association of Securities Dealers is no longer reporting such information. With respect to operating partnership units of any REIT, such operating partnership units shall in no event have a value greater than the value of the number of shares of the REIT into which such operating partnership units are then convertible.

              "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

              "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Company, or of the Manager, as the context requires.

              "Financial Statements" means financial statements presenting the consolidated and consolidating financial position of the Company and its Subsidiaries as at the date indicated and the results of their operations and cash flow for the period indicated in accordance with GAAP, subject to normal adjustments.

              "Fixed Charges" means, with respect to any period, the sum of (a) Total Interest Expense for such period and (b) the aggregate of all scheduled principal payments on Total Outstanding Indebtedness according to GAAP made or required to be made during such period by the Company and/or its Subsidiaries (with appropriate adjustments for minority interests) or allocable to the Company and/or its Subsidiaries on account of Joint Venture Holdings (but excluding balloon payments of principal due upon the stated maturity of any Indebtedness), and (c) the aggregate of all dividends payable on the Company's or any of its consolidated Subsidiaries' preferred equity interests (if any).

              "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

              "GAAP" means generally accepted accounting principles in the United States of America.

              "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

              "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party or applicant in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

              "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

              "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

              "Improvements" means all buildings, fixtures, structures, parking areas, landscaping and other improvements whether existing now or hereafter constructed, together with all machinery and mechanical, electrical, HVAC and plumbing systems presently located thereon and used in the operation thereof, excluding (a) any such items owned by utility service providers, (b) any such items owned by tenants or other third parties unaffiliated with the Company and
(c) any items of personal property.

              "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid (excluding current Taxes, water and sewer charges and assessments and current trade liabilities incurred in the ordinary course of business in accordance with customary terms), (d) all obligations of Person under conditional sale or other title retention agreements relating to property acquired by such Person (other than current trade liabilities incurred in the ordinary course of business in accordance with customary terms), (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party or applicant in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

              "Indemnified Taxes" means Taxes other than Excluded Taxes.

              "Index Debt" means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.

              "Interest Election Request" means a request by the Company to convert or continue a Revolving Borrowing in accordance with Section 2.08.

              "Interest Payment Date" means (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last Business Day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

              "Interest Period" means with respect to any Eurodollar Borrowing the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Company may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

              "Issuing Bank" means The Chase Manhattan Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

              "Joint Venture" means a partnership, limited liability company, joint venture (including a tenancy-in-common ownership pursuant to a written agreement providing for substantially the same rights and obligations relating to such property that would be in a joint venture agreement), or corporation.

              "Joint Venture Holding" means an interest in a Joint Venture held or owned by the Company (and/or one of its Subsidiaries) which is not wholly owned by the Company (and/or one of its Subsidiaries).

              "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

              "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

              "Lease" means a lease, license, concession agreement or other agreement providing for the use or occupancy of any portion of any Project, including all amendments, supplements, modifications and assignments thereof and all side letters or side agreements relating thereto.

              "Lease Value" means, as of any date, the sum of (i) 75% of Unencumbered Lease Value; (ii) the excess, if any, of (A) 75% of Encumbered Lease Value over (B) the amount of all Indebtedness in respect of Properties for which the corresponding Eligible Lease was included in the calculation of Encumbered Lease Value; and (iii) 50% of Residual Proceeds. Solely for purposes of calculating Lease Value, not more than 15% of Lease Value may consist of the sum of (x) amounts calculated pursuant to clause (ii) above; (y) the sum of (1) Encumbered Lease Value attributable to Projects that are not 100% owned by the Consolidated Businesses and/or the Subsidiary Partnerships (but only to the extent that the value of such Project is included in clause (ii) above) and (2) Unencumbered Lease Value attributable to Projects that are not 100% owned by the Consolidated Businesses and/or the Subsidiary Partnerships (but only to the extent that the value of such Project is included in clause (i) above) and (z) the amount derived under clause (iii) above. Solely for purposes of calculating Lease Value, not more than 10% of Lease Value may consist of Lease Value attributable to Eligible Leases other than Triple Net Leases.

              "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

              "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

              "Leveraged Assets" means Eligible Projects designated by the Company in an Officer's Certificate delivered to the Administrative Agent (i) each of which is subject only to Non-Recourse Indebtedness; (ii) each of which is subject to an Eligible Lease; and (iii) the tenants of which have a weighted average Moody's or S&P long-term unsecured indebtedness rating of not less than Baa1 or BBB+, respectively. Eligible Projects designated by the Company as Leveraged Assets shall remain Leveraged Assets for the term of this Agreement.

              "Leverage Ratio" as of any date means the ratio, expressed as a percentage, of the Total Outstanding Indebtedness as of such date to the Total Value as of such date.

              "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the entity which is the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

              "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset (excluding, in the case of assets consisting of Real Property owned by the Company, its Subsidiaries or a Joint Venture, the lien of a mortgage or deed of trust on the Real Property interest not owned by the Company, its Subsidiaries or the Joint Venture; provided, that the ownership or estate interest of the Company in such Real Property is not subordinate to such a lien and the Company's interest would not be adversely affected by such lien either through foreclosure thereof or otherwise (e.g., a mortgage on the leasehold interest of a Project owned in fee by a Subsidiary does not constitute a Lien)), (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

              "Listed Shares" means a limited liability interest in the Company representing a share of all the income, loss and capital of the Company.

              "Loans" means the loans made by the Lenders to the Company pursuant to this Agreement.

              "Loan Documents" means this Agreement, the Notes, the Pledge Agreement, the Recognition Agreements and all other instruments, agreements and written obligations between the Borrowers and any of the Lenders pursuant to or in connection with the transactions contemplated hereby.

              "Management Agreement" means, the Management Agreement, dated as of October 15, 1997, by and between the Company and the Manager.

              "Manager" means (i) Carey Management LLC, a Delaware limited liability company, and (ii) any successor manager(s) of the Company controlled (directly or indirectly) by W.P. Carey & Co., Inc. for which the Company has previously provided the Administrative Agent and the Lenders with: (1) notice of such property management company, and (2) evidence reasonably satisfactory to the Administrative Agent and the Lenders that such property management company is controlled (directly or indirectly) by W.P. Carey & Co., Inc..

              "Margin" means, with respect to any Competitive Loan, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

              "Margin Stock" means "margin stock" as such term is defined in Regulation U and Regulation G of the Federal Reserve Board as in effect from time to time.

              "Marketable Securities" means short-term marketable securities, issued by any entity (other than an Affiliate of the Company) organized and existing under the laws of the United States of America, with a long-term unsecured indebtedness rating, at the time as of which any investment therein is made, with Moody's and/or S&P of Baa2/BBB or better, respectively.

              "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole, (b) the ability of the Company to perform any of its material obligations under the Loan Documents or (c) the rights of or benefits available to the Lenders under the Loan Documents.

              "Material Indebtedness" means Indebtedness (other than the Loans, Letters of Credit and Nonrecourse Indebtedness), or obligations in respect of one or more Hedging Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Company or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

              "Maturity Date" means the third anniversary of the Effective Date.

              "Moody's" means Moody's Investors Service, Inc.

              "Mortgage Asset" means Indebtedness owed to the Company or a Subsidiary of the Company and secured by a mortgage or deed of trust on a fee interest or a leasehold interest in Real Property and all collateral security related thereto.

              "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

              "Net Cash Proceeds" means all cash when and as received by the seller or owner in connection with the sale or refinancing of any asset, less reasonable costs and expenses of the seller or owner, repayment of secured indebtedness with respect to the applicable asset and real estate transfer taxes payable by the seller or owner in connection with any asset sale.

              "Net Income (Loss)" means, for any Person for any period, the aggregate of net income (or loss) of such Person and its subsidiaries for such period, determined on a consolidated basis conformity with GAAP.

              "Net Offering Proceeds" means all cash or other assets received by the Company as a result of the sale of common shares, preferred shares, partnership interests, limited liability company interests, convertible securities or other ownership or equity interests in the Company, less customary costs and discounts of issuance paid by the Company.

              "New Borrower" has the meaning set forth in Section 2.05.

              "NOI" means, with respect to any Project or Joint Venture Holding for any period, net operating income for such Project or Joint Venture Holding for such period determined in accordance with GAAP, excluding interest, depreciation, amortization and income taxes and adjusted, (i) to exclude accrued rent with respect to tenants that are more than 90 days in arrears in the payment of rent, and (ii) to exclude free rent and omit the straight line treatment of rent, so as to account for rent on a cash basis.

              "Nonrecourse Indebtedness" of any Person means all Indebtedness of such Person with respect to which recourse for payment is limited to specific assets encumbered by a Lien securing such Indebtedness; provided, however, that personal recourse of a holder of Indebtedness against any obligor with respect thereto for fraud, misrepresentation, misapplication or misappropriation of cash, waste, environmental liabilities, and other circumstances customarily excluded from nonrecourse provisions in nonrecourse financing of real estate shall not, by itself, prevent any Indebtedness from being characterized as Nonrecourse Indebtedness; provided, further, that if in connection therewith a personal recourse claim is established by judgment decree or award by any court of competent jurisdiction or arbitrator of competent jurisdiction and execution or enforcement thereof shall not be effectively stayed for 30 consecutive days and such Indebtedness shall not be paid or otherwise satisfied within such 30-
day period, then such Indebtedness in an amount equal to the personal recourse claim established by judgment or award shall not constitute Nonrecourse Indebtedness for purposes of this Agreement.

              "Note" means a promissory note in the form attached hereto as EXHIBIT D payable to a Lender, evidencing certain of the Obligations of the Borrowers to such Lender and executed by the Borrowers as set forth in Section 2.10, as the same may be amended, supplemented, modified or restated from time to time; "Notes" means, collectively, all of such Notes outstanding at any given time.

              "Obligations" means, collectively, the obligations of the Borrowers in respect of principal, interest, fees, indemnities, and all other amounts under or in connection with this Agreement or any of the other Loan Documents, including reimbursement obligations in respect of Letters of Credit, in each case whether such obligation arose before or after the commencement of any bankruptcy, insolvency, receivership or other similar proceeding and whether or not the obligation is undersecured or oversecured or deemed allowable, provable or accruing against any Borrower in any such proceeding, including interest calculated from the commencement of any such proceeding at the rate provided in Section 2.13(c).

              "Officer's Certificate" means a certificate signed by the President, any Vice President or any Financial Officer of any Person, or such other officer as may be specified herein, and delivered to the Administrative Agent hereunder.

              "Operating Lease" means, as applied to any Person, any Lease which is not a Capital Lease.

              "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

              "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

              "Permitted Encumbrances" means:

              (a) liens imposed by law for taxes, assessments, governmental charges or levies that are not yet due or are being contested in compliance with Section 5.04;

              (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with
         Section 5.04;

              (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations or to secure the performance of bids, purchases, contracts (other than for the payment of borrowed money) and surety, appeal and performance bonds;

              (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

              (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary; and

              (f) statutory and common law landlord liens;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

              "Permitted Investments" means:

              (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

              (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of not less than A-2 or P-2 from S&P or from Moody's, respectively;

              (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

              (d) shares of so called "money market funds" registered with the SEC under the Investment Company Act of 1940, as amended, which maintain a level per share value, invest principally in marketable direct or guaranteed obligations of the United States of America and agencies and instrumentalities thereof and investments in commercial paper having, at such date, a rating of not less than A-1 or P-1 from S&P or from Moody's, respectively, and have total assets in excess of $50,000,000 provided that any such shares are moved to a qualifying money market fund within thirty (30) days after any Borrower, or any Subsidiary has knowledge that any money market fund no longer has total assets in excess of that amount; and

              (e) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

              "Permitted REIT Investments" means investments by the Company or any Subsidiary in publicly traded warrants, publicly traded equity securities and operating partnership units of publicly traded REITS.

              "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

              "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

              "Pledge Agreement" means the Pledge Agreement of the Company in substantially the form of EXHIBIT E.

              "Predecessor Partnerships" means each of the limited partnerships formed by the Company which were merged into the Subsidiary Partnerships and any of them a "Predecessor Partnership."

              "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

              "Project" means any office, industrial/manufacturing facility, educational facility, retail facility, distribution/warehouse facility, assembly or production facility, hotel, day care center, storage facility, health care/hospital facility, restaurant, radio or TV station, broadcasting/communication facility (including any transmission facility), any combination of any of the foregoing, or any land to be developed into any one or more of the foregoing pursuant to a written agreement with respect to such land for a transaction involving a Lease, owned, directly or indirectly, by any of the Consolidated Businesses.

              "Property" means any Real Property or personal property, plant, building, facility, structure, equipment, general intangible, receivable, or other asset owned or leased by any Consolidated Business or any Joint Venture in which the Company, directly or indirectly, has a Joint Venture Holding.

              "Real Property" means any present and future right, title and interest (including, without limitation, any leasehold estate) in (i) any plots, pieces or parcels of land, (ii) any Improvements of every nature whatsoever (the rights and interests described in clauses (i) and (ii) above being the "Premises"), (iii) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and public places adjoining such land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto, (iv) all hereditaments, gas, oil, minerals (with the right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in, on or benefiting the Premises and (v) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clauses (iii) and (iv) above.

              "Recognition Agreement" means a recognition agreement in substantially the form of EXHIBIT F (including such changes as the Administrative Agent believes are reasonable in any case and changes to reflect variations in local law) including those delivered by the partners of the Subsidiary Partnerships pursuant to Section 4.01 and any other recognition agreement executed after the Effective Date in connection with any security interest granted or purported to be granted to the Administrative Agent, for the benefit of the Secured Parties, in the Subsidiary Partnership Interests, other partnership interests, limited liability company interests, or other equity interests (or portion thereof) in any Person, and each agreement, instrument or document confirming, supplementing, amending or modifying any of the foregoing.

              "Register" has the meaning set forth in Section 9.04.

              "REIT" means a domestic trust or corporation that qualifies as a real estate investment trust under the provisions of Sections 856, et seq. of the Code.

              "REIT Investment Value" means, as of any date, the sum of (i) 80% of the Fair Market Value as of the date of determination of Permitted REIT Investments consisting of warrants, REIT shares and operating partnership units that are unrestricted securities, plus (ii) 65% of the Fair Market Value as of the date of determination of Permitted REIT Investments consisting of warrants, REIT shares and operating partnership units that are restricted securities; provided, that the Fair Market Value of Permitted REIT Investments in excess of 15% of the outstanding equity securities of any REIT and its related operating Partnership shall be excluded in determining REIT Investment Value. For purposes of this definition and the definition of Fair Market Value, the term "restricted securities" shall mean securities which constitute "restricted securities" or are held by an "affiliate" of the issuer of such securities, in each case in accordance with Rule 144 promulgated under the Securities Act of 1933, as amended, or are otherwise subject to any agreement, arrangement or other understanding in any way limiting or affecting the right of the holder of such securities to dispose of such securities. For purposes of this definition, the term "unrestricted securities" shall mean securities which are not "restricted securities."

              "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

              "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and Unused Commitments representing at least 51% of the sum of the total Revolving Credit Exposures and Unused Commitments at such time; provided that, for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Commitments expire or terminate, the outstanding Competitive Loans of the Lenders shall be included in their respective Revolving Credit Exposures in determining the Required Lenders.

              "Residual Proceeds" means, as of any date, the sum of the projected Net Cash Proceeds of the Company and the Subsidiaries (with appropriate adjustments to account for minority interests in respect of (i) a Project, (ii) the Subsidiary through which such Project is held and (iii) any Joint Venture Holding) to be derived from (x) the exercise of a purchase option by a tenant under a Lease which option has been irrevocably and unconditionally exercised, the purchase price has been determined (by appraisal or otherwise), the tenant has no right to elect not to close and the closing of which is required to occur within twelve months of the date of determination or (y) an agreement of sale entered into with a tenant where the purchase price has been determined, the tenant has no right to terminate the agreement, there are no conditions to closing thereunder other than delivery of title and the closing will occur within twelve months of the date of determination; provided that Net Cash Proceeds from the exercise of any purchase option shall be included in the determination of Residual Proceeds only if the actual price of such option has been determined and the creditworthiness of the tenant exercising such purchase option shall be satisfactory to the Administrative Agent in its sole discretion; provided, that any tenant shall be deemed creditworthy by the Administrative Agent for purposes of this definition if such tenant has been a tenant under a Lease of the Property subject to such option or agreement of sale for at least 3 years, has been timely in its payment of rent and fulfillment of all other obligations under such Lease for the 12 month period immediately preceding the date of determination and is not the subject of any pending bankruptcy, insolvency or other similar proceeding.

              "Restricted Payment" is defined in Section 6.01.

              "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure at such time.

              "Revolving Loan" means a Loan made pursuant to Section 2.03.

              "S&P" means Standard & Poor's.

              "Secured Indebtedness" means any Indebtedness secured by a Lien (excluding Indebtedness hereunder).

              "Secured Party" means the Administrative Agent, the Issuing Bank and each Lender.

              "Security Documents" means the Pledge Agreement, each Recognition Agreement, this Agreement to the extent that any of the provisions hereof create or purport to create a security interest in any collateral securing any Obligations for the benefit of the Secured Parties, and any documents requested by the Administrative Agent from time to time pursuant to Section 5.12.

              "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

              "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

              "Subsidiary" means any direct or indirect subsidiary of the Company.

              "Subsidiary Partnerships" means each of Corporate Property Associates, Corporate Property Associates 2, Corporate Property Associates 3, Corporate Property Associates 4, a California limited partnership, Corporate Property Associates 5, Corporate Property Associates 6-a California limited partnership, Corporate Property Associates 7-a California limited partnership, Corporate Property Associates 8, L.P. and Corporate Property Associates 9, L.P., and any of them a "Subsidiary Partnership".

              "Subsidiary Partnership Interests" means a partnership interest in any of the Subsidiary Partnerships.

              "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

              "Tenant Allowance" means a cash allowance paid to a tenant by the landlord pursuant to a Lease.

              "TI Work" means any construction or other "build-out" of tenant leasehold improvements to the space demised to such tenant under Leases (excluding such tenant's furniture, fixtures and equipment) performed pursuant to the terms of such Leases, whether or not such tenant improvement work is performed by or on behalf of the landlord or as part of a Tenant Allowance.

              "Total Adjusted EBITDA" means, for any period, the aggregate sum of the Adjusted EBITDA for the Company and/or its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

              "Total Interest Expense" means, for any period, the sum, without duplication, of (i) interest expense of the Company and/or its Subsidiaries paid during such period (with appropriate adjustments for minority interests) and
(ii) interest expense of the Company and/or its Subsidiaries accrued and/or capitalized for such period (with appropriate adjustments for minority interests) and (iii) the portion of the interest expense of Joint Ventures allocable to the Company in accordance with GAAP on account ownership of Joint Venture Holdings and paid during such period and (iv) the portion of the interest expense of Joint Ventures allocable to the Company in accordance with GAAP on account of ownership of Joint Venture Holdings and accrued and/or capitalized for such period, in each case including participating interest expense but excluding extraordinary interest expense, and net of amortization of deferred costs associated with new financings or refinancings of existing Indebtedness.

              "Total Outstanding Indebtedness" means, as of any date, the sum, without duplication, of (i) the amount of Indebtedness of the Company and/or its Subsidiaries set forth on the then most recent quarterly financial statements of the Company, prepared in accordance with GAAP, plus any additional Indebtedness incurred by the Company and/or its Subsidiaries since the time of such statements (with appropriate adjustments for minority interests) and (ii) the outstanding amount of Joint Venture Indebtedness allocable in accordance with GAAP on account of ownership of Joint Venture Holdings to any of the Company and/or its Subsidiaries as of the time of determination (with appropriate adjustments for minority interests) and (iii) the Contingent Obligations of the Company and/or its Subsidiaries and, to the extent allocable to the Company and/or its Subsidiaries in accordance with GAAP on account of ownership of Joint Venture Holdings, of the Joint Ventures (with appropriate adjustments for minority interests).

              "Total Outstanding Indebtedness Limitation" has the meaning set forth in Section 6.01.

              "Total Secured Outstanding Indebtedness" means, as of any date, the portion of Total Outstanding Indebtedness that is Secured Indebtedness.

              "Total Secured Outstanding Indebtedness Limitation" has the meaning set forth in Section 6.01.

              "Total Unsecured Outstanding Indebtedness" means, as of any date, the portion of Total Outstanding Indebtedness that is Unsecured Indebtedness.

              "Total Unsecured Outstanding Indebtedness Limitation" has the meaning set forth in Section 6.01.

              "Total Value" means, as of any date, the sum, without duplication, of (i) Valuation NOI as of the first day of the fiscal quarter in which such date occurs divided by .10; (ii) the investment (at cost without depreciation) in Projects owned by the Company and/or its Subsidiaries for less than four fiscal quarters (with appropriate adjustments for minority interests); (iii) the investment (at cost without depreciation) in Joint Venture Holdings for less than four fiscal quarters allocable to any of the Company and/or its Subsidiaries; (iv) unrestricted Cash and Cash Equivalents which would be included on the Consolidated Businesses' consolidated balance sheet as of such date (with appropriate adjustments for minority interests); (v) investments in notes secured by mortgages on the Real Property of any Person, at cost, less an amount equal to accrued amortization payments in respect thereof, which amount under this clause (v) shall be limited to 15% of Total Value; (vi) the REIT Investment Value, which amount under this clause (vi) shall be limited to a maximum of $50,000,000; and (vii) the Fair Market Value of all Permitted Investments and Marketable Securities held by the Company and/or its Subsidiaries. Notwithstanding the foregoing, the aggregate investments by the Company and its consolidated Subsidiaries in Properties which are not office or industrial/manufacturing, retail or distribution/warehouse in nature shall not exceed five percent (5%) of Total Value.

              "Transactions" means the execution, delivery and performance by the Borrowers of this Agreement, the borrowing of Loans, the use of the proceeds thereof, the issuance of Letters of Credit hereunder and the execution, delivery and performance by the Borrowers or the Subsidiaries (who may be parties to the Loan Documents) of the other Loan Documents, and the transactions contemplated by the Loan Documents.

              "Triple Net Lease" means a Lease representing all or substantially all of the rentable area of a Property where the tenant is responsible for real estate taxes and assessments, repairs and maintenance, insurance and other expenses relating to such Property, provided, that adequate insurance is maintained for such Property either by the tenant or the Company and/or a Subsidiary Partnership, Subsidiary or Joint Venture. Notwithstanding the foregoing, a Triple Net Lease may be subject to the landlord's express contractual obligations with respect to the payment of taxes, assessments, ground rents, utility charges, exterior maintenance and maintenance of all non-interior areas and any capital expenditures related thereto (such as roof, structure and parking) (the "Contractual Obligations") so long as the capital expenditures have been adequately accounted for in accordance with GAAP; provided, that the projected average annual Contractual Obligations shall not exceed 10% of the projected average gross annual rent under such Lease. For purposes of this definition, (a) the obligation of such landlord to make capital improvements or repairs as a condition to a tenant's occupancy (e.g., build to suit transactions) shall not be deemed to be an undertaking by such landlord of any tenant maintenance or repair obligations and (b) the improvements to be constructed by such landlord described in the immediately preceding clause (a) shall not be included as a capital expenditure.

              "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or, in the case of a Competitive Loan or Borrowing, the LIBO Rate.

              "Unconsolidated Entity" means, with respect to any Person, at any date, any other Person in whom such Person holds an investment, which investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person if such statements were prepared as of such date.

              "Unencumbered Eligible Project" means an Eligible Project which is not an Encumbered Eligible Project.

              "Unencumbered Lease Value" means, as of any date, the sum of the net present value of the projected contractual income, net of the projected expenses to be incurred by landlord, from all Eligible Leases of Unencumbered Eligible Projects (with appropriate adjustments with respect to minority interests in Joint Ventures and the Subsidiaries through which such Projects are held to reflect the actual percentage interest of income entitled to be received where the collective ownership interests are less than 100%), discounted at an annual rate of 10.5%. In determining Unencumbered Lease Value, income from lease extensions under any Lease will be included only if the extension right with respect to such Lease has been unconditionally and irrevocably exercised by the tenant (or the tenant has lost its rights to terminate the lease prior to the automatic extension thereof). In determining the amount of projected contractual income, net of projected expenses to be incurred by landlord, from any Eligible Lease, all amounts attributable to adjustments in rental obligations of a tenant that are contingent (for example, rental increases based upon a specified occupancy rate) or otherwise indeterminate (for example, rental increases based upon index adjustments), shall be excluded.

              "Unsecured Indebtedness" means any Indebtedness not secured by a Lien and any Indebtedness hereunder.

              "Unsecured Interest Expense" means, for any period, the greater of
(i) the actual interest expense paid, accrued or capitalized on the Total Unsecured Outstanding Indebtedness for the applicable period or (ii) the interest expense that would have been paid, accrued or capitalized on the Total Unsecured Outstanding Indebtedness for the applicable period, assuming for the applicable period an interest rate of 7%.

              "Unused Commitment" means, as of any date, with respect to each Lender, the Commitment less Revolving Credit Exposure.

              "Unused Facility Fee Rate" means the applicable rate per annum set forth below under the caption "Unused Facility Fee Rate" for any Unused Commitment amounts based upon the range into which the Leverage Ratio then falls in accordance with the following table:

                            Unused Facility Fee
Leverage Ratio                  Rate (bps)
--------------                  ----------

less than 30%                       15.0
30%-less than 45%                   17.5
45%-55% (or higher)                 20.0

Any change in the Unused Facility Fee Rate shall be effective as of the financial reporting dates set forth in Section 5.01 or as of the date of any borrowing on which the Leverage Ratio changes.

              "Valuation NOI" means, with respect to all Projects or Joint Venture Holdings which have been owned by the Company or any Subsidiary for not less than four consecutive quarters, as of the first day of each fiscal quarter, an amount equal to the sum, without duplication, of (i) Adjusted NOI relating to all such Projects for the immediately preceding consecutive four fiscal quarters, and (ii) Adjusted NOI of all such Joint Venture Holdings allocable to the Company in accordance with GAAP for the immediately preceding consecutive four fiscal quarters.

              "Wholly-Owned Subsidiary" means, with respect to any Person, at any date, any subsidiary of such Person of which 100% of the outstanding shares of capital stock or other equity interests having ordinary voting power is at the time, directly or indirectly, owned by such Person.

              "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

              SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

              SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

              SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


                                   ARTICLE II

                                   The Credits

              SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender's Revolving Credit

Exposure exceeding such Lender's Commitment or (b) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans exceeding the lesser of total Commitments or the Borrowing Base at such time. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Revolving Loans. No Loans may be borrowed or reborrowed after the end of the Availability Period.

              SECTION 2.02. Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

              (b) Subject to Section 2.14, (i) each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Revolving Loans as the Company may request in accordance herewith, and (ii) each Competitive Borrowing shall be comprised entirely of Eurodollar Competitive Loans. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Company to repay such Loan in accordance with the terms of this Agreement.

              (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $3,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $3,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Competitive Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $20,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of eight Eurodollar Revolving Borrowings outstanding.

              (d) Notwithstanding any other provision of this Agreement, the Company shall not be entitled to request, or to elect to convert or continue, any Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

              SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the Company shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request approved by the Administrative Agent substantially in the form set forth in EXHIBIT C and signed by the Company. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

              (i) the aggregate amount of the requested Borrowing;

              (ii) the date of such Borrowing, which shall be a Business Day;

              (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Revolving Borrowing;

              (iv) in the case of a Eurodollar Revolving Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

              (v) the location and number of the Company's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be a Eurodollar Revolving Borrowing with an Interest Period of one month. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Company shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Revolving Loan to be made as part of the requested Borrowing.

              SECTION 2.04. Competitive Bid Procedure. (a) Subject to the terms and conditions set forth herein, from time to time during the Availability Period the Company may request Competitive Bids and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided that the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans at any time shall not exceed the lesser of the total Commitments or the Borrowing Base at such time. To request Competitive Bids, the Company shall notify the Administrative Agent of such request by telephone, not later than 11:00 a.m., New York City time, four Business Days before the date of the proposed Borrowing; provided that a Competitive Bid Request shall not be made within 30 Business Days after the date of any previous Competitive Bid Request. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request in a form approved by the Administrative Agent and signed by the Company. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

              (i) the aggregate amount of the requested Borrowing;

              (ii) the date of such Borrowing, which shall be a Business Day;

              (iii) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period"; and

              (iv) the location and number of the Company's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

              Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

              (b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the Company in response to a Competitive Bid Request. Each Competitive Bid by a

Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, not later than 9:30 a.m., New York City time, three Business Days before the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of $5,000,000 and an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Company) of the Competitive Loan or Loans that the applicable Lender is willing to make, (ii) the Competitive Bid Rate or Rates at which such Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof.

              (c) The Administrative Agent shall promptly notify the Company by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

              (d) Subject only to the provisions of this paragraph, the Company may accept or reject any Competitive Bid. The Company shall notify the Administrative Agent by telephone, confirmed by telecopy in a form approved by the Administrative Agent, whether and to what extent it has decided to accept or reject each Competitive Bid, not later than 10:30 a.m., New York City time, three Business Days before the date of the proposed Competitive Borrowing; provided that (i) the failure of the Company to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Company shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Company rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Company shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause
(iii) above, the Company may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) above the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by the Company. A notice given by the Company pursuant to this paragraph shall be irrevocable.

              (e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

              (f) If the entity which is the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Company at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

              SECTION 2.05. Additional Borrower(s); Release of Pledge. (a) Upon any Subsidiary Partnership becoming a Wholly-Owned Subsidiary of the Company, such Subsidiary Partnership shall, and at any time any Subsidiary Partnership or any other Wholly-Owned Subsidiary of the Company may, become a Borrower (a "New Borrower") under this Agreement subject to (i) the execution and delivery by the New Borrower of an instrument substantially in the form of EXHIBIT G hereto (including such changes as the Administrative Agent reasonably believes are necessary in any case, including changes to reflect variations in local law);
(ii) if requested by the Administrative Agent in its sole discretion, the execution and delivery by the New Borrower of instruments satisfactory to the Administrative Agent in its sole discretion confirming that the Pledge Agreement
(x) shall apply in all respects to the Obligations of the New Borrower as a Borrower and (y) shall continue to apply in respect of all other Obligations;
(iii) the execution and delivery of such other instruments, documents, legal opinions and agreements as the Administrative Agent or the Issuing Bank shall reasonably request in order that the New Borrower and its assets shall be in substantially the same position in respect of the Administrative Agent, the Issuing Bank and the Lenders as are the Borrowers and their assets hereunder; and (iv) the execution and delivery to the Administrative Agent by the New Borrower of all the certificates (including a certificate of a Financial Officer of the Company to the effect that no Default exists or would exist after giving effect to the addition of the New Borrower as a Borrower under this Agreement), instruments, resolutions, documents, and opinions that would have been required under Article IV in respect of the New Borrower had it been a Borrower on the Effective Date.

              (b) Upon the satisfaction of each of the conditions specified in paragraph (a) above; provided that no Default has occurred and is continuing, the Administrative Agent shall release the Lien under the Pledge Agreement in respect of the Subsidiary Partnership Interests and debt securities of such New Borrower. The release of any such Lien shall not impair or otherwise affect the rights and remedies of the Secured Parties upon the occurrence and during the continuance of any Event of Default.

              (c) In the event that on or prior to the 270th day following the Effective Date the Company has not caused each of the Subsidiary Partnerships to become a Borrower under this Agreement, the Company shall immediately pledge to the Administrative Agent as Collateral for the Obligations, for the ratable benefit of the Secured Parties, all general partnership interests in each Subsidiary Partnership that is not a Borrower under this Agreement on such date by delivering to the Administrative Agent a pledge agreement in substantially the form of the Pledge Agreement and otherwise in form and substance reasonably satisfactory to the Administrative Agent, together with such other instruments as the Administrative Agent acting on behalf of the Lenders may reasonably request for the purpose of granting to the Secured Parties first and exclusive security interests in such general partnership interests, together with other reasonable assurances as to the enforceability and priority of the Liens under the Security Documents with respect to such general partnership interests.

              SECTION 2.06. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Company may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the period commencing on the Effective Date and ending on the date that is 46 Business Days prior to the Maturity Date, provided that the amount of each Letter of Credit so requested shall be not less than $300,000 and provided further that no more than five Letters of Credit may be outstanding at any time. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Company to, or entered into by the Company with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

              (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. Each such notice shall be accompanied by a pro forma Borrowing Base Certificate evidencing compliance with this Agreement after giving effect to the issuance of such Letter of Credit. If requested by the Issuing Bank, the Company also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $20,000,000 and (ii) the sum of the total Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans shall not exceed lesser of the total Commitments or the Borrowing Base at such time.

              (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is 45 Business Days prior to the Maturity Date.

              (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Company on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Company for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit (subject to Section 2.06(c)) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

              (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Company shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Company shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Company prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Company receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Company receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $5,000,000, the Company may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Company's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Company fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Company in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Company, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Company of its obligation to reimburse such LC Disbursement.

              (f) Obligations Absolute. The Company's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing (and the agreement of the Company in the first sentence of this Section 2.06(f)) shall not be construed to excuse the Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

              (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Company by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

              (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Company fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(e) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraphs (d) or (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

              (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

              (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing at least 51% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Company shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Company described in clause (h) or (i) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Company under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Company's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Company for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Required Lenders with LC Exposure representing at least 51% of the total LC Exposure), be applied to satisfy other obligations of the Company under this Agreement. If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three Business Days after all Events of Default have been cured or waived.

              SECTION 2.07. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Company by promptly crediting the amounts so received, in like funds, to an account of the Company maintained with the Administrative Agent in New York City and designated by the Company in the applicable Borrowing Request or Competitive Bid Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank.

              (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Company a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Company to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Company, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing as of the date of Borrowing. If any interest is paid by the Borrower as described above for any period with respect to any amount funded by the Administrative Agent pursuant to this paragraph, the Borrower shall not be required to pay interest on such amount pursuant to Section 2.13 in respect of such period.

              SECTION 2.08. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Company may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Company may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings, which may not be converted or continued.

              (b) To make an election pursuant to this Section, the Company shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Company were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Company.

              (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

              (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

              (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

              (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Revolving Borrowing; and

              (iv) if the resulting Borrowing is a Eurodollar Revolving Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Revolving Borrowing but does not specify an Interest Period, then the Company shall be deemed to have selected an Interest Period of one month's duration.

              (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

              (e) If the Company fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

              SECTION 2.09. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

              (b) The Company may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $500,000 and not less than $5,000,000 and (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the sum of the Revolving Credit Exposures plus the aggregate principal amount of outstanding Competitive Loans would exceed the total Commitments.

              (c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

              SECTION 2.10. Repayment of Loans; Evidence of Debt. (a) The Borrowers hereby unconditionally promise to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date, and (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Competitive Loan on the last day of the Interest Period applicable to such Loan.

              (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

              (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

              (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

              (e) Any Lender may request that Loans made by it be evidenced by a Note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more Notes in such form payable to the order of the payee named therein.

              SECTION 2.11. Prepayment of Loans. (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section; provided that the Borrowers shall not have the right to prepay any Competitive Loan without the prior consent of the Lender thereof.

              (b) The Company shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment and (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

              (c) If at any time from and after the Closing Date: (i) the Company merges or consolidates with another Person and the Company is not the surviving entity, (ii) any Person and the Company or a Subsidiary merge into the Company or a Subsidiary in a transaction in which the Company or a Subsidiary is the surviving corporation and an Event of Default has occurred as a result thereof or (iii) property management and leasing services for 20% or more of the total number of Projects in which the Company has an ownership interest shall at any time be provided by any Person other than the Company, any of its consolidated Subsidiaries or the Manager or a Wholly Owned Subsidiary of Manager (the date of any such event shall occur being the "Prepayment Date"), the Borrowers shall be required to prepay the Loans in their entirety as if the Prepayment Date were the Maturity Date and the Commitments thereupon shall be terminated. The Borrowers shall immediately make such prepayment together with the interest accrued to the date of the prepayment on the principal amount prepaid and shall return or cause to be returned all Letters of Credit to the Issuing Bank. In connection with the prepayment of any Loan prior to the maturity thereof, the Borrowers shall also pay any applicable expenses pursuant to Section 2.16. Each such prepayment shall be applied to prepay ratably the Loans of the Lenders. Amounts prepaid pursuant to this clause (c) (other than amounts prepaid pursuant to the first sentence of this clause (c)) may not be reborrowed.

              (d) If at any time from and after the Closing Date for any reason the sum of the total Revolving Credit Exposures plus the aggregate amount of outstanding Competitive Loans at any time exceeds the Borrowing Base, then the Borrowers shall prepay a portion of the Loans in the amount of such excess within three Business Days after such excess first occurs. If the prepayment of all Loans does not suffice to eliminate such excess, then the Borrowers shall deposit cash collateral under Section 2.06(j) in the amount of the remaining excess within such three Business Days.

              SECTION 2.12. Fees. (a) During the period from and including the date hereof to but excluding the date on which such Commitment terminates, the Borrowers agree to pay to the Administrative Agent for the account of each Lender (i) in the event that neither Moody's nor S&P has established a rating which is in effect for the Company or for Index Debt, an unused facility fee equal to the Unused Facility Fee Rate on the daily amount of the Unused Commitment of such Lender (the

"Unused Facility Fee Amount") or (ii) in the event Moody's or S&P has established a rating which is in effect for the Company or the Index Debt, a facility fee equal to the Facility Fee Rate on the full amount of the Commitment of such Lender (the "Facility Fee Amount"); provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then the Facility Fee Amounts pursuant to clause (ii) above shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued Unused Facility Fee Amounts and Facility Fee Amounts pursuant to clause (i) or
(ii) above, as the case may be, shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any fees pursuant to clause (i) or (ii) accruing after the date on which the Commitments terminate shall be payable on demand. All fees pursuant to clause (i) or (ii) shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

              (b) The Borrowers agree to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as interest on Eurodollar Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

              (c) The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

              (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of fees pursuant to paragraph (a) above and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

              SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

              (b) The Loans comprising each Eurodollar Borrowing shall bear interest (i) in the case of a Eurodollar Revolving Loan, at the Adjusted LIBO Rate for the Interest Period in effect for such

Borrowing plus the Applicable Rate, or (ii) in the case of a Competitive Loan, at the LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.

              (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

              (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

              (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

              SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

              (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

              (b) the Administrative Agent is advised by the Required Lenders (or, in the case of a Eurodollar Competitive Loan, the Lender that is required to make such Loan) that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing and (iii) any request by the Company for a Eurodollar Competitive Borrowing shall be ineffective; provided that (A) if the circumstances giving rise to such notice do not affect all the Lenders, then requests by the

Company for Eurodollar Competitive Borrowings may be made to Lenders that are not affected thereby and (B) if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

              SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

              (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

              (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

              (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

              (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

              (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

              (e) Notwithstanding the foregoing provisions of this Section, a Lender shall not be entitled to compensation pursuant to this Section in respect of any Competitive Loan if the Change in Law that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Bid pursuant to which such Loan was made.

              SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Revolving Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), (d) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan, or (e) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Administrative Agent and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

              SECTION 2.17. Taxes. (a) Any and all payments by or on account of any obligation of the Borrowers hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrowers shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, each Lender or the Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

              (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

              (c) The Borrowers shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

              (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

              (e) As a condition to becoming a Lender hereunder, any Foreign Lender (including any assignee), that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any of the Borrowers is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate.

              SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrowers shall make each payment required to be made by them hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 380 Madison Avenue, New York, New York, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

              (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

              (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, except pursuant to Section 2.19, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements;

provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrowers consent to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

              (d) Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

              (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b) or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

              SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

              (b) If any Lender requests compensation under Section 2.15, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement (other than any outstanding Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld,
(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans) and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.


                                   ARTICLE III

                         Representations and Warranties

              The Company and each Borrower jointly and severally represent and warrant to the Lenders that:

              SECTION 3.01. Organization; Powers. Each of the Company and its Affiliates is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. Neither the Company nor any of its Affiliates is a "foreign person" within the meaning of Section 1445 of the Code.

              SECTION 3.02. Authorization; Enforceability. (a) The Transactions have been duly authorized by all necessary limited liability company action of the Company and by all necessary partnership action of the Subsidiary Partnerships. The Manager is the Person who executed this Agreement and the other Loan Documents on behalf of the Company and the Manager is the sole Person to whom the right to manage the Company has been delegated by the board of directors of the Company and the Manager has the requisite power and authority to execute and deliver, on behalf of the Company, this Agreement and the other Loan Documents; and the Company has the requisite power and authority to perform this Agreement and the other Loan Documents. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. The admission of the Administrative Agent as a limited partner of each of the Subsidiary Partnerships upon the foreclosure of the pledge provided for in the Pledge Agreement with respect to the limited partnership interests of each Subsidiary Partnership has been duly authorized pursuant to each of the Recognition Agreements and upon the foreclosure by the Administrative Agent of such pledge with respect to the limited partnership interests of any Subsidiary Partnership, the Administrative Agent or its designee will, without further action (other than notice to such Subsidiary Partnership by the Administrative Agent), constitute a duly admitted limited partner of such Subsidiary Partnership.

              (b) Schedule 3.02 contains a diagram indicating the ownership structure of the Company, and any other Person in which the Company holds a direct or indirect partnership, joint venture or other equity interest, indicating the nature of such interest with respect to each Person included in such diagram and accurately sets forth (1) the correct legal name of such Person, the jurisdiction of its incorporation or organization and the jurisdictions in which it is qualified to transact business as a foreign corporation, or otherwise, and (2) the authorized, issued and outstanding shares or interests of each class of securities of the Company. None of such issued and outstanding securities is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options outstanding with respect to such securities, except as noted on such Schedule. The outstanding capital stock of the Company is duly authorized, validly issued, fully paid and nonassessable.

              (c) The Consolidation has been consummated. Fewer than 5% of the limited partnership units in each Predecessor Partnership were exchanged for limited partnership units in the Subsidiary Partnerships. The Company's limited partnership interest in each of the Subsidiary Partnerships is set forth on
Schedule 3.02(A).

              SECTION 3.03. Governmental Approvals; No Conflicts. Except as specified on Schedule 3.03, the Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate, and will not require any consent or approval under, any applicable law or regulation or the certificate of formation, limited liability company agreement, certificate of limited partnership, limited partnership agreement or other organizational documents of the Company or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any of the Company or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien (except in favor of the Administrative Agent, for the benefit of the Secured Parties) on any asset of the Company or any of its Subsidiaries.

              SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Company has heretofore furnished to the Lenders (i) its audited balance sheet as of August 31, 1997, reported on by Coopers & Lybrand L.L.P., independent public accountants, (ii) its pro forma unaudited balance sheets and statements of income as of June 30, 1997 (giving effect to the Consolidation), certified by its chief financial officer; and (iii) its pro forma unaudited statements of income for the year ended December 31, 1996 (giving effect to the Consolidation), certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to (y) to normal and recurring year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above and (z) any pro forma financial statements contained in such consolidated financial statements are not necessarily indicative of the consolidated financial position of the Company and its Subsidiaries, as of the respective dates thereof and the consolidated results of operations for the periods indicated.

              (b) The Company has heretofore furnished to the Lenders (i) the annual audited combined financial statements of the Predecessor Partnerships for the fiscal year ended December 31, 1996, reported on by Coopers & Lybrand L.L.P., independent public accountants, and (ii) unaudited combined financial statements of the Predecessor Partnerships for the period ended September 30, 1997, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position, results of operations, cash flows and partners capital of the Predecessor Partnerships on a combined basis, as of such dates and for such periods in accordance with GAAP, subject to normal, recurring, year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

              (c) Neither the Company nor any of its Subsidiaries has any Contingent Obligation or liability for any taxes, long-term leases or commitments, not reflected in its audited financial statements delivered to the Administrative Agent on or prior to the Closing Date or otherwise disclosed to the Administrative Agent and the Lenders in writing, which will have or is reasonably likely to have a Material Adverse Effect.

              (d) Schedule 3.04 sets forth, as of the date hereof, all Indebtedness of the Company and its Subsidiaries and, except as set forth on
Schedule 3.04, there are no defaults in the payment of principal or interest on any such Indebtedness and no payments thereunder have been deferred or extended beyond their stated maturity and there has been no material change in the type or amount of such Indebtedness.

              (e) Since September 30, 1997, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole.

              SECTION 3.05. Properties. (a) Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

              (b) Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

              SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

              (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

              (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

              SECTION 3.07. Compliance with Laws and Agreements. Each of the Company, and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

              SECTION 3.08. Investment and Holding Company Status. Neither the Company nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

              SECTION 3.09. Taxes. Each of the Company and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

              SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $250,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $250,000 the fair market value of the assets of all such underfunded Plans.

              SECTION 3.11. Disclosure. The Company has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the SEC Reports (as defined hereafter) and none of the reports, financial statements, certificates or other information furnished by or on behalf of the Company and the Subsidiaries to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary, in the aggregate, to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

              SECTION 3.12. Insurance. Schedule 3.12 accurately sets forth all insurance policies and programs in effect as of the Closing Date and thereafter as of the most recently completed fiscal quarter with respect to the Property, assets and business of the Company and its Subsidiaries, specifying for each such policy and program, (i) the amount thereof, (ii) the risks insured against thereby, (iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof, and (v) the expiration date thereof. Such insurance policies and programs are currently in full force and effect, and, together with payment by the insured of scheduled deductible payments, are in amounts sufficient to cover the replacement value of the respective improvements at the Projects of the Company and/or its Subsidiaries.

              SECTION 3.13. Leases. Except as set forth on Schedule 3.13, each Lease pursuant to which the Company or any of its Subsidiaries or Joint Ventures is lessor of a Property (the "Company Leases") constitutes a Triple Net Lease. Except as set forth on Schedule 3.13, all Company Leases are in full force and effect and no party to any of such Company Leases is in default of any payment obligation thereunder or in default thereunder in any other material respect.

              SECTION 3.14. SEC Reports. Since September 30, 1997, the Company and each Predecessor Partnership has filed all forms, reports, statements (including proxy statements) and other documents (such filings by the Company are collectively referred to as the "SEC Reports"), required to be filed by it with the Securities and Exchange Commission. The SEC Reports, including all SEC Reports filed after the date of this Agreement and prior to the Effective Date,
(i) were or will be prepared in all material respects in accordance with the requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the Securities Exchange Commission thereunder applicable to such SEC Reports at the time of filing thereof and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              SECTION 3.15. Lien under Pledge Agreement. The Pledge Agreement, upon execution and delivery by the parties thereto, creates in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable first priority continuing security interest in the Collateral and (i) with respect to the portion of the Collateral, if any, constituting uncertificated securities, upon the due execution and delivery of each of the Recognition Agreements by each of the parties thereto; and (ii) with respect to the portion of the Collateral constituting certificated securities, when certificates representing such securities, together with undated instruments of transfer duly executed in blank shall have been delivered to the Administrative Agent; and (iii) with respect to the portion of the Collateral constituting "accounts" or "general intangibles" (as defined in Section 9-106 of the Uniform Commercial Code), upon filing of appropriate Uniform Commercial Code financing statements with the offices(s) specified in Schedule IV to the Pledge Agreement, each such lien will constitute a fully perfected first priority lien on and security interest in such Collateral, in each case prior and superior in right to that of any other Person. Each lien referred to in this Section 3.15 is and shall be the sole and exclusive lien on the Collateral subject thereto. The Borrowers shall not grant or create (and shall not suffer any other Person to grant or create) any other Lien on any Collateral, whether junior, equal or superior in priority to the liens created by the Loan Documents.

              SECTION 3.16. Representations and Warranties in Loan Documents. All representations and warranties made by the Company and each other Borrower in the Loan Documents are true and correct in all material respects as of the date of this Agreement and as of any date that the Borrowers are expressly obligated to confirm the same under this Agreement.

              SECTION 3.17. Organizational Documents. The documents delivered pursuant to Section 4.01 constitute, as of the Effective Date, true and correct copies of all of the organizational documents of the Company and the Subsidiary Partnerships.

                                   ARTICLE IV

                                   Conditions

              SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

              (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement and all other Loan Documents to which it is a party, signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of each such Loan Document) that such party has signed a counterpart of this Agreement and all other Loan Documents required to be delivered by the Administrative Agent.

              (b) The Administrative Agent shall have received (i) a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Reed Smith Shaw & McClay LLP, counsel for the Company, and (ii) a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Arter & Hadden, special counsel to the Company), substantially in the form of EXHIBIT G-1 AND EXHIBIT G-2, RESPECTIVELY, and covering such other matters relating to the Company, this Agreement or the Transactions as the Required Lenders shall reasonably request. The Company hereby requests such counsel to deliver such opinions.

              (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Company and its Affiliates, the authorization of the Transactions and any other legal matters relating to the Company and its Affiliates, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

              (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

              (e) No change in the business, assets, management, operations, financial condition or prospects of the Company or any of its Properties shall have occurred since December 31, 1997 which change, in the judgment of the Administrative Agent, will have or is reasonably likely to have a Material Adverse Effect.

              (f) Except as disclosed on Schedule 4.01(f), since December 31, 1997, the Company has not and shall not have (i) entered into any (as determined in good faith by the Administrative Agent) commitment or transaction, including, without limitation, transactions for borrowings and capital expenditures, which are not in the ordinary course of the Company's business, (ii) declared or paid any dividends or other distributions, (iii) established compensation or employee benefit plans, or (iv) redeemed or issued any equity Securities.

              (g) Since December 31, 1997, no agreement or license relating to the business, operations or employee relations of the Company or any of its Properties shall have been terminated, modified, revoked, breached or declared to be in default, the termination, modification, revocation, breach or default under which, in the reasonable judgment of the Administrative Agent, would result in a Material Adverse Effect.

              (h) The Administrative Agent shall have received evidence satisfactory to it in its sole discretion that the waivers or consents specified in Schedule 3.03 have been duly obtained.

              (i) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder.

              (j) The Administrative Agent shall have received a completed Borrowing Base Certificate duly executed by the President, a Vice President or a Financial Officer of the Company.

              (k) The Liens granted to the Administrative Agent for the benefit of the Secured Parties pursuant to the Pledge Agreement shall have been perfected in a manner satisfactory to each Lender and the Administrative Agent shall have received all necessary uniform commercial code financing statements and all certificates representing any shares of capital stock, limited liability company interests or partnership interests, notes or other debt or equity securities pledged to the Administrative Agent under the Pledge Agreement, in each case accompanied by undated stock powers or other instruments of transfer satisfactory to the Administrative Agent duly endorsed in blank.

              (l) The Listed Shares shall be listed for trading on the New York Stock Exchange, Inc.

              (m) The parties to each of the Recognition Agreements shall have duly executed and delivered the Recognition Agreements to the Administrative Agent.

              The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

              SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit (such Borrowing, issuance, amendment, renewal or extension referred to herein as a "Credit Event"), is subject to the satisfaction of the following conditions:

              (a) The representations and warranties set forth in this Agreement and the other Loan Documents shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

              (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

              (c) The Borrowers shall not have received written notice from the Required Lenders that an event has occurred since the date of this Agreement which has had, and continues to have, or is reasonable likely to have, a Material Adverse Effect.

              (d) At least ten Business Days (or such lesser period as may be acceptable to the Administrative Agent in its sole discretion in any instance) prior to such Credit Event, the Company shall have provided the Administrative Agent with all information necessary to confirm compliance with the Borrowing Base criteria applicable to such Credit Event, including a pro forma Borrowing Base Certificate showing that all Borrowing Base requirements will be complied with after giving effect to such Credit Event.

              (e) The Administrative Agent shall have received a completed pro forma Borrowing Base Certificate duly executed by the President, a Vice President or a Financial Officer of the Company giving effect to such Credit Event.

              Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.


                                    ARTICLE V

                              Affirmative Covenants

              Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Company and Borrower covenant and agree with the Lenders that:

              SECTION 5.01. Financial Statements and Other Information. The Company will furnish to the Administrative Agent and each Lender:

              (a)   Quarterly Reports.

              (i) Company Quarterly Financial Reports. As soon as practicable, and in any event within forty-five (45) days after the end of each fiscal quarter in each fiscal year (other than the last fiscal quarter in each fiscal year), the Financial Statements of the Company and its subsidiaries on Form 10-Q as at the end of such period and a report setting forth in comparative form the corresponding figures for the corresponding period of the previous fiscal year, certified by a Financial Officer of the Company as fairly presenting the consolidated and, for so long as such statements are prepared in the ordinary course of business, consolidating, financial position of the Company and its Subsidiaries as at the date indicated and the results of their operations and cash flow for the period indicated in accordance with GAAP, subject to normal quarterly adjustments.

              (ii) Quarterly Compliance Certificates. Together with each delivery of any quarterly report pursuant to paragraph (a)(i) of this Section 5.01, an Officer's Certificate of the Company (the "Quarterly Compliance Certificates"), signed by a Financial Officer of the Company representing and certifying (1) that the Financial Officer of the Company signatory thereto has reviewed the terms of the Loan Documents, and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and consolidated and, for so long as such statements are prepared in the ordinary course of business, consolidated, and consolidating financial condition of the Company and its Subsidiaries, during the fiscal quarter covered by such reports, that such review has not disclosed the existence during or at the end of such fiscal quarter, and that such officer does not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event which constitutes a

Default or mandatory prepayment event, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto; (2) the calculations (with such specificity as the Administrative Agent may reasonably request) for the period then ended which demonstrate compliance with the covenants and financial ratios set forth in Article VI and, when applicable, that no Event of Default described in Section 7.01 exists, (3) a schedule of the Company's outstanding Indebtedness, including the amount, maturity, interest rate and amortization requirements, as well as such other information regarding such Indebtedness as may be reasonably requested by the Administrative Agent, (4) a schedule of Total Adjusted EBITDA, (5) a schedule of Adjusted Unencumbered NOI, and (6) calculations, in the form of EXHIBIT I attached hereto, evidencing compliance with each of the financial covenants set forth in Article VI.

              (iii) Quarterly Borrowing Base Certificate. As soon as available and in any event within 30 days after the end of each fiscal quarter of the Company, a completed Borrowing Base Certificate executed by a Financial Officer of the Company or of the Manager on behalf of the Company, as of the last day of such quarter.

              (b)   Annual Reports.

              (i) Company Financial Statements. As soon as practicable, and in any event within ninety (90) days after the end of each fiscal year, (i) the Financial Statements of the Company and its Subsidiaries on Form 10-K as at the end of such fiscal year and a report setting forth in comparative form the corresponding figures from the consolidated Financial Statements of the Company and its Subsidiaries for the prior fiscal year; (ii) a report with respect thereto of Coopers & Lybrand L.L.P. or other independent certified public accountants acceptable to the Administrative Agent, which report shall be unqualified and shall state that such financial statements fairly present the consolidated and, for so long as such statements are prepared in the ordinary course of business, consolidating financial position of each of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which Coopers & Lybrand L.L.P. or any such other independent certified public accountants, if applicable, shall concur and which shall have been disclosed in the notes to such financial statements) (which report shall be subject to the confidentiality limitations set forth herein); and (iii) in the event that the report referred to in clause (ii) above is qualified, a copy of the management letter or any similar report delivered to the Company or to any officer or employee thereof by such independent certified public accountants in connection with such financial statements. The Administrative Agent and each Lender (through the Administrative Agent) may, with the consent of the Company (which consent shall not be unreasonably withheld), communicate directly with such accountants, with any such communication to occur together with a representative of the Company, at the expense of the Administrative Agent (or the Lender requesting such communication), upon reasonable notice and at reasonable times during normal business hours.

              (ii) Annual Compliance Certificates. Together with each delivery of any annual report pursuant to clause (i) of this Section 5.01(b), Officer's Certificates of the Company (the "Annual Compliance Certificate" and, collectively with the Quarterly Compliance Certificate, the "Compliance Certificates"), signed by the Company's Financial Officer, representing and certifying (1) that the officer signatory thereto has reviewed the terms of the Loan Documents, and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions and consolidated and, for so long as such statements are prepared in the ordinary course of business, consolidating financial condition of the Company and its Subsidiaries, during the accounting period covered by such reports, that such review has not disclosed the existence during or at the end of such accounting period, and that such officer does not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event which constitutes a Default or mandatory prepayment event, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto; (2) the calculations (with such specificity as the Administrative Agent may reasonably request) for the period then ended which demonstrate compliance with the covenants and financial ratios set forth in
Article VI and, when applicable, that no Event of Default described in Section
7.01 exists, (3) a schedule of the Company's outstanding Indebtedness including the amount, maturity, interest rate and amortization requirements, as well as such other information regarding such Indebtedness as may be reasonably requested by the Administrative Agent, (4) a schedule of Total Adjusted EBITDA,
(5) a schedule of Adjusted Unencumbered NOI, and (6) calculations, in the form of EXHIBIT H attached hereto, evidencing compliance with each of the financial covenants set forth in Article VI hereof.

              (c) Tenant Bankruptcy Reports. As soon as practicable, and in any event within ninety (90) days after the end of each fiscal year, a written report, in form reasonably satisfactory to the Administrative Agent, of all bankruptcy proceedings filed by or against any tenant of any of the Projects, which tenant occupies two percent (2%) or more of the gross leasable area in the Projects in the aggregate. The Company shall deliver to the Administrative Agent and the Lenders, promptly upon the Company's learning thereof, notice of any bankruptcy proceedings filed by or against, or the cessation of business or operations of, any tenant of any of the Projects which tenant occupies two percent (2%) or more of the gross leasable area in the Projects in the aggregate.

              (d) Concurrently with any delivery of financial statements under clause (b) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines).

              (e) Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

              (f) Within 45 days after the end of each fiscal quarter of the Company, a reasonably detailed description of each acquisition of any Real Property by the Consolidated Businesses or any Joint Venture made during such preceding calendar quarter; all certified by a Financial Officer.

              SECTION 5.02. Notices of Material Events. (a) The Company will furnish to the Administrative Agent and each Lender prompt written notice of the following:

              (i)    the occurrence of any Default;

              (ii) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

              (iii) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $250,000; and

              (iv) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

              (b) The Company shall deliver to the Administrative Agent and the Lenders written notice of each of the following not less than fifteen (15) Business Days prior to the occurrence thereof: (a) a sale, transfer or other disposition of assets, in a single transaction or series of related transactions, for consideration in excess of $30,000,000, (b) an acquisition of assets, in a single transaction or series of related transactions, for consideration in excess of $30,000,000, and (c) the grant of a Lien with respect to assets, in a single transaction or series of related transactions, in connection with Indebtedness aggregating an amount in excess of $30,000,000. In addition, simultaneously with delivery of any such notice, the Company shall deliver to the Administrative Agent a certificate of an Authorized Officer certifying that the Company is in compliance with this Agreement and the other Loan Documents both on a historical basis and on a pro forma basis, exclusive of the property sold, transferred and/or encumbered and inclusive of the property to be acquired or the indebtedness to be incurred. To the extent such proposed transaction would result in a failure to comply with the financial covenants set forth herein, proceeds of such transaction (together with such additional amounts as may be required), in an amount, as determined by the Administrative Agent, equal to that which would be required to reduce the Obligations so that Company will be in compliance with the covenants set forth herein upon the consummation of the contemplated transaction, shall be applied to prepay the Obligations.

              (c) The Company shall promptly notify the Administrative Agent upon obtaining knowledge of the bankruptcy or cessation of operations of any tenant to which greater than two percent (2%) of the Company's share of consolidated minimum rent is attributable.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

              SECTION 5.03. Existence; Conduct of Business. The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business.

              SECTION 5.04. Payment of Obligations. The Company will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

              SECTION 5.05. Maintenance of Properties; Insurance. The Company will, and will cause each of its Subsidiaries to, (a) keep and maintain (or cause to be kept and maintained) all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain (or cause to be maintained), with financially sound and reputable insurance companies, insurance in such amounts and for coverage of general liability and property casualty or a "blanket" or umbrella policy or substantially similar policies and programs as are acceptable to the Administrative Agent.

              SECTION 5.06. Books and Records; Inspection Rights. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

              SECTION 5.07. Compliance with Laws. The Company will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

              SECTION 5.08. Use of Proceeds and Letters of Credit. No Letters of Credit and no part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, U and X. The proceeds of the Loans will be used only for the purposes of:

              (a) acquisition of Projects or Joint Venture Holdings,

              (b) renovation of Properties owned by the Company or its consolidated Subsidiaries;

              (c) funding of TI Work and Tenant Allowances;

              (d) financing expansions, renovations and new construction related to Properties owned by the Company or its consolidated Subsidiaries;

              (e) refinancing or repayment of existing or future Indebtedness for borrowed money;

              (f) working capital needs of the Company, provided, however, that in no event, shall more than $20,000,000 be advanced for working capital (it being understood that the use of Loan proceeds specified in paragraph (e) above shall not constitute an advance for working capital).

              (g) investments in Mortgage Assets; and

              (h) redemptions or purchases (x) by the Company of Listed Shares or (y) by the Company or any Subsidiary Partnership of Subsidiary Partnership Interests.

              SECTION 5.09. Company Status. The Company shall at all times (i) remain a publicly traded company with securities listed on the New York Stock Exchange; (ii) retain direct or indirect control of each of the Subsidiary Partnerships; and (iii) maintain a minimum equity interest (voting and economic) of not less than that owned as of the date hereof and set forth on Schedule 3.02A.

              SECTION 5.10. Subordination. The Company shall cause the Manager to subordinate its right to the Management Fee to the Obligations to the extent set forth in the form of Subordination Agreement attached hereto as EXHIBIT J; provided, however, that so long as no Event of Default has occurred which is continuing or any other Event of Default has occurred which is continuing, the Manager shall be entitled to receive the Management Fee pursuant to the terms of the Management Agreement.

              SECTION 5.11 Further Assurances. The Company shall deliver the Pledge Agreement, the Recognition Agreements and other collateral documents (all of which shall be deemed part of the Security Documents), in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent acting on behalf of the Lenders may reasonably request from time to time for the purpose of granting to, or maintaining or perfecting in favor of the Secured Parties, first and exclusive security interests in any of the Collateral, together with other reasonable assurances as to the enforceability and priority of the Liens under the Security Documents and assurances of due recording and documentation of copies of the Security Documents, as the Administrative Agent may reasonably require to avoid impairment of the Liens and security interests granted or purported to be granted pursuant to the Security Documents.


                                   ARTICLE VI

                               Negative Covenants

              Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrowers covenant and agree with the Lenders that:

              SECTION 6.01. Indebtedness and Other Financial Covenants.

              (a) Indebtedness. As of the first day of each calendar quarter,
         (i) Total Outstanding Indebtedness shall not exceed fifty-five percent (55%) of Total Value ("Total Outstanding Indebtedness Limitation"), or
         (ii) the sum, without duplication, of Secured Indebtedness of the Company and of the Subsidiaries plus Secured Indebtedness of the Joint Ventures (with appropriate adjustments for minority interests) allocable in accordance with GAAP to the Company or any Subsidiary (with appropriate adjustments for minority interests) shall not exceed forty percent (40%) of the Total Value ("Total Secured Outstanding Indebtedness Limitation").

              (b) Minimum Combined Equity Value. The Combined Equity Value as of the last day of each fiscal quarter shall be not less than $400,000,000, plus an amount equal to eighty-five percent (85%) of the Fair Market Value of all Net Offering Proceeds received by the Company after the date hereof.

              (c) Minimum Consolidated Interest Coverage Ratio. As of the first day of each calendar quarter for the immediately preceding calendar quarter, the ratio of (i) the sum of Adjusted NOI for such preceding calendar quarter, to (ii) Total Interest Expense for such quarter shall not be less than 2.25 to 1.0.

              (d) Minimum Unsecured Interest Coverage Ratio. As of the first day of each calendar quarter, the ratio of (i) Adjusted Unencumbered NOI for the preceding calendar quarter to (ii) Unsecured Interest Expense for the preceding calendar quarter shall not be less than 2.5 to 1.0.

              (e) Minimum Adjusted Unencumbered NOI. As of the first day of each calendar quarter, Total Unsecured Outstanding Indebtedness shall not exceed 55% of the sum of (i) Adjusted Unencumbered NOI in respect of Unencumbered Eligible Projects owned for at least four fiscal quarters prior to the date of determination for the immediately preceding four fiscal quarters divided by .10; and (ii) for Unencumbered Eligible Projects owned for less than four fiscal quarters at the date of determination, the investment (at historical cost, without depreciation) by the Company and/or its Subsidiaries (with appropriate adjustments for minority interests).

              (f) Minimum Fixed Charge Coverage Ratio. As of the first day of each calendar quarter, the ratio of (i) Total Adjusted EBITDA for the preceding calendar quarter, to (ii) Fixed Charges for the preceding calendar quarter shall not be less than 2.0 to 1.0.

              (g) Maximum Dividend Payout Ratio. The Company shall not make any Restricted Payment during any fiscal quarter, which, when added to all Restricted Payments made during the three immediately preceding fiscal quarters, exceeds ninety percent (90%) of Total Adjusted EBITDA for the four preceding fiscal quarters. For purposes of this provision, "Restricted Payment" means (i) any dividend or other distribution on any equity securities of the Company (except dividends payable solely in equity securities of the Company or in rights to subscribe for or purchase equity securities of the Company) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any equity securities of the Company or (b) any option, warrant or other right to acquire equity securities of the Company.

              (h) Recourse Indebtedness. The Company will not create, incur, assume or permit to exist any Secured Indebtedness other than Nonrecourse Indebtedness. The Company will not permit any Subsidiary to, and no Subsidiary shall, create, incur, assume or permit to exist any Indebtedness other than (i) Indebtedness of any Subsidiary to the Company evidenced by a promissory note (an "Intercompany Note") in the form of EXHIBIT K hereto, (ii) Nonrecourse Indebtedness, and (iii) Indebtedness of a Subsidiary (other than a Subsidiary Partnership) to a Subsidiary (other than a Subsidiary Partnership).

              (i) Leveraged Assets. Notwithstanding any other provision of this
         Section 6.01, Lease Value, Non-Recourse Indebtedness, Adjusted NOI and Adjusted EBITDA in respect of Leveraged Assets shall be excluded from the calculations made pursuant Section 6.01(a) through (g), inclusive; provided, that the exclusion of such Leveraged Assets from such calculations shall in no event reduce the amount of such Lease Value, Non-Recourse Indebtedness, Adjusted NOI and Adjusted EBITDA by more than 10% of the amount of Lease Value, Non-Recourse Indebtedness, Adjusted NOI and Adjusted EBITDA that would have been derived had such Leveraged Assets not been so excluded; and provided further, that, subject to the following sentence, to the extent that a Leveraged Asset is excluded in accordance with the foregoing, such Leveraged Asset shall be excluded for all purposes of such calculations. For purposes of (i) the calculation set forth in Section 6.01(c), Adjusted NOI attributable to Leveraged Assets, reduced by the amount of all interest expense paid, accrued and/or capitalized in respect of such Leveraged Assets, shall be included in the calculation of total Adjusted NOI (such amount of Adjusted NOI from Leveraged Assets (as so reduced by interest paid, accrued and/or capitalized in respect of such Leveraged Assets) so included not to exceed 5% of total Adjusted NOI); and (ii) the calculation set forth in Section 6.01(f), Adjusted EBITDA attributable to Leveraged Assets, reduced by the amount of all interest expense paid, accrued and/or capitalized in respect of such Leveraged Assets, shall be included in the calculation of Total Adjusted EBITDA (such amount of Adjusted EBITDA from Leveraged Assets (as so reduced by interest paid, accrued and/or capitalized in respect of such Leveraged Assets) so included not to exceed 5% of Total Adjusted EBITDA).

              (j) Negative Pledge. From and after the date hereof, no Borrower shall enter into, and the Company will not permit any Subsidiary to enter into, and no Subsidiary shall enter into, any agreement containing any provision prohibiting the creation or assumption of any Lien upon its properties (other than mechanics liens or judgment liens not more than 30 days past due and other than with respect to prohibitions on liens set forth in a mortgage on a particular property), revenues or assets, whether now owned or hereafter acquired, or restricting the ability of the Company or any Borrower to amend or modify this Agreement or any other Loan Document.

              (k) Pro Forma Calculations. The Company shall comply with the financial ratios set forth in this Section 6.01 as of the date of each Borrowing. The Company shall recalculate the financial ratios by adding the amount equal to such Borrowing to the Indebtedness reflected on the most recently available financial statements, and adding thereto any Indebtedness incurred since the date of such financial statement and adding thereto the value of such assets (determined at cost) acquired with such Indebtedness to Total Value. The Company shall deliver an Officer's Certificate, signed by the Financial Officer of the Company, certifying that the pro forma calculations as of the date of such Borrowing demonstrate the Company's compliance with the covenants and financial ratios set forth in this Section 6.01.

              SECTION 6.02. Liens. No Borrower shall and the Company will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

              (a) Permitted Encumbrances;

              (b) Liens with respect to Capital Leases of Equipment entered into in the ordinary course of business of the Company pursuant to which the aggregate Indebtedness under such Capital Leases does not exceed $50,000 for any Project; and

              (c) Liens securing Secured Indebtedness the incurrence of which is not prohibited by Article VI.

Notwithstanding the foregoing, the Company shall not in any event create, incur, assume or permit to exist any Lien on the Collateral, except pursuant to the Loan Documents.

              SECTION 6.03. Fundamental Changes. (a) No Borrower shall, and the Company will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except (i) in connection with the issuance, transfer, conversion or repurchase of limited liability company interests in the Company, (ii) if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing any Person may merge into the Company or a Subsidiary in a transaction in which the Company or a Subsidiary is the surviving corporation,
(iii) any Subsidiary may merge with any other Subsidiary; provided, that if any Subsidiary shall be merged with a Subsidiary Partnership, the surviving Subsidiary shall be the Subsidiary Partnership or shall become a

Borrower under this Agreement and (iv) the sale of stock of a Subsidiary (other than a Subsidiary Partnership), subject to the limitations set forth in Section 5.02(b).

              (b) No Borrower shall, and the Company will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

              SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. No Borrower shall, and the Company will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

              (a)  Permitted Investments;

              (b)  investments in Real Property;

              (c)  investments (including loans) in or to the Subsidiaries;

              (d)  investments in Joint Ventures which are not Subsidiaries;

              (e) investments in notes secured by mortgages on any Real Property of any Person;

              (f)  investments in Real Property under construction;

              (g)  investments in Permitted REIT Investments;

              (h)  investments in Marketable Securities; and

              (i) investments in securities of tenants under Leases, including any capital stock, warrants, stock options or other equity securities of such tenants and any underlying security thereof, acquired in connection with or arising out of a leasing transaction with such tenant and any subsequent exercise of such warrant or stock options and the ownership of such underlying security thereof.

Notwithstanding the foregoing, the investments set forth above shall be limited in the following manner: (i) the aggregate investments of the types set forth in clauses (d) through (f) (other than, in the case of clause (f), Real Property under construction that is being built to suit a tenant under an Eligible Lease, which shall be without limitation), shall not exceed 15% of Total Value for any single type of such investment or 20% of Total Value for all such types of investments; (ii) the aggregate investments of the type set forth in clause (g) above shall not exceed $50,000,000 (valued at historical cost); and (iii) the aggregate investments by the Company and its consolidated Subsidiaries of the type set forth in clause (h) above shall not exceed $50,000,000.

              SECTION 6.05. Hedging Agreements. No Borrower shall, and the Company will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Company or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

              SECTION 6.06. Control of Manager. W.P. Carey & Co., Inc. shall maintain Control at all times of the Manager, prior to the date, if any, W. P. Carey & Co., Inc. or the Manager is merged into the Company; provided that the foregoing limitation shall not prohibit the merger of W.P. Carey & Co. Inc. or the Manager with and into the Company.

              SECTION 6.07. Margin Regulations; Securities Laws. Neither the Company nor any of its Subsidiaries shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.

              SECTION 6.08. Transactions with Affiliates. Neither the Company nor any of its Subsidiaries shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder or holders of more than five percent (5%) of any class of equity securities of the Company, or with any Affiliate of the Company which is not its Subsidiary, on terms that are determined by the board of directors of the Company to be less favorable to the Company or any of its Subsidiaries, as applicable, than those that might be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate. Nothing contained in this Section 6.08 shall prohibit (a) increases in compensation and benefits for officers and employees of the Company or any of its Subsidiaries which are customary in the industry or consistent with the past business practice of the Company or such Subsidiary, provided that no Default has occurred and is continuing; (b) payment of customary partners' indemnities; or (c) performance of any obligations arising under the Loan Documents, (d) subject to Section 6.09, transactions pursuant to the Management Agreement, and (e) any Restricted Payment permitted by Section 6.01.

              SECTION 6.09. Management Agreement. No Borrower shall, and the Company will not permit any of its Subsidiaries to, consent to any amendment, supplement, amendment and restatement, waiver or other modification of any of, or enter into any forbearance from exercising any rights with respect to, the terms or provisions contained in, or applicable to, the Management Agreement or any schedules, exhibits or agreements related thereto, in each case which amendment, supplement, amendment and restatement, waiver, modification, or forbearance would adversely affect the Company's ability to perform hereunder or which would increase the Company's or any of its Subsidiaries' obligations or liabilities, contingent or otherwise (other than adjustments made pursuant to the terms of the Management Agreement), except for such amendments, supplements, amendments and restatements, waivers, modifications or acts of forbearance which, in the reasonable judgment of the Required Lenders, would not be likely to detrimentally and materially affect the Company and any of its Subsidiaries, or the rights, benefits or interests of the Administrative Agent, the Issuing Bank or the Lenders.


                                   ARTICLE VII

                                Events of Default

              SECTION 7.01. If any of the following events ("Events of Default") shall occur:

              (a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

              (b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

              (c) any representation or warranty made or deemed made by or on behalf of the Company or any Subsidiary in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been incorrect when made or deemed made or furnished;

              (d) the Company or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Article V or in
         Article VI or any covenant, condition or agreement in any Loan Document that becomes effective upon an Event of Default;

              (e) the Company or any Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender);

              (f) the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

              (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to Secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness unless prohibited by this Agreement;

              (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

              (i) the Company or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect,
         (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

              (j) the Company or any Subsidiary shall become unable, admit in writing or fail generally to pay its debts as they become due;

              (k) one or more judgments for the payment of money in an aggregate amount in excess of $3,000,000 (excluding judgments entered in respect of Nonrecourse Indebtedness) shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;

              (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company or any Subsidiary in an aggregate amount exceeding (i) $250,000 in any year or (ii) $500,000 for all periods;

              (m) a Change in Control shall occur;

              (n) an event shall occur which has a Material Adverse Effect;

              (o) the Company shall merge or liquidate with or into any other Person and, as a result thereof and after giving effect thereto, (i) the Company is not the surviving Person or (ii) such merger or liquidation would effect an acquisition of or investment in any Person not otherwise permitted under the terms of this Agreement;

              (p) the Company or the Manager shall breach in any material respect any material provision of the Management Agreement and such breach shall continue unremedied for a period of 30 days; or

              (q) a security interest purported to be created by any Security Document shall cease to be, or shall be asserted by any Borrower not to be, a valid, perfected, first priority security interest in the rights, securities, assets, properties or other Collateral covered thereby, or shall fail to constitute the sole and exclusive Lien on the Collateral covered thereby; or any Borrower takes or authorizes any action that impairs or otherwise adversely affects the Collateral (or any part thereof) or any rights or remedies of the Secured Parties to enforce and realize upon such Collateral; or the legality, validity or enforceability of any Loan Document shall be contested by any Borrower, then, and in every such event (other than an event with respect to the Company described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take one or more of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company (iii) require cash collateral as contemplated by
Section 2.06(j), and (iv) enforce any rights and exercise any rights and remedies available under any Loan Document or otherwise; and in the case of any event with respect to the Borrowers described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.


                                  ARTICLE VIII

                            The Administrative Agent

              SECTION 8.01. Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

              The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

              The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Company or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

              The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

              The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

              Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and
Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

              Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX

                                  Miscellaneous

              SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

              (a) if to the Company or any Borrower, to it at Carey Diversified LLC, c/o W.P. Carey & Co., Inc., 50 Rockefeller Plaza, New York, New York 10020, Attention of Steven Berzin, Chief Financial Officer (Telecopy No. 212-977-3022);

              (b) if to the Administrative Agent, to The Chase Manhattan Bank, One Chase Manhattan Plaza, 8th Floor, New York, New York 10005,
         Attention: Loan and Agency Services (Telecopy No. (212) 552-5701), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York 10017, Attention of William C. Veits, Esq. (Telecopy No. (212) 270-1268);

              (c) if to the Issuing Bank, to The Chase Manhattan Bank, One Chase Manhattan Plaza, 8th Floor, New York, New York 10005, Attention: Loan and Agency Services (Telecopy No. (212) 552-5701); and

              (d) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

              SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Company or any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

              (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or by the Company and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) release any lien upon any of the Collateral, or (vi) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder without, in addition, the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be; provided, further, (x) that Schedule 3.13 may be amended by the Company without the consent of the Required Lenders, solely to update such schedule to include or exclude Leases listed therein which constitute or cease to constitute Triple Net Leases, and (y) Schedules 3.02 and 4.01(f) may be amended by the Company without the consent of the Required Lenders solely to update the information contained therein.

              SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and
(iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

              (b) The Borrowers shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee.

              (c) To the extent that any Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Issuing Bank, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Bank in its capacity as such.

              (d) To the extent permitted by applicable law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

              (e) All amounts due under this Section shall be payable promptly after written demand therefor.

              SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

              (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that
(i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrowers and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its LC Exposure, the Issuing Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld),
(ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not apply to rights in respect of outstanding Competitive Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Company otherwise required under this paragraph shall not be required if an Event of Default under Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph
(d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement arising from and after the date of such assignment (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

              (c) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

              (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

              (e) Any Lender may, without the consent of the Borrowers, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to
Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

              (f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 2.17(e) as though it were a Lender.

              (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

              SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

              SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

              SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

              SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any or all of the Borrowers against any of and all the obligations of the Borrowers now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

              SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

              (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrowers or their properties in the courts of any jurisdiction.

              (c) Each of the Borrowers hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

              (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

              SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER

PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

              SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

              SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder,
(f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Company. For the purposes of this Section, "Information" means all information received from the Company relating to the Company or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

              SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.


                                    ARTICLE X

                               Multiple Borrowers

              Each Borrower agrees (including any New Borrower) that the representations and warranties made by, and the liabilities, obligations and covenants of and applicable to, any or all of the Borrowers under this Agreement, shall be in every case (whether or not specifically so stated in each such case herein) joint and several in all circumstances. Every notice by or to the Company shall be deemed also to constitute simultaneous notice by and to each other Borrower, every act or omission by any Borrower also shall be deemed an act or omission of each other Borrower and shall be binding upon each other Borrower, and the Administrative Agent, the Issuing Bank and the Lenders are fully authorized by each Borrower to act and rely also upon the representations and warranties, covenants, notices, acts and omissions of each other Borrower. Without limiting the generality of the foregoing, each Borrower agrees that the obligations of such Borrower hereunder and under the other Loan Documents shall be enforceable against such Borrower notwithstanding that this Agreement or any other Loan Document may be unenforceable in any respect against any other Borrower.


                                   ARTICLE XI

                                 REIT Conversion

              The Company has advised the Lenders that the Company is contemplating a transaction whereby the Company may become controlled by an entity which will elect to become taxable as a REIT for federal income tax purposes. The Lenders acknowledge that the Company may elect to pursue such a transaction and that such transaction may require amendments to the provisions contained herein relating to mergers or other business combinations and relating to the payment of dividends by the Company or the Subsidiaries. To the extent that any such contemplated transaction requires such amendments, the Lenders shall not unreasonably withhold or condition their consent to such amendments and shall not impose any fee for reviewing and/or approving any proposed REIT conversion requiring only such amendments, although the Company acknowledges that it will pay the Lenders' costs and expenses, including attorneys fees and costs, in reviewing any such proposed transaction.

              Notwithstanding the foregoing paragraph, it is understood by the parties hereto that the Company has not made any request related to any particular transaction, or otherwise related to the foregoing, to the Lenders or submitted any plan or proposal with respect thereto to the Lenders. This Article shall not constitute the consent of the Lenders to such a contemplated transaction, nor the approval of such a transaction or the Lenders' agreement to modify, amend or waive any provision hereof or any other Loan Document.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       CAREY DIVERSIFIED LLC

                                       By:  CAREY MANAGEMENT LLC

                                            By:  _______________________________

                                                Name:  John J. Park
                                                Title: Senior Vice President


                                       THE CHASE MANHATTAN BANK, individually
                                            and as Administrative Agent,

                                       By:  ____________________________________
                                            Name: John Mix
                                            Title:   Vice President


                                       CREDITANSTALT CORPORATE
                                            FINANCE, INC., as Lender

                                       By:  ____________________________________
                                            Name:
                                            Title:

                                       By:  ____________________________________
                                            Name:
                                            Title:


                                       THE BANK OF NEW YORK, as Lender and
                                            Documentation Agent

                                       By:  ____________________________________
                                            Name:
                                            Title:

                                  SCHEDULE 2.01

                                  SCHEDULE 3.02

                                 SCHEDULE 3.02A

                                  SCHEDULE 3.03

                                  SCHEDULE 3.04

                                  SCHEDULE 3.06

                                      None.

                                  SCHEDULE 3.12

                                  SCHEDULE 3.13

                                SCHEDULE 4.01(f)

                                    EXHIBIT A

                                    [FORM OF

                            ASSIGNMENT AND ACCEPTANCE

                  Reference is made to the Credit Agreement dated as of [ ] (as amended and in effect on the date hereof, the "Credit Agreement"), among [ ], the Lenders named therein and The Chase Manhattan Bank, as Administrative Agent for the Lenders, The Bank of New York, as Documentation Agent, and Chase Securities, Inc., as Arranger. Terms defined in the Credit Agreement are used herein with the same meanings.

                  The Assignor named on the reverse hereof hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, from the Assignor, effective as of the Date of Assignment ("Assignment Date") set forth below, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the Assignment Date and [Competitive Loans] and Revolving Loans owing to the Assignor which are outstanding on the Assignment Date, together with the participations in Letters of Credit and LC Disbursements held by the Assignor on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights (except as set forth in Section 9.04(b) of the Credit Agreement and be released from its obligations under the Credit Agreement arising from and after the Assignment Date.

                  This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.17(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 9.04(b) of the Credit Agreement.

                  This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

                  Date of Assignment:

                  Legal Name of Assignor:

                  Legal Name of Assignee:

                  Assignee's Address for Notices:

                  Effective Date of Assignment

                  ("Assignment Date"):

-----------------------------------------------------------------------------------------------------------
                                                                        Percentage Assigned of
                                                                        Facility/Commitment (set forth,

                                        Principal Amount                to at least 8 decimals, as a
                                        Assigned (and identifying       percentage of the Facility and
                                        information as to individual    the aggregate Commitments of all
Facility                                Competitive Loans)              Lenders thereunder)
-----------------------------------------------------------------------------------------------------------
Commitment Assigned:                    $                                                               %

-----------------------------------------------------------------------------------------------------------
Revolving Loans:

-----------------------------------------------------------------------------------------------------------
Competitive Loans:

-----------------------------------------------------------------------------------------------------------


The terms set forth above and on the reverse side hereof are hereby agreed to:

                                            [Name of Assignor]   , as Assignor

                                            By:______________________________
                                                   Name:
                                                   Title:

                                            [Name of Assignee]   , as Assignee

                                            By:______________________________
                                                   Name:
                                                   Title:

The undersigned hereby consent to the within assignment: (1)

[Name of Borrower],                            The Chase Manhattan Bank,
as Administrative Agent,

By:______________________________              By:______________________________
       Name:                                          Name:
       Title:                                         Title:

The Chase Manhattan Bank, as
Issuing Bank,

By:______________________________
       Name:

       Title:


(1) Consents to be included to the extent required by Section 9.04(b) of the Credit Agreement.

                                                                       EXHIBIT B

                      [Form of Borrowing Base Certificate]

                  Reference is made to the Credit Agreement, dated as of March 26, 1998 (as modified and supplemented and in effect from time to time, the "Credit Agreement") among Carey Diversified LLC (the "Company"), certain lenders party thereto, The Chase Manhattan Bank, as Issuing Bank and Administrative Agent, The Bank of New York, as Documentation Agent, and Chase Securities, Inc., as Arranger. Unless otherwise indicated, defined terms used herein have the meanings ascribed to them in the Credit Agreement.

                  Pursuant to Section 5.01 of the Credit Agreement, the undersigned, the [President, Vice President or Chief Financial Officer of the Company or the Manager] hereby certifies as follows:

                  This Borrowing Base Certificate has been prepared in accordance with the provisions of the Credit Agreement.

                  This Borrowing Base Certificate and the information attached hereto and the Schedules delivered herewith represent an accurate statement of the matters purported to be set forth herein or therein as of the date set forth above.

                  This Borrowing Base Certificate is accompanied by Annex 1 and backup schedules showing the derivation hereof, as referred to in the Credit Agreement.

                  IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed as of the _____ day of __________, 199___.

                                             By:________________________________
                                             Name:______________________________
                                             Title:_____________________________

                                     Annex 1

"Borrowing Base" means, as of any date, the lesser of (i) $150,000,000 and (ii) an amount equal to (A) the Lease Value less (B) 1.33 multiplied by the amount of Total Unsecured Outstanding Indebtedness (excluding for such purpose only Indebtedness outstanding in respect of Loans) of the Consolidated Businesses.

1.       Lease Value(1):

     (a) Sum of:

         (i)    Unencumbered Lease Value............................................ = $__________
                Unencumbered Lease Value = (as of any date, the sum of the net present value of the projected contractual income, net of the projected expenses to be incurred by landlord, from all Eligible
                Leases of Unencumbered Eligible Projects (with appropriate adjustments with respect to minority interests in Joint Ventures and the Subsidiaries through which such Projects are held to reflect the actual percentage interest of income entitled to be received where the collective ownership interests are less than
                100%), discounted at an annual rate of 10.5%)(2)

                                             multiplied by 75%...................... = $__________

       plus:

         (ii)   Encumbered Lease Value.............................................. = $__________
                Encumbered Lease Value = (as of any date, the sum of the net present value of the projected contractual income, net of the projected expenses to be incurred by landlord, from all Eligible
                Leases of Encumbered Eligible Projects (with appropriate
                adjustments with respect to minority interests in Joint Ventures and the Subsidiaries through which such Projects are held to reflect the




(1) "Lease Value" means, as of any date, the sum of (i) 75% of Unencumbered Lease Value; (ii) the excess, if any, of (A) 75% of Encumbered Lease Value over (B) the amount of all Indebtedness in respect of Properties for which the corresponding Eligible Lease was included in the calculation of Encumbered Lease Value; and (iii) 50% of Residual Proceeds. Solely for purposes of calculating Lease Value, not more than 15% of Lease Value may consist of the sum of (x) amounts calculated pursuant to clause (ii) above;
    (y) the sum of (1) Encumbered Lease Value attributable to Projects that are not 100% owned by the Consolidated Businesses and/or the Subsidiary Partnerships (but only to the extent that the value of such Project is included in clause (ii) above) and (2) Unencumbered Lease Value attributable to Projects that are not 100% owned by the Consolidated Businesses and/or the Subsidiary Partnerships (but only to the extent that the value of such Project is included in clause (i) above) and (z) the amount derived under clause (iii) above. Solely for purposes of calculating Lease Value, not more than 10% of Lease Value may consist of Lease Value attributable to Eligible Leases other than Triple Net Leases.

(2) In determining Unencumbered Lease Value, income from lease extensions under any Lease will be included only if the extension right with respect to such Lease has been unconditionally and irrevocably exercised by the tenant (or the tenant has lost its rights to terminate the lease prior to the automatic extension thereof). In determining the amount of projected contractual income, net of projected expenses to be incurred by landlord, from any Eligible Lease, all amounts attributable to adjustments in rental obligations of a tenant that are contingent (for example, rental increases based upon a specified occupancy rate) or otherwise indeterminate (for example, rental increases based upon index adjustments), shall be excluded.

                actual percentage interest of income entitled to be received where the collective ownership interests are less than 100%), discounted at an annual rate of 10.5%.)(3)

                                             multiplied by 75%...................... = $_________

                    Less amount of all Indebtedness in respect of Properties
                    for which the corresponding Lease Value was included
                    (Schedule 1 attached hereto).................................... = $_________

                                                  equals................................................ = $
                                                                                                            =========

       plus:

         (iii)  Residual Proceeds (Schedule 2 attached hereto)...................... = $_________
                Residual Proceeds = (as of any date, the sum of the projected Net
                Cash Proceeds of the Company and the Subsidiaries (with
                appropriate adjustments to account for minority interests in respect of (i) a Project, (ii) the Subsidiary through which such
                Project is held and (iii) any Joint Venture Holding) to be derived from (x) the exercise of a purchase option by a tenant under a Lease which option has been irrevocably and
                unconditionally exercised, the purchase price has been determined
                (by appraisal or otherwise), the tenant has no right to elect not to close and the closing of which is required to occur within twelve months of the date of determination or (y) an agreement of sale entered into with a tenant where the purchase price has been determined, the tenant has no right to terminate the agreement, there are no conditions to closing thereunder other than delivery of title and the closing will occur within twelve months of the date of determination;)(4)

                                             multiplied by 50%.......................................... = $_________

     (b)     Total Lease Value equals................................................................... = $
                                                                                                            =========


(3) In determining Encumbered Lease Value, income from lease extensions under any Lease will be included only if the extension right with respect to such Lease has been unconditionally and irrevocably exercised by the tenant (or the tenant has lost its rights to terminate the lease prior to the automatic extension thereof). Encumbered Lease Value shall not include any amount in respect of an Encumbered Eligible Project unless the Indebtedness in respect of such Encumbered Eligible Project is less than or equal to 35% of the Encumbered Lease Value for such Encumbered Eligible Project. In determining the amount of projected contractual income, net of projected expenses to be incurred by landlord, from any Eligible Lease, all amounts attributable to adjustments in rental obligations of a tenant that are contingent (for example, rental increases based upon a specified occupancy rate) or otherwise indeterminate (for example, rental increases based upon index adjustments), shall be excluded.


(4) Provided that Net Cash Proceeds from the exercise of any purchase option shall be included in the determination of Residual Proceeds only if the actual price of such option has been determined and the creditworthiness of the tenant exercising such purchase option shall be satisfactory to the Administrative Agent in its sole discretion; provided, that any tenant shall be deemed creditworthy by the Administrative Agent for purposes of this definition if such tenant has been a tenant under a Lease of the Property subject to such option or agreement of sale for at least 3 years, has been timely in its payment of rent and fulfillment of all other obligations under such Lease for the 12 month-period immediately preceding the date of determination and is not the subject of any pending bankruptcy, insolvency or other similar proceeding.

2. Total Unsecured Outstanding Indebtedness (the portion of Total Outstanding Indebtedness that is Unsecured Indebtedness)

   (a)   Total Outstanding Indebtedness is the sum of:

     (i)    As of any date, the sum, without duplication, of (i) the
            amount of Indebtedness of the Company and/or its
            Subsidiaries set forth on the then most recent quarterly
            financial statements of the Company, prepared in accordance with GAAP, plus any additional Indebtedness incurred by the
            Company and/or its Subsidiaries since the time of such
            statements (with appropriate adjustments for minority
            interests).............................................................. = $__________

      plus:

     (ii)  the outstanding amount of Joint Venture Indebtedness allocable in accordance with GAAP on account of ownership
            of Joint Venture Holdings to any of the Company and/or its
            Subsidiaries as of the time of determination (with
            appropriate adjustments for minority interests) (Schedule 3 attached
            hereto)................................................................. = $___________

      plus:

     (iii)  the Contingent Obligations of the Company and/or its Subsidiaries
            and, to the extent allocable to the Company and/or its Subsidiaries in accordance with GAAP on account of ownership of Joint Venture
            Holdings, of the Joint Ventures (with appropriate adjustments for minority
            interests).............................................................. = $___________

     (b)   Total Outstanding Indebtedness........................................... = $
                                                                                        ===========

     (c)   Portion of Total Outstanding Indebtedness which is Unsecured................................ = $
                                                                                                           ===========
3.       Borrowing Base

     (a) Lesser of

         (i)  $150,000,000..........................................................   $150,000,000

       OR;

         (ii)     Lease Value (Item 1(b))...........................................   $___________
                  minus:
                  Total Unsecured Outstanding Indebtedness
                  (Item 2(c)) multiplied by 1.33....................................   $___________

                                            equals..................................................... = $___________

                                    Borrowing Base(5).................................................. = $
                                                                                                           ===========

(5)  Borrowing Base = Lesser of  items 3(a)(i) and 3(a)(ii).

                                                                       EXHIBIT C

                           [Form of Borrowing Request]

                                                               __________, 199__

The Chase Manhattan Bank, as Administrative Agent
for the Lenders party to the Credit Agreement
referred to below
380 Madison Avenue
New York, New York  10017

Attention:        Charles Hoagland

Ladies and Gentlemen:

         Reference is hereby made to that certain Credit Agreement dated as of March 26, 1998 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among Carey Diversified LLC, the Lenders party thereto, The Chase Manhattan Bank, as Issuing Bank and Administrative Agent, The Bank of New York, as Documentation Agent, and Chase Securities, Inc., as Arranger.

         The Borrower hereby gives you notice, irrevocably, pursuant to Section
2.03 of the Credit Agreement that the Borrower hereby requests a Borrowing under the Credit Agreement and, in that connection, sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required pursuant to the terms of the Credit Agreement:

         (i) The funding date (which shall be a Business Day) of the Proposed Borrowing is ____________, 199__.

         (ii) The aggregate amount of the Proposed Borrowing is $__________.(1)

         (iii) The Revolving Credit Exposure as of the date of this Notice of Borrowing is $__________.

         (iv) The proposed Borrowing will be a [Eurodollar Revolving Borrowing] [ABR


(1) Such amount for any Eurodollar Revolving Borrowing must be in a minimum amount of $3,000,000 and in integral multiples of $500,000 in excess of that amount. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $3,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement.

Borrowing].

         (v) The requested Interest Period for the Proposed Borrowing which is a Eurodollar Borrowing is from __________ and ending __________ (for a total of _____ months).(2)

         The Borrower hereby directs the Administrative Agent to disburse the proceeds of the Loans comprising the Proposed Borrowing on the funding date therefor as set forth on Schedule 1 attached hereto and made a part hereof, whereupon the proceeds of such Loans shall be deemed received by or for the benefit of the Borrower.

         The Borrower hereby certifies that the conditions precedent contained in Sections 4.01 and 4.02 of the Credit Agreement are satisfied on the date hereof and will be satisfied on the funding date of the Proposed Borrowing.

                                          CAREY DIVERSIFIED LLC

                                          By:  Carey Management LLC

                                                 By:___________________________
                                                 Name:
                                                 Title:

(2) To be specified if the proposed Borrowing is a Eurodollar Revolving Borrowing. Such Interest Period must comply with the provisions of Section
    2.08 of the Credit Agreement.

                                   SCHEDULE 1

                                       to

                                Borrowing Request

                             dated __________, 199__

                        [Insert disbursement directions]

                                                                       EXHIBIT D

                                  Form of Note
                                       to
                  Credit Agreement dated as of March 26 , 1998



$__________                                                   New York, New York
                                                                  March __, 1998

                  FOR VALUE RECEIVED, Carey Diversified LLC, a Delaware limited liability company (the "Borrower"), promises to pay to the order of _______________ (the "Lender"), the unpaid principal amount of each Loan made by the Lender to the Borrower on the dates and at the rate or rates provided for pursuant to the Credit Agreement referred to below. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of the Administrative Agent (as such terms are defined in the Credit Agreement).

                  All Loans made by the Lender, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Lender and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                  This Note is one of the Notes referred to in the Credit Agreement, dated as of March 26, 1998, among the Borrower, the institutions from time to time party thereto, The Chase Manhattan Bank, as Administrative Agent, The Bank of New York, as Documentation Agent, and Chase Securities, Inc., as Arranger (as the same may be amended, supplemented, restated, or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. This Note is secured as provided in the Security Documents described in the Credit Agreement. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof upon the happening of certain events.

                  THIS NOTE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

                                     BORROWER:

                                     Carey Diversified LLC,
                                     a Delaware limited liability company

                                     By:   Carey Management LLC

                                       By: _____________________________________
                                           Name:    John J. Park
                                           Title:   Senior Vice President

                         LOANS AND PAYMENTS OF PRINCIPAL

                                       Amount of
             Amount of     Type of     Principal     Maturity     Notation
    Date       Loan         Loan        Repaid        Date        Made By
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                       EXHIBIT E

                                PLEDGE AGREEMENT

PLEDGE AGREEMENT

                  PLEDGE AGREEMENT (as it may be amended, supplemented, or otherwise modified from time to time, this "Agreement") dated as of March 26, 1998 made by Carey Diversified LLC, a Delaware limited liability company (the "Company"), in favor of THE CHASE MANHATTAN BANK, as Administrative Agent (in such capacity, the "Administrative Agent"), for the benefit of the Secured Parties (as defined in the Credit Agreement referred to below).

                  Reference is hereby made to the Credit Agreement dated as of March 26, 1998 (as amended, supplemented, or otherwise modified from time to time, the "Credit Agreement") among Carey Diversified LLC, the Lenders party thereto, The Chase Manhattan Bank, as Issuing Bank, and The Chase Manhattan Bank, as Administrative Agent, and The Bank of New York, as Documentation Agent. Terms used herein as defined terms and not otherwise defined herein shall have the meanings given thereto in the Credit Agreement.

                  The Secured Parties have agreed to make Loans to the Borrowers, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrowers, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The obligations of the Secured Parties to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned on, among other things, the execution and delivery by the Company of an agreement in the form hereof.

                  The Company hereby agrees in favor of the Administrative Agent, for the benefit of the Secured Parties, as follows:

                  1. Grant of Security Interests; Certain Definitions. As security for the payment and performance in full of all of the obligations and liabilities of the Company under any Loan Document to which the Company is a party (excluding contingent obligations pursuant to Section 9.03 of the Credit Agreement arising after the termination of the Lenders' Commitments) (the "Obligations"), the Company does hereby grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a first and exclusive continuing lien on and security interest in the property and property rights listed on Schedule I hereto (hereinafter called the "Collateral"). For purposes of this Agreement, the terms "Subsidiary Partnership" and "Subsidiary Documents" shall have the meanings given thereto in Schedule I. The Company shall not grant or suffer to exist any other lien on or security interest in, or any other claim or encumbrance affecting, the Collateral or any part thereof.

                  2. Assurances; Subsidiary Documents. (a) At any time and from time to time, upon demand of the Administrative Agent, at the Company's sole expense, the Company will give, execute, file and record, or cause the same to be done by other parties, any and all notices, financing statements, financing statement amendments, continuation statements, instruments, documents or agreements that the Administrative Agent may consider reasonably necessary to create, confirm, preserve, maintain, continue, perfect or validate, or establish the priority of, the security interest granted hereunder or to enable the Administrative Agent to exercise or enforce its rights hereunder with respect to such lien and security interest.

                  (b) The Company has heretofore and/or contemporaneously herewith furnished the Administrative Agent with true and correct copies of the Subsidiary Documents (including originals of any certificates or other instruments evidencing or representing any of the Collateral (each in transferable form, duly endorsed if required or accompanied by executed undated instruments of transfer in blank)). Without in any way impairing any applicable restrictions on the rights of any Persons to in any way amend or modify any of the Subsidiary Documents, the Company agrees promptly to furnish the Administrative Agent with a copy of any amendment to or other modification of any of the Subsidiary Documents.

         3. Representations; Warranties; Covenants. The Company hereby represents, warrants and covenants, to and with the Administrative Agent and for the benefit of the Secured Parties, that:

                  (a) Except for the security interest granted to the Administrative Agent hereunder, the Company (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Collateral hereunder, (ii) holds in the manner aforesaid the Collateral hereunder free and clear of all liens, claims, charges, restrictions, encumbrances, security interests or voting agreements or trusts of any kind or nature, and has not authorized and will not authorize (except in favor of the Administrative Agent and the Secured Parties) the filing of any financing statement or other similar notice, covering the Collateral or any part thereof, and (iii) will not make or suffer any assignment or pledge, or create or suffer the creation of any lien, claim, charge, encumbrance or security interest affecting, or voting agreement or trust with respect to, the Collateral or any part thereof.

                  (b) Other than the Subsidiary Documents and the Intercompany Notes, there are no certificates or other instruments or documents evidencing or representing any of the Collateral, and the Company will cause any and all instruments, documents, or certificates hereafter issued evidencing or representing such Collateral (each in transferable form, duly endorsed if required or accompanied by executed undated instruments of transfer in blank satisfactory to the Administrative Agent) to be forthwith delivered to and deposited with the Administrative Agent in pledge hereunder (and held apart separately in trust for the benefit of the Administrative Agent and the Secured Parties pending such delivery). There are no certificates or other instruments or documents evidencing or representing any of the interests in any of the Subsidiary Partnerships and the interests in the Subsidiary Partnerships have not been represented by any certificates since the issuance thereof and at all times subsequent thereto and including the date of this Agreement. The interests in each of the Subsidiary Partnerships are not "certificated securities" nor are the interests in the Subsidiary Partnerships credited to a "securities account" within the meaning of the Uniform Commercial Code. After giving effect to this Agreement, the Recognition Agreements and the other Loan Documents contemplated hereby and thereby, no Person other than the Administrative Agent has "control" within the meaning of Article 8 of the Uniform Commercial Code in respect of securities if any, issued by any Subsidiary Partnership constituting Collateral. None of the Subsidiary Partnerships has elected to have the interests in the Subsidiary Partnerships governed by Article 8 of the Uniform Commercial Code. The Company shall not permit or suffer (i) the interests in the Subsidiary Partnerships to be represented by any certificates or otherwise become "certificated securities" or the interests in the Subsidiary Partnerships to be credited to a "securities account" within the meaning of the Uniform Commercial Code or (ii) any Person other than the Administrative Agent to have "control" within the meaning of Article 8 of the Uniform Commercial Code in respect of securities, if any, issued by any Subsidiary Partnership constituting Collateral. The Company will not cause or elect to have the interests in the Subsidiary Partnerships to be governed by Article 8 of the Uniform Commercial Code.

                  (c) The Company (i) has, and at all times will have, good right and legal authority to grant a security interest in the Collateral in the manner hereby contemplated and (ii) will defend its and the Administrative Agent's and the Secured Parties' title and interest thereto or therein, against any and all attachments, liens, claims, charges, encumbrances, security interests, agreements, trusts, or other impediments of any nature, however arising, of all Persons whomsoever.

                  (d) No consent or approval of any governmental body or regulatory authority or any securities exchange is necessary for the validity of the grant of the security interest effected hereby, nor does the entering into or performance hereunder by the Company constitute a default under the terms of any indenture, agreement, instrument or document, or any order or decree of any court, tribunal, or other Person or body, to which the Company is a party or by which the Company or any Subsidiary Partnership or the property of any thereof is bound or affected, except as set forth in Section 3.03 of the Credit Agreement.

                  (e) The execution and delivery of this Agreement by the Company is effective to vest in the Administrative Agent for the benefit of the Secured Parties the rights in the Collateral as set forth herein. Without limiting the foregoing, upon execution and delivery hereof, the Administrative Agent shall have a valid and enforceable first priority continuing security interest in the Collateral and (i) with respect to the portion of the Collateral, if any, constituting uncertificated securities, upon the due execution and delivery of each of the Recognition Agreements by each of the parties thereto; and (ii) with respect to the portion of the Collateral constituting certificated securities, when certificates representing such securities, together with undated instruments of transfer duly executed in blank shall have been delivered to the Administrative Agent; and (iii) with respect to the portion of the Collateral constituting "accounts" or "general intangibles" (as defined in Section 9-106 of the Uniform Commercial Code), upon filing of appropriate Uniform Commercial Code financing statements with the offices(s) specified in Schedule IV hereto, each such lien will constitute a fully perfected first priority lien on and security interest in such Collateral, in each case prior and superior in right to that of any other Person.

                  (f) Except as set forth in Schedule III, there are no (i) calls or other required contributions (of cash or other property) or loans or letters of credit or guaranties or other accommodations for or in respect of which the Company is obligated, that have not been fully paid, made, or provided in respect of the Company's interest in each of the Subsidiary Partnerships, or
(ii) loans payable to partners (other than the Company) in any of the Subsidiary Partnerships except as set forth in the Subsidiary Documents, priorities in the distribution of assets in favor of any partners (other than the Company) in any of the Subsidiary Partnerships except as set forth in the Subsidiary Documents, or any other arrangements involving the Company or between or among any partners thereof, that would delay, take preference or priority over, or diminish the percentage (from that in effect on the date hereof) or amount of, distributions (nonliquidating, liquidating or otherwise) payable by any of the Subsidiary Partnerships to the Company. The Company hereby agrees not to postpone or subordinate to any other claim or indebtedness any rights of the Company to be repaid in respect of any obligation or liability of any Subsidiary Partnership to the Company.

                  (g) All necessary action on the part of the Company and any partner thereof, to authorize the execution, delivery and performance of this Agreement, and the creation and grant of the security interest hereunder in the Collateral, has been duly and properly taken and all conditions to the effectiveness of such security interest have been met. Without limiting the foregoing, such security interest is permitted under the relevant Subsidiary Documents and/or has been duly agreed to by all requisite action by the Subsidiary Partnerships and their partners, free of all rights of first offer, rights of first refusal, buy/sell arrangements or other rights of any of the Subsidiary Partnerships or any partner thereof, or any other restrictions.

                  (h) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or the Subsidiary Partnerships, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which involve or affect this Agreement, the Credit Agreement, any other Loan Document or the Collateral, or which may have a material adverse effect on this Agreement, the Credit Agreement, any other Loan Document and/or the Collateral.

                  (i) The principal place of business and chief executive office of the Company, the office where the records regarding the Collateral, the federal taxpayer identification number of the Company, and any tradename or fictitious name under which the Company does business, or has done business at any time during the period of five (5) years prior to the date hereof, are all set forth on Schedule V hereto.

                  (j) The Company agrees that the foregoing representations and warranties shall be deemed to have been made by it on the date of each Credit Event on or after the date hereof by the Company under the Credit Agreement on and as of the date of each such Credit Event as though made hereunder on and as of the date of such Credit Event.

         4.       Distributions; Voting Rights; Company Obligations.

                  (a) Prior to the occurrence of an Event of Default, and after the cure of such Event of Default, and the reimbursement by the Company of all expenses incurred by the Administrative Agent and the Secured Parties resulting from such Event of Default, the Company shall be entitled to receive payments and distributions from the Subsidiary Partnerships. After written notice by the Administrative Agent to the Company and the Subsidiary Partnerships, which the Administrative Agent may give, in its sole discretion, upon the occurrence and during the continuation of an Event of Default, or automatically, without notice, in the case of the occurrence of and during the continuance of any Event of Default under paragraph (h) or (i) of Article VII of the Credit Agreement, all rights of the Company to receive payments and distributions (to be applied in accordance with Section 8) under the preceding sentence shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such payments and distributions, it being further agreed that if any such distribution is in the form of property other than cash, the Administrative Agent may sell such property or any part thereof in accordance with Section 7 and apply the proceeds of sale in accordance with Section 8. The Administrative Agent shall have the sole and exclusive right to receive and retain any payment or distribution arising in respect of any payments and distributions received by the Company or paid or made after the Company's rights to receive the same shall have ceased under the preceding sentence, all of which shall be applied by the Administrative Agent in accordance with Section 8. Any amounts paid or distributed to the Company notwithstanding the preceding sentences of this paragraph shall forthwith be delivered to the Administrative Agent in the form received (except for the appropriate endorsement of any checks and except for any other appropriate instruments of transfer), and all such amounts distributed to the Company shall be received and held apart separately in trust for the benefit of the Administrative Agent and the Secured Parties pending such delivery. The Company hereby authorizes the Administrative Agent, at any time after the occurrence and during the continuation of an Event of Default, to give notice to the Subsidiary Partnerships that all payments and distributions in respect of the partnership interests of the Company in the Subsidiary Partnerships, or otherwise in respect of the Collateral, are to be made directly to the Administrative Agent until written notice by the Administrative Agent to the contrary.

                  (b) Prior to the occurrence of an Event of Default, and after the cure of such Event of Default, and the reimbursement by the Company of all expenses incurred by the Administrative Agent and the Secured Parties resulting from such Event of Default, the Company shall be entitled to exercise any and all voting and other consent rights, if any, pertaining to the Collateral or any part thereof; provided that the Company shall not vote or exercise any right or prerogative as a partner of the Subsidiary Partnerships in a manner detrimental to the security interest of the Administrative Agent hereunder or in a manner inconsistent in any material respect with the rights of the Administrative Agent hereunder, or for any purpose not consistent with the terms of this Agreement and the Credit Agreement; and provided that the foregoing shall be subject in all respects to Section 5(a). Upon the occurrence and during the continuation of an Event of Default, upon written notice from the Administrative Agent to the Company, or automatically, without notice, in the case of any Event of Default under paragraphs (h) or (i) of Article VII of the Credit Agreement, all rights of the Company to exercise the foregoing voting and other consent rights, if any, that it would otherwise be entitled to exercise pursuant to the preceding sentence shall cease, and all such voting and consent rights shall thereupon, at the written election of the Administrative Agent, be subject in each instance to the prior approval of the Administrative Agent, except that the Company may at any time exercise any voting right required in order to cause any Subsidiary Partnership to become a Borrower under the Credit Agreement.

                  (c) Notwithstanding anything contained elsewhere herein, this Agreement shall not in any way be deemed to obligate the Administrative Agent or any Secured Party, or any purchaser at a foreclosure or other sale or disposition of any Collateral, or any other transferee of the Administrative Agent to assume any of the Company's obligations, duties, expenses or liabilities in respect of the Collateral (collectively, "Company Obligations") unless the Administrative Agent, or any such purchaser or other transferee, otherwise expressly agrees to assume any or all of said Company Obligations in writing. The Company agrees that it shall perform all its obligations as a partner of the Subsidiary Partnerships (except to the extent that performance thereof would contravene the terms or provisions of any Loan Document). In the event of a foreclosure or other sale or disposition by the Administrative Agent, the Company shall remain bound and obligated to perform the Company Obligations, which have accrued prior to the foreclosure or other sale or disposition, and the Administrative Agent and the Secured Parties, shall not be deemed to have assumed any of such Company Obligations except as provided in the preceding sentence.

         5.       Additional Covenants. The Company hereby covenants and agrees:

                  (a) that it will not, without the prior written consent of the Administrative Agent (which may be given or withheld in its sole discretion) vote for, enable, agree to or take any other action to permit (i) any material amendment or modification to the Subsidiary Documents (including, without limitation, any amendment or modification that could affect the treatment of the Collateral under the Uniform Commercial Code or the perfection or priority of the security interest therein granted under this Agreement) or (ii) any Subsidiary Partnership to issue any partnership interests or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any partnership interests or other equity securities of any nature of such Subsidiary Partnership, except that the Company may at any time exercise any voting right required in order to cause any Subsidiary Partnership to become a Borrower under the Credit Agreement;

                  (b) to give the Administrative Agent notice of (i) any notice it has received regarding any sale or other disposition of assets, financing, refinancing, condemnation, claim for insurance benefits, or other similar event in respect of any of the Subsidiary Partnerships, or any of their subsidiaries, and (ii) any call for any contribution to be made by the Company of cash or other property to the Subsidiary Partnerships or for the Company to provide any guaranty, letter of credit, or other accommodation in respect of any of the Subsidiary Partnerships, or any of their subsidiaries, or their respective obligations;

                  (c) that, to the extent permitted by law, the Administrative Agent may file without the signature of the Company Uniform Commercial Code financing statements and continuations and amendments thereof in respect of the security interest hereunder, and that photographic or other reproductions of this Agreement or of any financing statement or continuation thereof shall be sufficient as a financing statement or continuation thereof;

                  (d) that the Company will give the Administrative Agent 30 days' prior notice of any change of principal place of business, chief executive office, place where books and records covering the Collateral are kept, name, identity, taxpayer identification number or change of structure in respect of itself or the Subsidiary Partnerships, including, without limitation, notice of any merger or consolidation to which the Company is a party, or of any other event that might result in an impairment of the effectiveness of any Uniform Commercial Code filing in respect of the Collateral;

                  (e) that the Company will defend the right, title and interest of the Administrative Agent and the Secured Parties in and to the Collateral against the claims and demands of all Persons whomsoever; and

                  (f) that at any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Company, the Company will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper or certificate, such note, instrument or chattel paper or certificate shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Pledge Agreement. In the event that such promissory note, other instrument or chattel paper or certificate is not delivered, the Company agrees to hold such in trust for the benefit of the Administrative Agent and the Secured Parties.

         6. Costs and Expenses. The Company agrees that in the event that the Administrative Agent shall retain or engage an attorney or attorneys to collect or enforce or protect its and the Secured Parties' interests in respect of the Collateral or this Agreement, including, without limitation, to advise the Administrative Agent regarding its rights hereunder or under any instrument or document referred to herein or delivered pursuant to this Agreement, or to protect any of its rights with respect thereto, the Company shall pay on demand all of the reasonable costs and expenses of such collection, enforcement, protection, or advice, including reasonable attorneys' fees and disbursements and reasonably allocated costs of internal counsel, and the Administrative Agent may take judgment for all such amounts.

         7. Event of Default. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may (without any obligation to seek performance of any guarantee or other accommodation in favor of the Administrative Agent and the Secured Parties in respect of any Obligations or to resort to any other security, right or remedy granted to it under any other instrument or agreement, including, without limitation, any other Loan Document or other instrument or agreement referred to herein) sell the Collateral, or any part thereof, at public or private sale for cash, or upon credit or for future delivery, as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing part or all of the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof such of the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Company or any other partner of any Subsidiary Partnership, and the Company hereby waives (to the fullest extent permitted by law) all rights of redemption, stay and appraisal which the Company now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Administrative Agent shall deal with Collateral in its possession in the same manner as it deals with similar property for its own account.

         If notice is required, the Administrative Agent shall give the Company at least 10 days' written notice (which the Company agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code and any other applicable law) of the Administrative Agent's intention to make any sale of any of the Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of the Collateral or any part thereof if it shall determine not to do so, regardless of the fact that notice of sale of such of the Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral or any part thereof so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent and the Secured Parties shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral or any part thereof so sold and, in case of any such failure, such Collateral or any part thereof may be sold again upon like notice, and in no event shall any portion of the proceeds of any such sale be credited against payment of the costs, expenses and obligations set forth in Section 8 until cash payment for the Collateral or any part thereof so sold has been received by the Administrative Agent. At any public or private sale of any of the Collateral, the Administrative Agent or any Secured Party may bid for or purchase, free (to the fullest extent permitted by law) from any equity or right of redemption, stay or appraisal on the part of the Company with respect to the Collateral (all said rights being also hereby waived and released to the fullest extent permitted by law), all of the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Administrative Agent in respect of any of the Obligations as a credit against the purchase price, and the Administrative Agent may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Company therefor. Without limiting the generality of the foregoing, the Company agrees that it shall be commercially reasonable for the Administrative Agent to sell the Collateral to another partner of any of the Subsidiary Partnerships. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement, and the Company shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose upon and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section shall be deemed to conform to the standards of commercial reasonableness as provided in the Uniform Commercial Code or other applicable law.

         8. Application. The proceeds of any sale of any of the Collateral pursuant to Section 7, any amounts received by the Administrative Agent under
Section 4(a), any other amounts received by the Administrative Agent in respect of the Collateral, as well as any Collateral consisting of cash, shall be applied by the Administrative Agent as follows:

         FIRST, to the payment of all reasonable costs and expenses incurred by the Administrative Agent in connection with such sale or otherwise in connection with this Agreement or any of the Obligations, including, but not limited to, all court costs and the reasonable fees and expenses of its experts, agents and legal counsel (including reasonably allocated costs of internal counsel), the repayment of all advances made by the Administrative Agent on behalf of the Company or to protect the Collateral and/or the rights of the Administrative Agent therein, and any other costs or expenses incurred in connection with the reasonable exercise of any right or remedy hereunder;

         SECOND, to the payment in full of the Obligations as provided in the Credit Agreement;

         THIRD, to the payment of the Obligations (other than those referred to in FIRST and SECOND above) owing to the Administrative Agent for its own account as Administrative Agent or otherwise; and

         FOURTH, to the Company, its successors or assigns, subject to any provision of law, or as a court of competent jurisdiction may otherwise direct.

         The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds or other amounts. Upon any sale of the Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt by the Administrative Agent or by the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

         9. Attorney in Fact. The Company hereby appoints the Administrative Agent the attorney-in-fact of the Company for the purpose of carrying out any of the actions specified in the next sentence and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest, any proxy or proxies heretofore given by the Company to any other Person being hereby revoked. Without limiting the generality of the foregoing, the Administrative Agent shall have the right, with full power of substitution either in the Administrative Agent's name or in the name of the Company, to execute, acknowledge, deliver, and record or file all documents, instruments, agreements, financing statements and schedules or exhibits thereto in order to preserve and perfect the security interest granted hereunder, and to ask for, demand, sue for, collect, receive, receipt and give acquittance for any and all moneys due or to become due under and by virtue of any of the Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the Company representing any distribution or other amount payable in respect of the Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing contained in this Agreement shall be construed as requiring or obligating the Administrative Agent or any Secured Party to make any payment to any party in respect of the Collateral, or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral (or any other collateral for or any guarantee in respect of any of the Obligations) or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, or to extend any credit or accommodation thereof to any party, and no action taken by the Administrative Agent or omitted to be taken with respect to the Collateral (or any other collateral for or any guarantee in respect of any of the Obligations) or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Company or any of the Subsidiary Partnerships or any guarantor of any of the Obligations or to any claim or action against the Administrative Agent or any Secured Party, in the absence of the gross negligence or willful misconduct of the Administrative Agent or such Secured Party. The Company's appointment of the Administrative Agent as attorney-in-fact, and the Administrative Agent's right to execute, acknowledge, perform, deliver, record, or file documents (including the making of Uniform Commercial Code financing statement filings without the signature of the Company) and to endorse checks, drafts, orders and other instruments for the payment of money payable to the Company representing any distribution or other amount payable in respect of the Collateral or any part thereof or on account thereof, shall commence on the date hereof. The Administrative Agent may perform any duties hereunder either directly or by or through agents or attorneys, and the Administrative Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder. In furtherance thereof, any subsidiary owned or controlled by the Administrative Agent, or its successors, as agent for the Administrative Agent, may perform any or all of the duties of the Administrative Agent relating to the valuation of securities and other instruments constituting Collateral hereunder.

         10. No Obligation of Administrative Agent. The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. The Administrative Agent may, in its sole and absolute discretion, but with no obligation whatsoever to do so, expend or invest moneys to cure a default by the Company as a partner of any of the Subsidiary Partnerships or otherwise protect the Collateral. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for monies actually received by it hereunder and the obligations of the Administrative Agent under Article 8, the Administrative Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Administrative Agent shall not be responsible for the validity, sufficiency, collectibility or marketability of any Collateral given to or held by it hereunder or for the validity or sufficiency of the Credit Agreement or the Lien on the Collateral purported to be created hereby.

         11. No Waiver. No failure on the part of the Administrative Agent to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Administrative Agent preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All rights and remedies of the Administrative Agent hereunder are cumulative and are not exclusive of any other rights or remedies provided by law or otherwise. The Administrative Agent shall not be deemed to have waived any rights hereunder or under any other agreement or instrument unless such waiver shall be in writing and signed by the Administrative Agent subject to requisite Lender approval under the Loan Documents.

         12. Securities Act and Related Matters. The Company understands and acknowledges that compliance with certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Collateral could dispose of the same, including, without limitation, to limit purchasers to those who agree to acquire the Collateral for their own account, for investment and not with a view to the resale or distribution thereof. The Company acknowledges that any such sales may be at prices and on terms less favorable to the Administrative Agent than might be achieved through a public sale without restrictions (including in a public offering through a registration statement) and the Company agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner notwithstanding the failure to effect such registration (whether or not available) or otherwise offer the Collateral at a public sale. The Company confirms that the Administrative Agent shall have sole and absolute discretion in determining the type and conduct of all public and private sales of Collateral (or any part thereof), in any manner and under any circumstances the Administrative Agent may choose; and the Company clearly understands that neither the Administrative Agent nor any agent of the Administrative Agent nor any Secured Party is to have any such general duty or obligation to the Company, and the Company will not attempt to hold the Administrative Agent or any agent of the Administrative Agent or any Secured Party responsible for the sale of all or any part of the Collateral at an inadequate price, even if the Administrative Agent shall accept the first offer received or fail to approach more than one possible purchaser, so long as the Administrative Agent has otherwise complied with the requirements of this Agreement regarding such sale. Without limiting the generality of the foregoing, the provisions of this Section would apply if, for example, the Administrative Agent were to place all or any part of the Collateral for private placement by an investment banking firm, or if such investment banking firm purchased all or any part of the Collateral for its own account, or if the Administrative Agent placed all or any part of the Collateral privately with a purchaser or purchasers (including a customer of the Administrative Agent). The provisions of this Section will apply notwithstanding the existence of a public or private market upon which the quotations of sales prices may exceed substantially the price at which the Administrative Agent sells.

         13. No Discharge of Company; No Assumption of Company Liabilities. All rights of the Administrative Agent hereunder, the grant of the security interest in the Collateral, and all Obligations of the Company hereunder, shall be absolute and unconditional (subject to the terms of this Agreement), irrespective of (i) any lack of validity or enforceability of the Credit Agreement, any other Loan Document or any other agreement or instrument with respect to any of the Obligations or of any other agreement or instrument relating to any of the foregoing, (ii) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, including, without limitation, any increase in amount, extension of the time of payment of all or any amount due thereunder, any change in interest rates applicable thereto, any subordination thereof or of other obligations thereto, or renewal of all or any thereof, or any other amendment or waiver of or any consent to any departure from the terms of the Credit Agreement or any other Loan Document, or any other agreement or instrument, (iii) any exchange, release or nonperfection of any collateral security in respect thereof, or any release or amendment or waiver of or departure from any guarantee of all or any of the Obligations or the failure to enforce any such collateral security or guarantee, (iv) any change in the structure or tax characterization of the Company, or any transaction (including any merger or consolidation) to which it may be a party (in each case whether or not permitted under the Loan Documents), or (v) any other circumstance which might otherwise constitute a defense available to, or a discharge, release, or exoneration of, any Person in respect of the Obligations or in respect of this Agreement, other than the final and indefeasible cash payment in full of the Obligations. Nothing in this Agreement shall cause or obligate the Administrative Agent or any Secured Party to assume or otherwise be or become liable for any of the Company's obligations, liabilities, duties, expenses, or costs in respect of any Collateral, under any Subsidiary Documents or under law in respect of the Company or of any of the Subsidiary Partnerships. In no event shall the Administrative Agent or any Secured Party be personally liable for any taxes or other governmental charges imposed upon or in respect of (i) the Collateral or (ii) the income or other distributions thereof.

         14. Further Waivers. The Company hereby waives presentment, demand, and protest (to the fullest extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral. Except notices which are expressly provided for herein, the Company hereby waives notice (to the fullest extent permitted by applicable law) of any kind in connection with this Agreement. The Company hereby further waives any claims of any nature whatsoever against the Administrative Agent (and its directors, shareholders or controlling Persons, officers, employees, agents, nominees, counsel and each of them) arising out of or related to the sale or transfer of the Collateral in accordance with this Agreement or applicable law, notwithstanding that such sale or transfer occurred at such time or in such a manner as to directly or indirectly decrease the purchase price required to be paid for the Collateral. The Administrative Agent shall not be liable with respect to any action taken, suffered or omitted by it in good faith reasonably believed by it to be authorized or within the discretion or rights or powers conferred on it by this Agreement so long as such action is in accordance with this Agreement. The Administrative Agent shall not be liable for any error of judgment made in good faith by any of its officers, unless the Administrative Agent was grossly negligent in ascertaining the pertinent facts. In the absence of bad faith on its part, the Administrative Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any note, notice, resolution, consent, certificate, affidavit, letter, telegram, teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons.

         15. Termination and Release. This Agreement shall terminate (i) as provided in Section 2.05 of the Credit Agreement or (ii) when all the Obligations have been finally and indefeasibly paid in full in cash, in either case at which time the Administrative Agent shall reassign and deliver to the Company, or to such Person or Persons as the Company shall designate, against receipt, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Administrative Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release; provided, however, that all indemnities of the Company and obligations to reimburse expenses to the Administrative Agent contained in this Agreement shall survive, and remain operative and in full force and effect regardless of, the termination of this Agreement. Any such reassignment shall be without recourse to or representation or warranty by the Administrative Agent and solely at the expense of the Company. The Administrative Agent will release the security interest hereunder in any Collateral as to which such release is required by the terms of the Credit Agreement.

         16. Rights Absolute. All rights of the Administrative Agent hereunder, the security interest granted hereunder, and the obligations of the Company under this Agreement shall be absolute and unconditional (subject to the terms of this Agreement) and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way diminished by (i) any lack of validity or enforceability of the Credit Agreement, any other Loan Document (including this Agreement), any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to the foregoing, (iii) any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to or departure from any guarantee, for all or any of the Obligations, (iv) any exercise or nonexercise by the Administrative Agent of any right, remedy, power or privilege under or in respect of this Agreement, any other Loan Document or applicable law, including, without limitation, any failure by the Administrative Agent to set off or release in whole or in part any balance of any deposit account or credit on its books in favor of any Borrower any waiver, consent, extension, indulgence or other action or inaction in respect of any thereof, or (v) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Borrower would otherwise, but for this specific provision to the contrary, operate as a discharge of or exonerate the Company as a matter of law.

         17. Amendments; Waivers. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent acting with the consent of the requisite Lenders as set forth in the Credit Agreement. Any such waiver, consent or approval shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in the same, similar or other circumstances. No waiver by the Administrative Agent of any breach or default of or by the Company under this Agreement shall be deemed a waiver of any other previous breach or default or any thereafter occurring.

         18. Reliance; Survival; Severability. (a) All covenants, agreements, representations and warranties made by the Company herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent and the Secured Parties and shall survive the making of the Loans, the execution and delivery to the Secured Parties of any Notes evidencing such Loans, and the issuance of any Letter of Credit, regardless of any investigation made by the Administrative Agent or any Secured Party or on its behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid.

                  (b) Any provision of this Agreement that is illegal, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without invalidating the remaining provisions hereof or affecting the legality, validity or enforceability of such provisions in any other jurisdiction. The parties hereto agree to negotiate in good faith to replace any illegal, invalid or unenforceable provision of this Agreement with a legal, valid and enforceable provision that, to the extent possible, will preserve the economic bargain of this Agreement, or to otherwise amend this Agreement to achieve such result.

         19. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Company or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. The Company may not assign or transfer any of its rights or obligations hereunder or any interest herein or in the Collateral except as expressly contemplated by this Agreement or the other Loan Documents (and any such attempted assignment shall be void).

         20. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW.

         21. Headings. Any Article or Section headings in this Agreement are for convenience only and shall not affect the construction hereof.

         22. Notices. Notices, consents and other communications provided for herein shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement, except that the address of the Company for purposes hereof is set forth next to its signature below. Communications and notices to the Company shall be given to it at its address set forth in Schedule II hereto.

         23. Additional Expenses; Indemnification. (a) The Company agrees to pay upon demand to the Administrative Agent the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel and of any experts or agents, that the Administrative Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Administrative Agent hereunder, or (iv) the failure by the Company to perform or observe any of the provisions hereof. If the Company shall fail to do any act or thing that it has covenanted to do hereunder or any representation or warranty of the Company hereunder shall be breached, the Administrative Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach and there shall be added to the Obligations the cost or expense incurred by the Administrative Agent in so doing.

                  (b) Without limitation of its indemnification obligations under the other Loan Documents, the Company agrees to indemnify the Administrative Agent and its officers, directors, employees, agents, attorneys, and representatives (all of the foregoing, collectively, the " Indemnitees ") against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or willful misconduct of such Indemnitee.

                  (c) Any amounts payable as provided hereunder shall be additional Obligations secured hereby. The provisions of this Section shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of the Administrative Agent. All amounts due under this Section shall be payable on written demand therefor and shall bear interest at the default rate (as provided in the Credit Agreement).

         24. Counterparts. This Agreement may be executed in separate counterparts (telecopies of any executed counterpart having the same effect as manual delivery thereof), each of which shall constitute an original, but all of which, when taken together, shall constitute but one Agreement.

         25.      Integration, Submission to Jurisdiction; Consent to Service.
(a) Except as expressly herein provided, this Agreement and the other Loan Documents constitute the entire agreement among the parties relating to the subject matter hereof and thereof. Any previous agreement among the parties with respect to the transactions contemplated hereunder is superseded by this Agreement and the other Loan Documents. Except as expressly provided herein or in the other Loan Documents, nothing in this Agreement or in any other Loan Document, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement or such other Loan Documents.

                  (b) The Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent may otherwise have to bring any action or proceeding relating to this Agreement against the Company or its properties in the courts of any jurisdiction.

                  (c) The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in the preceding paragraph. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 22. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law .

         26. Irrevocable Authorization and Instruction to Subsidiary Partnerships. The Company hereby authorizes and instructs each of the Subsidiary Partnerships to comply with any instruction received by it from the Administrative Agent in writing that (a) states that an Event of Default has occurred and is continuing and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from the Company, and the Company agrees that each of the Subsidiary Partnerships shall be fully protected in so complying.

         27. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers and delivered as of the day and year first above written.



                                      COMPANY:

                                      CAREY DIVERSIFIED LLC

                                      By: CAREY MANAGEMENT LLC

                                          By: _______________________________
                                               Name:    John J. Park

                                               Title:   Senior Vice President




                                      SECURED PARTY:

                                      THE CHASE MANHATTAN BANK,
                                      for itself and as Administrative Agent

                                      By: _______________________________
                                          Name: John Mix

                                          Title:   Vice President

                         Schedule I to Pledge Agreement

         1.  (a)   The limited partnership interests of the Company in, and all other present and future right, title and interest of the Company as a limited partner of, each of Corporate Property Associates, Corporate Property Associates 2, Corporate Property Associates 3, Corporate Property Associates 4, a California limited partnership, Corporate Property Associates 5, Corporate Property Associates 6- a California limited partnership, Corporate Property Associates 7- a California limited partnership, Corporate Property Associates 8, L.P., a Delaware limited partnership, and Corporate Property Associates 9, L.P., a Delaware limited partnership, and any successor(s) thereto (the "Subsidiary Partnerships"), in each case as specified in Schedule II (as designated by the limited partnership units indicated thereon), and the rights, interest, and benefits in respect thereof of the Company (as a limited partner) arising under the respective agreements, documents and/or certificates (including, without limitation, the Amended and Restated Agreement of Limited Partnership of each of the Subsidiary Partnerships, the certificate of limited partnership of each of the Subsidiary Partnerships and any other publicly filed documents), constituting or governing the Subsidiary Partnerships (collectively, the "Subsidiary Documents"), including, without limitation, any security or other investment property (as such terms are defined in the Uniform Commercial Code as in effect in the State of organization of any of the Subsidiary Partnerships) comprised by any of the foregoing, and all other benefits pertaining thereto (including all rights, title and interest as a limited partner to participate in the operation or management of the Subsidiary Partnerships) and any and all general intangibles and accounts (as such terms are defined in the Uniform Commercial Code as in effect in the State of New York) now owned or hereafter arising or acquired relating to the Company's interest (as a limited partner) in the Subsidiary Partnerships and/or any of the foregoing; including, without limitation, the Company's right, title and interest now owned or hereafter acquired, as a limited partner, in and to (i) all distributions by, and any other payments from, the Subsidiary Partnerships, and all present and future rights to receive any distributions or other payments from the Subsidiary Partnerships, whether the same constitute distributions of capital, surplus, or profits, or derive from any other source, including, without limitation, any such distribution or payment derived from, representing, based upon, measured by, or otherwise in respect of, (x) the operating revenues of any of the Subsidiary Partnerships, or (y) any sale, assignment, transfer, or other disposition (or transaction having comparable effect) of any assets of any of the Subsidiary Partnerships, any mortgaging, encumbering, or other financing or refinancing of any assets of any of the Subsidiary Partnerships, any insurance proceeds or condemnation awards in respect of any assets of the Subsidiary Partnerships, any merger, consolidation, or recapitalization of any of the Subsidiary Partnerships, any redemption or liquidation of the interest of the Company in any of the Subsidiary Partnerships, or any contribution of any property to the Subsidiary Partnerships by any member or partner thereof; and
(ii) without limiting clause (i), any other payments or distributions, and any rights to receive the same, from the Subsidiary Partnerships, in respect of (A) any sale, assignment, transfer, encumbrance or other disposition (or transaction having comparable effect) of any partner's interest in the Subsidiary Partnerships or any rights in respect thereof, and (B) the debt securities of the Subsidiary Partnerships to the Company specified in Section 2 below and the instruments representing or evidencing such securities or any debt securities hereafter obtained that are payable to the Company or otherwise pledged hereunder and the instruments representing such securities together with any payments of principal, interest, or of any other character in respect of any such debt securities and any other debt owed by the Subsidiary Partnerships to the Company, including, without limitation, all other benefits pertaining thereto (including all rights, title and interest to such debt securities of the Subsidiary Partnerships specified in this clause (B)) and any and all general intangibles and accounts (as such terms are defined in the Uniform Commercial Code as in effect in the State of New York) now owned or hereafter arising or acquired by the Subsidiary Partnerships in respect of such debt securities (all of which property and rights referred to in this paragraph (a) are referred to collectively as the "Pledged Property");

         (b) any custodial or other safekeeping or similar accounts in which any of the Pledged Property or any of the property described in the following paragraph (c) is deposited, any accounts containing or comprising any Pledged Property and any securities entitlements or other rights in respect thereof;

         (c) any general intangibles (as defined in Section 9-106 of the Uniform Commercial Code) arising out of or constituted by the Subsidiary Partnership limited partnership interests owned by the Company; and

         (d) all of the proceeds, products, rents, issues and profits of any of the property described in paragraph (a), paragraph (b), paragraph (c) or this paragraph (d).

                  2.       Debt Securities of Subsidiary Partnerships

                           Intercompany Note, dated as of March 24, 1998, of
                  Corporate Property Associates 9, L.P., a Delaware limited partnership.

                                                                                         Percentage of Operating Cash Distribution
                                                                                         -----------------------------------------
                                                               Limited      Total
                                                               Partnership  Limited
                        Type of                   Limited      Units Held   Partnership
                        Partnership  Certificate  Partnership  by Non-CD    Units        General      Special       Limited
Subsidiary Partnership  Interest     No.          Units(1)     Partners     Outstanding  Partner      Partners      Partners(2)
----------------------  --------     ---------    -----------  -----------  -----------  -------      --------      -----------
Corporate Property      limited          NA          39,490         510          40,000     1%           1%           98%
Associates              partner
Corporate Property      limited          NA          54,227         673          54,900     1%           1%           98%
Associates 2            partner
Corporate Property      limited          NA          64,878       1,122          66,000     1%           2%           97%
Associates 3            partner
Corporate Property      limited          NA          83,329       2,199          85,528     1%           6%           93%
Associates 4 - a        partner
California limited
partnership
Corporate Property      limited          NA         111,658       1,542         113,200     1%           6%           93%
Associates 5 - a        partner
California limited
partnership
Corporate Property      limited          NA          47,281         669          47,950     1%           6%           93%
Associates 6 - a        partner
California limited
partnership
Corporate Property      limited          NA          44,197       1,012          45,209     1%           5%           94%
Associates 7 - a        partner
California limited
partnership
Corporate Property      limited          NA          66,094       1,488          67,582     1%          10%           89%
Associates 8, L.P.      partner
Corporate Property      limited          NA          58,990         928          59,918     1%          10%           89%
Associates 9, L.P.      partner

                        Net Proceeds from Sale of Refinancing
                        -------------------------------------


                                     Individual
                        General      Special       Limited
Subsidiary Partnership  Partner      Partner(3)    Partner
----------------------  -------      --------      -------
Corporate Property        1%           1%           98%
Associates
Corporate Property        1%           1%           98%
Associates 2
Corporate Property        1%           1%           98%
Associates 3
Corporate Property        1%           1%           98%
Associates 4 - a
California limited
partnership
Corporate Property        1%           1%           98%
Associates 5 - a
California limited
partnership
Corporate Property        1%           1%           98%
Associates 6 - a
California limited
partnership
Corporate Property        1%           1%           98%
Associates 7 - a
California limited
partnership
Corporate Property        1%           1%           98%
Associates 8, L.P.
Corporate Property        1%           1%           98%
Associates 9, L.P.

(1) "Unit" means an interest of a limited partner in a Subsidiary Partnership representing a specific capital contribution of $500 per unit for each of Corporate Property Associates, Corporate Property Associates 2, Corporate Property Associates 3, Corporate Property Associates 4- a California limited partnership, Corporate Property Associates 5 and a capital contribution of $1,000 per unit for each of Corporate Property Associates 6- a California limited partnership, Corporate Property Associates 7- a California limited partnership, Corporate Property Associates 8, L.P. and Corporate Property Associates 9, L.P.

(2) Excludes Special Partners


(3) After the Individual Special Partner receives aggregate payments in an amount specified in each partnership agreement, it will receive no further distributions of sales or refinancing proceeds and the Limited Partners will be paid the 1% attributable to the Individual Special Partner.

                       Schedule III to Security Agreement

                   Calls, Contributions, and Other Obligations

                                      None.

                         Address of Company for Notices

                           c/o W.P. Carey & Co., Inc.
                              50 Rockefeller Plaza

                                    2nd Floor
                            New York, New York 10022

                 Attn: Steven M. Berzin, Chief Financial Officer

                         Schedule IV to Pledge Agreement

                         Offices for Filing Forms UCC-1

                        Secretary of State of California

                               Secretary of State
                                   UCC Section

                           1500 11th Street, Room 255
                              Sacramento, CA 95814

                                       or

                               Secretary of State
                                   UCC Section

                                 P.O. Box 942836
                            Sacramento, CA 94235-0001

                         Secretary of State of Delaware

                               Secretary of State
                     Division of Corporations - UCC Section

                            John G. Townsend Building
                           401 Federal Street, Suite 4

                                 Dover, DE 19901

                                       or

                               Secretary of State
                     Division of Corporations - UCC Section

                                  P.O. Box 793
                                 Dover, DE 19903

                             New York Filing Offices

                       New York State Department of State
                    Divisions of Corporations, State Records

                           and Uniform Commercial Code
                                 41 State Street

                           Albany, New York 12231-0001

                             New York City Register
                               31 Chambers Street
                               New York, NY 10004

                        Schedule V to Security Agreement

                     Company's Principal Place of Business,

                     Chief Executive Office and Place Where

                      Records Regarding Collateral are Kept

                              50 Rockefeller Plaza
                                    2nd Floor

                            New York, New York 10022

                      Company's Taxpayer Identification No.

                                   13-3912578

                     Tradenames and Fictitious Names of the
                       Company and Subsidiary Partnerships

                                      None.

                                                                       EXHIBIT F

                                    [Form of]

                  RECOGNITION AGREEMENT (as it may be amended, supplemented or otherwise modified from time to time, this "Agreement") dated as of March 26, 1998 by and among CORPORATE PROPERTY ASSOCIATES [ ] L.P, a [California] [Delaware] limited partnership (the "Partnership"), CAREY DIVERSIFIED LLC, a Delaware limited liability company and the general partner and a limited partner of the Partnership (the "Company"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent (in such capacity, the "Administrative Agent") under the Credit Agreement dated as of March 26, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Company, as Borrower, the Lenders party thereto and The Chase Manhattan Bank, as Issuing Agent and Administrative Agent, and The Bank of New York, as Documentation Agent. Terms used herein as defined terms and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

                  The Company has requested that the Lenders make certain loans and other extensions of credit to the Company pursuant to the Credit Agreement. The Company is obligated as a borrower in respect of Obligations under the Credit Agreement. It is a condition to the making of such requested loans and other extensions of credit under the Credit Agreement that the Partnership and the Company (collectively, the "Company Parties") enter into this Agreement with and in favor of the Administrative Agent for the benefit of the Secured Parties.

NOW, THEREFORE, it is hereby agreed as follows:

                  1. The Partnership; Interests of the Partnership; Capacity. Each of the Company Parties jointly and severally represents and warrants to the Administrative Agent and for the benefit of the Secured Parties that:

                           (a) The Partnership is a limited partnership
organized under the laws of the State of [California] [Delaware], existing pursuant to a Certificate of Limited Partnership filed with the Office of the Secretary of State of the State of [California] [Delaware] and governed by an Amended and Restated Agreement of Limited Partnership, dated as of January 1, 1998 (the "Partnership Agreement") (collectively, together with all other instruments and agreements setting forth the rights of the holders of equity interests, including all partners, and Persons having any voting, consent, or management rights, in respect of the Partnership, the "Partnership Documents"), a true and correct copy of which, together with all such other Partnership Documents, as currently in full force and effect, has been delivered by the Company to the Administrative Agent.

                  (b) The Company owns 100% of the general partner interests in the Partnership. The Company, Carey Management LLC, a Delaware limited liability company and the corporate special partner of the Partnership and the manager of the Company (the "Manager"), and William Polk Carey, an individual and individual special partner of the Partnership (the "Individual Special Partner"), own limited partnership interests in the Partnership as more particularly described on Schedule 2 to this Agreement. The Manager and the Individual Special Partner own all of the special limited partnership interests in the Partnership.

                  (c) The Company is the only general partner of the Partnership, and is the only Person having management rights (other than votes or consents reserved to the limited partners generally) in respect of the Partnership under the Partnership Documents and under applicable law.

                  (d) All consents, waivers, acknowledgments, agreements and other acts by the Company hereunder are made and given in its capacity as a limited partner (to the extent that it has a limited partnership interest in the Partnership), in its capacity as a general partner under applicable limited partnership law, and in its capacity as the general partner under the Partnership Agreement, except as otherwise set forth herein.

         2. Acknowledgment, Waiver and Consent, Amendment, Registration; additional Parties. (a) The Company, as a limited partner in the Partnership, hereby gives notice to the Partnership, and the Partnership acknowledges, that pursuant to that certain Pledge Agreement between the Company and the Administrative Agent, dated as of March 26, 1998 (as such agreement may be amended, supplemented or otherwise modified from time to time, the "Pledge Agreement"), the Company has granted to the Administrative Agent, for the benefit of the Secured Parties, as collateral security for the payment and performance of the Obligations, a security interest in, and has pledged to the Administrative Agent, for the benefit of the Secured Parties, the Collateral described in the Pledge Agreement, and set forth on Schedule 2 attached hereto (collectively, the "Collateral"). The Partnership hereby acknowledges receipt of a copy of the Pledge Agreement.

                  (b) Each Company Party hereby waives, in favor of the Administrative Agent, the Secured Parties and the Company, the application of any provisions of the Partnership Documents restricting the assignment or other transfer of any interest in the Company or in the Collateral, or any similar or other restriction under the Partnership Documents or (to the fullest extent that the same may be waived) under applicable law, in respect of, and hereby irrevocably consents in all respects, to (i) the grant by the Company to the Administrative Agent for the benefit of the Secured Parties of the security interests in the Collateral under the Pledge Agreement and the pledges of the limited partnership interests held by the Company in the Partnerships, and any action taken by the Company or the Administrative Agent to effect or perfect such security interests and pledges;
(ii) any change in the composition of the Lenders or other Secured Parties under and in accordance with the Credit Agreement by assignment, participation or otherwise; (iii) any assignment by the Administrative Agent to any successor(s) in such capacity; (iv) any transfer of any Collateral to any Secured Party or Affiliate thereof effected to enable such Secured Party or Affiliate to hold, protect, preserve, or realize upon the Collateral prior or subsequent to an Event of Default or as a transferee upon any foreclosure or other sale or disposition of any of the Collateral in accordance with the Pledge Agreement; and (v) any subsequent sale, assignment, disposition or other transfer referred to in Section 2(c) hereof.

                  (c) Each Company Party further consents, in favor of the Secured Parties and the Company, to (i) any subsequent sale, assignment, or other transfer by the Administrative Agent, or any other Secured Party or Affiliate thereof, of all or any of the Collateral acquired by such Secured Party or Affiliate thereof pursuant to any foreclosure or other sale or disposition of any of the Collateral in accordance with the Pledge Agreement and applicable law, and (ii) the admission of any Secured Party or any Person or Persons becoming the owner of the Collateral after an Event of Default, to the Partnership, as a limited partner of the Partnership, in accordance with Section 7(b)(ii) hereof, such consent to be deemed given by the Company Parties for all purposes of the Partnership Documents.

                  (d) Each Company Party hereby agrees that upon written notice to the Company from the Administrative Agent that an Event of Default has occurred and is continuing, the Administrative Agent shall be entitled to sell or otherwise dispose of, or succeed to or otherwise retain, any and all of the right, title and interest of the Company as a limited partner in the Partnership and all other Collateral, all in accordance with the Pledge Agreement, free of any restrictions on transfer imposed by any provision of the Partnership Documents, and the Administrative Agent, or any Secured Party or Affiliate thereof, or any assignee or other transferee or designee thereof, shall be entitled to be substituted and admitted as a limited partner of the Partnership as provided in Section 7(b)(ii) hereof.

                  (e) Each Company Party agrees that this Agreement shall (without any further act by any Person) constitute the consent and waiver of the general partner of the Partnership for the benefit of the Secured Parties and the Company under the Partnership Documents to the extent that any term or provision thereof (including, without limitation, Article XV thereof, and any other provision of the Partnership Agreement that purports to restrict or impose conditions upon the transfer of any interests in the Partnership or the time of effectiveness thereof) would otherwise in any way be inconsistent with any term or provision of, or right or remedy of the Administrative Agent or the Secured Parties, under the Pledge Agreement, the Credit Agreement or this Agreement. The Partnership further agrees that this Agreement shall constitute a consent and waiver under the Partnership Documents of the contemplated pledge of the Company's general partnership interest in the Partnership pursuant to Section 2.05(c) of the Credit Agreement to the same extent as the Partnership's consent and waiver related to the pledge of the Company's interest as a limited partner. The Partnership further agrees to execute confirmatory instruments to reflect the same if so requested from time to time by the Administrative Agent (and to file the same if any inconsistency between this Agreement and any Partnership Document relates to a filed instrument), as promptly as possible. The execution of this Agreement by the Company Parties shall constitute their written consent and prior approval for all purposes of the Partnership Documents and the Partnership Agreement (to the extent the same may be required under the Partnership Documents or the Partnership Agreement) to the entering into, delivery, and performance of any Loan Documents to which any Company Party is a party, including, without limitation, the making of any guaranty, and to the assignment or grant of a security interest in or pledge of any property of the Partnership to secure any obligation of any partner of the Partnership (or any other party) or any guaranty by the Partnership.

                  (f) This Agreement constitutes (i) part of the books and records of the Company Parties, and (ii) the instruction of the Company to the Partnership to effect the registration on the books and records of the Partnership of the pledges and security interests under the Pledge Agreement. The Company and the Partnership each agree to so register such pledges and security interests.

                  (g) The Company Parties shall not permit or suffer (x) the interests in the Partnerships to be represented by any certificates or otherwise become "certificated securities" within the meaning of the Uniform Commercial Code or (y) any Person other than the Administrative Agent to have "control" within the meaning of Article 8 of the Uniform Commercial Code in respect of securities constituting Collateral.

         3. No Other Transfer. Each of the Company Parties represents and warrants that it has had no notice and has no knowledge of any previous assignment or encumbrance, or other transfer of any interest of the Company in the Collateral.

         4. Obligations of the Company. (a) The Company represents and warrants that (i) the Company is not in default of any obligation of the Partnership as a general partner or limited partner of the Partnership, (ii) there has not been any call upon or other obligation of the Company to make any contribution to the Partnership, or to provide any loan or any guaranty, letter of credit, or other financial accommodation to the Partnership or in respect of the obligations of the Partnership, except such as have been made and provided in full, and (iii) there are no calls for capital or other obligations to which the Partnership may become subject under the Partnership Documents or any arrangements among partners that would postpone, take preference or priority over, or otherwise delay or diminish the percentage or amount of distributions from the Partnership otherwise payable to the Company.

                  (b) Each of the Company Parties represents and warrants that there are no loans or other obligations payable by it to, or other obligations of the Partnership in favor of, the Partnership arising under the Partnership Documents.

         5. Certain Distributions. It is agreed that the Partnership shall be entitled to, until written notice referred to in Section 6 hereof from the Administrative Agent, remit to the Company all distributions and other payments on account of the Collateral; provided that at all times when and as required by the Pledge Agreement, amounts distributable or payable to the Company under the Partnership Documents that are required under the Pledge Agreement to be paid to the Administrative Agent thereunder shall be remitted directly to the Administrative Agent to be applied in accordance with the terms of such Pledge Agreement; and provided further that this Section 5 is in all respects subject to Section 6 hereof.

         6. Notice From Administrative Agent. The Company and the other Company Parties agree that upon written notice to the Company from the Administrative Agent that there has occurred and is continuing an Event of Default, all payments and distributions whatsoever in respect of the Collateral shall be remitted directly to the Administrative Agent (or as the Administrative Agent shall otherwise direct in such notice) until written notice to the contrary is received from the Administrative Agent. The Company hereby irrevocably directs the Partnership to make payment directly to the Administrative Agent (or as the Administrative Agent shall otherwise direct) pursuant to any such written notice, and agrees that neither the Partnership nor any other Company Party shall have any liability to the Company for honoring any such written notice from the Administrative Agent, whether or not the Company may claim, or subsequently establish, that, in respect of the Company, the Administrative Agent was not entitled to give such notice.

         7. No Liability; Information; Admission; Amendments. (a) Except as otherwise set forth in the Pledge Agreement, each Company Party (i) acknowledges and agrees that neither the Administrative Agent nor any Secured Party has assumed, and that neither the Administrative Agent nor any Secured Party shall as a consequence of any term or provision of this Agreement or of the Pledge Agreement assume, or be deemed to have assumed, any obligation or liability of the Company or any other partner of the Partnership, whether arising under any Partnership Documents, under any other agreement, or under applicable law, and whether to any creditor of the Partnership or to any limited partner or general partner of the Partnership or to any other Person, and (ii) agrees that neither the Administrative Agent nor any Secured Party shall, by virtue of the possession or exercise of any rights under the Pledge Agreement, or any rights hereunder, be obligated as a general partner or limited partner in the Partnership to the Partnership or to any general partner or limited partner thereof, or be obligated to any creditor of the Partnership, or to any other Person, for any contribution of cash or other property, or in respect of any liability of the Partnership or any general partner or limited partner thereof (whether by way of indemnity, contribution or otherwise), or to provide any credit to the Partnership or any accommodation thereof (unless and until the Administrative Agent or any such Secured Party or other Person at its written election becomes a partner of the Partnership, in which case such obligations, if any, in respect of the Partnership, shall arise upon such terms and conditions as shall be applicable pursuant to the then effective Partnership Documents and/or pursuant to such other instruments and agreements as shall be executed by the Administrative Agent or such other Secured Party or other Person in connection with its becoming a partner thereof).

                  (b) The Company Parties agree that:

                           (i) the Administrative Agent (A) shall have the right
hereunder, during normal business hours, to inspect the books and records of the Partnership, (B) shall, concurrently with the partners of the Partnership, receive copies of all notices and other information sent to any Company Party as a partner of the Partnership, and (C) without limiting the foregoing, shall promptly receive copies of (x) all financial reports prepared in respect of the Partnership and the Forms K-1 relating to the interests in the Partnership in which a security interest is granted under the Pledge Agreement and (y) all amendments to the Partnership Documents;

                           (ii) after written notice to the Partnership from the
Administrative Agent that there has occurred and is continuing an Event of Default, the Administrative Agent, on behalf of the Secured Parties and any Person or Persons becoming the owner of the Collateral after an Event of Default, shall have, in addition to and not in limitation of the rights under the preceding clause (i), (A) all rights to information pertaining to the Partnership and its limited partners and general partners as would be provided to a general partner or limited partner of a limited partnership under applicable law in circumstances under which the governing limited partnership agreement is silent as to such rights; and (B) the option in its sole and absolute discretion exercisable by its written notice to the Partnership to such effect, to cause the substitution of and admission of any Secured Parties or Affiliates, assignees, other transferees or designees of any Secured Party and any Person or Persons becoming the owner of the Collateral after an Event of Default as a limited partner in the Partnership; provided that it is agreed that nothing herein shall constitute any Secured Party or other Person a partner of the Partnership unless and until such option is expressly so exercised; and

                           (iii) without the prior written consent of the
Administrative Agent hereunder, (A) the Partnership Documents shall not be amended in any respect that is prohibited hereunder or under the Pledge Agreement, (B) no new general partner shall be admitted the Partnership, nor shall any Person become a general partner thereof, after the date hereof, (C) no new equity security or interest in the Partnership having any equity feature shall be created, (D) the interests in the Partnership of the Company shall not be diminished or decreased in any other respect, and (E) no other action shall be taken or any event or circumstance suffered to take place (unless permitted by the Credit Agreement) if such action, event, or circumstance referred to in this clause (E) would be reasonably likely to have a dilutive effect on the interest of the Company in the Partnership.

         8. Facilitation of Benefits. The Company Parties further agree, in order to facilitate the ability of the Administrative Agent for the benefit of the Secured Parties to realize upon the Collateral in accordance with the Pledge Agreement in an expeditious manner, that (i) the Partnership shall make as promptly as possible all such distributions and payments to which the Administrative Agent would be entitled pursuant to the Pledge Agreement or the terms hereof (or, should the Administrative Agent, any Secured Party, or any Affiliate, assignee or other transferee, or designee thereof become the owner of the Collateral, the Partnership Documents) and (ii) there shall not be established or maintained reserves in amounts greater than reasonably and customarily would be established or maintained in good faith under the circumstances.

         9. No Discharge. Each Company Party agrees that notwithstanding any amendment, modification, or other change hereafter made in the Credit Agreement, the Pledge Agreement or the terms and provisions applicable to any of the Obligations or any guaranty of the Obligations, including, without limitation, any increase of principal amount, changes in interest rates, extension of maturities, release of collateral security therefor, release of any guarantor or other surety in respect thereof, or any release or modification of any rights of any partner of the Partnership or other party to this Agreement, or any other occurrence that might exonerate or discharge a surety in respect of any of the Obligations or, but for this specific provision to the contrary, cause a release of any party hereunder, the obligations, consents, waivers, and agreements of the Company Parties hereunder shall not be discharged or affected, nor shall the rights of the Secured Parties or of the Administrative Agent for the benefit of the Secured Parties hereunder be limited, and this Agreement shall continue in full force and effect notwithstanding any such occurrence. Without limiting the generality of the foregoing, it is specifically agreed that the obligations of the Company Parties hereunder shall remain in full force and effect (including, without limitation, the obligations of the Partnership under Section 6 hereof), as independent obligations of each Company Party, notwithstanding (i) the invalidity or unenforceability in whole or in part of the Credit Agreement, Pledge Agreement or any other Loan Document, or (ii) to the fullest extent permitted by law, the effect of any provisions of any bankruptcy or insolvency laws in respect of any other Company Party or any other Person.

         10. Notices. All notices permitted or required under this Agreement shall be in writing and shall be given by certified or registered mail, or recognized overnight courier service, directed to the parties at their respective addresses set forth on the signature pages hereof, unless notice of a new address for a party is given by it to the other parties in such manner.

         11. Representations and Warranties. Each Company Party represents and warrants that it has the full power and authority to enter into and perform this Agreement, and that this Agreement constitutes the valid and binding obligation of such Company Party enforceable in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors' rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law). Each person executing and delivering this Agreement in a representative capacity represents and warrants that such person is duly authorized to act in such capacity on behalf of the party represented.

         12. Injunctive Relief. The parties hereto agree that certain of the rights of the Administrative Agent hereunder are of a nature such that an action for damages in connection with the breach thereof by a Company Party would not provide an adequate remedy for the Administrative Agent and the Secured Parties, and each Company Party agrees that the Administrative Agent and the Secured Parties shall be entitled to injunctive relief and specific performance in the case of a breach or attempted breach of any of the provisions hereof.

         13. Other Parties. This Agreement shall remain the unconditional, absolute, and irrevocable obligation of each signatory hereto regardless of whether any other Person (i) becomes a party hereto or to any other Loan Document (whether or not any Loan Document so requires) or (ii) fails to become or ceases to be a party hereto or to any other Loan Document (whether or not any Loan Document requires that such Person be or become a party hereto or thereto).

         14. Information. Each Company Party assumes all responsibility for being and keeping itself informed of the financial condition and assets of the Partnership, and of all other circumstances bearing upon the risk of nonpayment of the Obligations, and agrees the Administrative Agent has no duty to advise any Company Party of information regarding such circumstances or risks.

         15. Representations and Warranties in Loan Documents. Each Company Party represents and warrants that all representations and warranties relating to it in the Loan Documents are true and correct.

         16. Amendments and Waivers. No amendment or waiver of any provision of this Agreement, nor consent to any departure by any Company Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent with the written consent of the Required Lenders. Any such waiver, consent or approval shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Company Party in any case shall entitle any Company Party to any other or further notice or demand in the same, similar or other circumstances. No waiver of any breach or default of or by any Company Party under this Agreement shall be deemed a waiver of any other previous breach or default or any thereafter occurring.

         17. Reliance; Unenforceabilily; Termination. (a) All covenants, agreements, representations and warranties made by the Company Parties herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document (i) shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, and the execution and delivery to the Lenders of any Notes evidencing such Loans, regardless of any investigation made by the Lenders or on their behalf, and (ii) shall continue in full force and effect until termination of the Pledge Agreement in accordance with Section 15 thereof.

                  (b) Any provision of this Agreement that is illegal, invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without invalidating the remaining provisions hereof or affecting the legality, validity or enforceability of such provisions in any other jurisdiction. The parties hereto agree to negotiate in good faith to replace any illegal, invalid or unenforceable provision of this Agreement with a legal, valid and enforceable provision that, to the extent possible, will preserve the economic bargain of this Agreement, or to otherwise amend this Agreement to achieve such result.

                  (c) This Agreement shall terminate at such time, if any, as the Pledge Agreement terminates pursuant to Section 15 thereof.

         18. Irrevocable Authorization and Instruction to Partnership. The Company hereby authorizes and instructs the Partnership to comply with any instruction received by it from the Administrative Agent in writing that is in accordance with the terms of this Agreement and the Pledge Agreement, without any other or further instructions from the Company, and the Company agrees that the Partnership shall be fully protected in so complying.

         19. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Company Party that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. No Company Party may assign or transfer any of its rights or obligations hereunder except as expressly contemplated by this Agreement and the other Loan Documents (and any such attempted assignment shall be void).

         20. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICT OF LAWS).

         21. Headings. The Article and Section headings in this Agreement are for convenience only and shall not affect the construction hereof. The rules of interpretation of Section 1.03 of the Credit Agreement shall apply to this Agreement.

         22. Counterparts. This Agreement may be executed in separate counterparts and by different parties hereto on different counterparts (telecopy of any executed counterpart having the same effect as manual delivery thereof), each of which shall constitute an original, but all of which, when taken together, shall constitute but one Agreement.

         23. Jurisdiction. (a) Each Company Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Nothing in this Agreement shall affect any right that the Administrative Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against any Company Party or its properties in the courts of any jurisdiction.

                  (b) Each Company Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in the preceding paragraph. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each Company Party irrevocably consents to service of process in the manner provided for notices in Section 10 hereof. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         24. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

25. Control Agreement. (a) As used in this Agreement, the term "Control Collateral" at any time means all Collateral, if any, comprised of limited partnership interests in the Partnership of which the Company at such time is the registered owner and which constitute "uncerticated securities" (as that term is used in Article 8 of the [Delaware][California] Uniform Commercial
Code).

         (b) Notwithstanding anything to the contrary in this Agreement, or in any other agreement or instrument, the Partnership hereby absolutely, irrevocably and unconditionally agrees that it will comply with "instructions" (as that term is used in Section 8-106 of the [Delaware][California] Uniform Commercial Code) originated by the Administrative Agent without further consent by the Company with respect to all Control Collateral. The parties intend by this subsection (b) to afford the Administrative Agent "control" (as that term is used in Article 8 of the [Delaware][California] Uniform Commercial Code) over the Control Collateral. This subsection (b) and the other provisions of this Agreement shall be construed consistently with the foregoing, and this subsection (b) shall supersede any inconsistent provision of this Agreement or any other agreement or instrument.

         (c) The obligations of the Partnership set forth in subsection (b) applied only as between the Partnership, on the one hand, and the Administrative Agent, on the other hand. Nothing in subsection (b) shall be construed to limit any duty the Administrative Agent may have to the Company or any other Person (other than the Partnership), pursuant to this Agreement, the Pledge Agreement, at law, or otherwise, limiting the Administrative Agent's right to give instructions to the Partnership pursuant to subsection (b).

         (d) The obligations of the Partnership under subsection (b) shall continue in effect until the Administrative Agent notifies the Partnership in writing that such obligations are to be terminated. The Administrative Agent hereby agrees with the Company to give such notice to the Partnership upon termination of the Pledge Agreement.

         (e) Nothing in this Section 25 shall be construed (i) to imply that any limited partnership interests in the Partnership now or hereafter existing are securities governed by Article 8 of the Uniform Commercial Code of any state. The provisions of this Section 25 are independent of the other provisions of this Agreement, shall not be limited by or subject to any other provision of this Agreement and shall apply notwithstanding any other provision of this Agreement, and shall survive any termination of this Agreement.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers as of the day and year first above written.

Address:

                                       CAREY DIVERSIFIED LLC

     c/o W.P. Carey & Co., Inc.        (the Company)

     50 Rockefeller Plaza

     2nd Floor                         By:    Carey Management LLC, a

     New York, New York 10022                 Delaware limited liability company

     Attn:  Steven M. Berzin, Chief
       Financial Officer

     Phone:  (212) 492-1100

     Telecopy:  (212) 977-3022                By:_______________________________

                                                 Name:  John J. Park

                                                 Title:  Senior Vice President

           Address:

                                       CORPORATE PROPERTY
     c/o W.P. Carey & Co., Inc.          ASSOCIATES, [   ], L.P.

     50 Rockefeller Plaza                (the Partnership)

     2nd Floor

     New York, New York 10022          By:   Carey Diversified LLC, a

     Attn:  Steven M. Berzin, Chief          Delaware limited liability company,

     Financial Officer                       its General Partner
     Phone:  (212) 492-1100

     Telecopy:  (212) 977-3022         By:    Carey Management LLC, a
                                              Delaware limited liability company





                                              By:_______________________________

                                                 Name: John J. Park

                                                 Title:  Senior Vice President

           Address:

     The Chase Manhattan Bank                     THE CHASE MANHATTAN BANK, as

     380 Madison Avenue                           Administrative Agent

     New York, NY 10017

     Attn:                                        By:___________________________

     Telephone: (212) 622-3400                    Name: John Mix

     Telecopier: (212) 622-3783                   Title:   Vice President

with a copy to:

     The Chase Manhattan Bank

     270 Park Avenue

     New York, NY 10017

     Attn:

     Telephone: (212) 270-4300

     Telecopier: (212) 270-1063

                            SCHEDULE 1 THE COLLATERAL

1.    (a)    The limited partnership interests of the Company in, and all other present and future right, title and interest of the Company as a limited partner of, each of Corporate Property Associates, Corporate Property Associates 2, Corporate Property Associates 3, Corporate Property Associates 4, a California limited partnership, Corporate Property Associates 5, Corporate Property Associates 6- a California limited partnership, Corporate Property Associates 7-a California limited partnership, Corporate Property Associates 8, L.P., a Delaware limited partnership, and Corporate Property Associates 9, L.P., a Delaware limited partnership, and any successor(s) thereto (the "Subsidiary Partnerships"), in each case as specified in Schedule 2 (as designated by the limited partnership units indicated thereon), and the rights, interest, and benefits in respect thereof of the Company (as a limited partner) arising under the respective agreements, documents and/or certificates (including, without limitation, the Amended and Restated Agreement of Limited Partnership of each of the Subsidiary Partnerships, the certificate of limited partnership of each of the Subsidiary Partnerships and any other publicly filed documents), constituting or governing the Subsidiary Partnerships (collectively, the "Subsidiary Documents"), including, without limitation, any security or other investment property (as such terms are defined in the Uniform Commercial Code as in effect in the State of organization of any of the Subsidiary Partnerships) comprised by any of the foregoing, and all other benefits pertaining thereto (including all rights, title and interest as a limited partner to participate in the operation or management of the Subsidiary Partnerships) and any and all general intangibles and accounts (as such terms are defined in the Uniform Commercial Code as in effect in the State of New York) now owned or hereafter arising or acquired relating to the Company's interest (as a limited partner) in the Subsidiary Partnerships and/or any of the foregoing; including, without limitation, the Company's right, title and interest now owned or hereafter acquired, as a limited partner, in and to (i) all distributions by, and any other payments from, the Subsidiary Partnerships, and all present and future rights to receive any distributions or other payments from the Subsidiary Partnerships, whether the same constitute distributions of capital, surplus, or profits, or derive from any other source, including, without limitation, any such distribution or payment derived from, representing, based upon, measured by, or otherwise in respect of, (x) the operating revenues of any of the Subsidiary Partnerships, or (y) any sale, assignment, transfer, or other disposition (or transaction having comparable effect) of any assets of any of the Subsidiary Partnerships, any mortgaging, encumbering, or other financing or refinancing of any assets of any of the Subsidiary Partnerships, any insurance proceeds or condemnation awards in respect of any assets of the Subsidiary Partnerships, any merger, consolidation, or recapitalization of any of the Subsidiary Partnerships, any redemption or liquidation of the interest of the Company in any of the Subsidiary Partnerships, or any contribution of any property to the Subsidiary Partnerships by any member or partner thereof; and
(ii) without limiting clause (i), any other payments or distributions, and any rights to receive the same, from the Subsidiary Partnerships, in respect of (A) any sale, assignment, transfer, encumbrance or other disposition (or transaction having comparable effect) of any partner's interest in the Subsidiary Partnerships or any rights in respect thereof, and (B) the debt securities of the Subsidiary Partnerships to the Company specified in Section 2 below and the instruments representing or evidencing such securities or any debt securities hereafter obtained that are payable to the Company or otherwise pledged hereunder and the instruments representing such securities together with any payments of principal, interest, or of any other character in respect of any such debt securities and any other debt owed by the Subsidiary Partnerships to the Company, including, without limitation, all other benefits pertaining thereto (including all rights, title and interest to such debt securities of the Subsidiary Partnerships specified in this clause (B)) and any and all general intangibles and accounts (as such terms are defined in the Uniform Commercial Code as in effect in the State of New York) now owned or hereafter arising or acquired by the Subsidiary Partnerships in respect of such debt securities (all of which property and rights referred to in this paragraph
(a) are referred to collectively as the "Pledged Property");

         (b) any custodial or other safekeeping or similar accounts in which any of the Pledged Property or any of the property described in the following paragraph (c) is deposited, any accounts containing or comprising any Pledged Property and any securities entitlements or other rights in respect thereof;

         (c) any general intangibles (as defined in Section 9-106 of the Uniform Commercial Code) arising out of or constituted by the Subsidiary Partnership limited partnership interests owned by the Company; and

         (d) all of the proceeds, products, rents, issues and profits of any of the property described in paragraph (a), paragraph (b), paragraph (c) or this paragraph (d).

2.       Debt Securities of Subsidiary Partnerships

         Intercompany Note, dated March 24, 1998 of Corporate Property Associates 9, L.P., a Delaware limited partnership.

                                   Schedule 2
                Subsidiary Partnership and Partnership Interests

                                                                                         Percentage of Operating Cash Distribution
                                                               Limited      Total        -----------------------------------------
                                                               Partnership  Limited
                        Type of                   Limited      Units Held   Partnership
                        Partnership  Certificate  Partnership  by Non-CD    Units        General        Special        Limited
Subsidiary Partnership  Interest     No.          Units(1)     Partners     Outstanding  Partner        Partners       Partners(2)
----------------------  --------     -----------  -----------  -----------  -----------  -------        --------       -----------
Corporate Property      limited          NA           39,490         510        40,000      1%              1%             98%
Associates              partner
Corporate Property      limited          NA           54,227         673        54,900      1%              1%             98%
Associates 2            partner
Corporate Property      limited          NA           64,878       1,122        66,000      1%              2%             97%
Associates 3            partner
Corporate Property      limited          NA           83,329       2,199        85,528      1%              6%             93%
Associates 4 - a        partner
California limited
partnership
Corporate Property      limited          NA          111,658       1,542       113,200      1%              6%             93%
Associates 5 - a        partner
California limited
partnership
Corporate Property      limited          NA           47,281         669        47,950      1%              6%             93%
Associates 6 - a        partner
California limited
partnership
Corporate Property      limited          NA           44,197       1,012        45,209      1%              5%             94%
Associates 7 - a        partner
California limited
partnership
Corporate Property      limited          NA           66,094       1,488        67,582      1%             10%             89%
Associates 8, L.P.      partner
Corporate Property      limited          NA           58,990         928        59,918      1%             10%             89%
Associates 9, L.P.      partner

                          Net Proceeds from Sale on Refinancing
                          ------------------------------------


                                       Individual
                          General      Special      Limited
Subsidiary Partnership    Partner      Partner(3)   Partner
----------------------    -------      ----------   -------
Corporate Property           1%            1%         98%
Associates
Corporate Property           1%            1%         98%
Associates 2
Corporate Property           1%            1%         98%
Associates 3
Corporate Property           1%            1%         98%
Associates 4 - a
California limited
partnership
Corporate Property           1%            1%         98%
Associates 5 - a
California limited
partnership
Corporate Property           1%            1%         98%
Associates 6 - a
California limited
partnership
Corporate Property           1%            1%         98%
Associates 7 - a
California limited
partnership
Corporate Property           1%            1%         98%
Associates 8, L.P.
Corporate Property           1%            1%         98%
Associates 9, L.P.


(1) "Unit" means an interest of a limited partner in a Subsidiary Partnership representing a specific capital contribution of $500 per unit for each of Corporate Property Associates, Corporate Property Associates 2, Corporate Property Associates 3, Corporate Property Associates 4- a California limited partnership, Corporate Property Associates 5 and a capital contribution of $1,000 per unit for each of Corporate Property Associates 6- a California limited partnership, Corporate Property Associates 7- a California limited partnership, Corporate Property Associates 8, L.P. and Corporate Property Associates 9, L.P.

(2) Excludes Special Partners.

(3) After the Individual Special Partner receives aggregate payments in an amount specified in each partnership agreement, it will receive no further distributions of sales or refinancing proceeds and the Limited Partners will be paid the 1% attributable to the Individual Special Partner.

                                                                       EXHIBIT G


                        [Form of New Borrower Agreement]

To:        The Chase Manhattan Bank
From:      [Insert name of new Borrower]
Dated:

Dear Sirs:

1. We refer to the agreement (the "Credit Agreement") dated as of March 26, 1998 among Carey Diversified LLC, The Chase Manhattan Bank, as Issuing Bank and Administrative Agent, The Bank of New York, as Documentation Agent, and Chase Securities, Inc., as Arranger. and Chase Securities, Inc., as Arranger and the financial institutions named therein as Lenders.

2.     Terms defined in the Credit Agreement bear the same meaning herein.

3. [Insert name of new Borrower] hereby agrees to become party to the Credit Agreement as a Borrower, pursuant to the provisions of Section 2.05 of the Credit Agreement and accordingly undertakes henceforth to perform and assumes all the obligations expressed to be undertaken under the Credit Agreement by a Borrower, in all respects as if it had been an original party thereto.

4. All representations and warranties contained in the Credit Agreement applicable to such Borrower as a Borrower are true and correct as if made on the date hereof.

5.     [Insert name of new Borrower's] administrative details are as follows:

       Address:
       Telephone No.:
       Facsimile No.:
       Attention:

6. This memorandum shall be governed by, and construed in accordance with, New York law.

IN WITNESS WHEREOF THIS AGREEMENT has been executed the day and year first above written.

                                                [New Borrower]
                                                --------------------------------

                                                                     EXHIBIT H-1

                       OPINION OF COUNSEL FOR THE BORROWER

       [Original Opinion of Reed Smith Shaw & McClay LLP to be attached]*




*    Full form of Opinion to be attached.

                                                                     EXHIBIT H-2

                       [FORM OF OPINION OF ARTER & HADDEN]

                        [Original Opinion to be attached]

                                                                       EXHIBIT I

                 FINANCIAL CALCULATION SCHEDULE PURSUANT TO 5.01

                                                                       EXHIBIT J

                             SUBORDINATION AGREEMENT

         THIS SUBORDINATION AGREEMENT (this "Agreement") is made and executed as of March 26, 1998, among CAREY MANAGEMENT LLC, a Delaware limited liability company, having an office at 50 Rockefeller Plaza, New York, New York 10020 ("Manager"), THE CHASE MANHATTAN BANK, AS ADMINISTRATIVE AGENT, having an office at 270 Park Avenue, New York, New York 10172 ("Agent"), and CAREY DIVERSIFIED LLC, a Delaware limited liability company, having an office at 50 Rockefeller Plaza, New York, New York 10020 ("Borrower").

                  WHEREAS, Borrower and Agent are parties to a certain Credit Agreement, dated as of March 26, 1998, pursuant to which Agent and the lenders which are signatories to the Credit Agreement (the "Lenders") have agreed to make loans and other extensions of credit (the "Loans") to Borrower in an aggregate principal amount of up to $150,000,000 upon the terms and conditions set forth therein (as such Credit Agreement may be amended, modified or restated from time to time, the "Credit Agreement"). All capitalized terms not defined in this Agreement shall have the respective meanings assigned to them in the Credit Agreement;

                  WHEREAS, as a condition to the making of the Loan, Borrower has pledged to the Agent for the benefit of the Secured Parties all right, title and interest of Borrower in, to and under the Collateral, as collateral for the payment of the Obligations and the performance of all other covenants, obligations and liabilities of Borrower pursuant to the Loan Documents ;

                  WHEREAS, Manager is the manager under that certain Management Agreement dated as of October 15, 1997, between Manager, as manager, and Borrower (such Management Agreement as the same may be modified, amended or restated from time to time is hereinafter called the "Management Agreement") pursuant to which Manager receives for its services to Borrower and its subsidiaries a management fee, payable in cash (the "Cash Fees") and a performance fee (the "Performance Fees") which is payable in listed shares (the "Listed Shares") of Borrower and pursuant to which Manager is reimbursed by Borrower for certain expenses (the "Expenses" and, together with the Cash Fees and the Performance Fees, the "Management Fees and Expenses"); and

                  WHEREAS, Agent, Borrower and Manager desire to enter into this Agreement to subordinate the Management Agreement and Manager's rights thereunder as set forth herein to all Obligations under the Loan Documents upon the occurrence of an Event of Default (as defined in the Credit Agreement);

         NOW, THEREFORE, in consideration of the recitals set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. Each of the Borrower and the Manager, for itself and its successors, and assigns, covenants and agrees that the payment of the Management Fees and Expenses is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Obligations. Borrower and Manager hereby agree that the Management Agreement and all of Manager's rights thereunder shall be, in all respects, subject and subordinate to the prior payment in full in cash of all Obligations when due and payable under the Loan Documents; provided, that prior to the occurrence of an Event of Default, Manager shall be entitled to receive all Management Fees and Expenses in accordance with the Management Agreement; provided further, that upon the occurrence and during the continuance of any Event of Default, Manager shall be entitled to receive Expenses in an amount equal to the reasonable costs of Manager in providing management services to Borrower and its subsidiaries as required to be provided by the Manager pursuant to the Management Agreement (the "Nonsubordinated Expenses") which amount shall not exceed the lesser of (i) the amount that would be payable by Borrower in the event that it obtained such services on an arm's-length basis from an unaffiliated third party or (ii) 0.5% of the Total Capitalization (as defined in the Management Agreement). Any amount of fees and expenses that would otherwise be payable to Manager as Management Fees and Expenses under the Management Agreement but for the foregoing provision in the preceding sentence (other than any fees payable upon termination of the Management Agreement), if any, may, at the Manager's option, be paid to Manager in Listed Shares or may be deferred and paid when no Event of Default has occurred and is continuing or when all Obligations then due and payable have been paid; provided further, that upon the occurrence and during the continuance of any Event of Default, in no event shall Manager be entitled to receive any fees payable upon termination of the Management Agreement. The provisions of this Agreement shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Obligations, and such provisions are made for the benefit of the holders of Obligations, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

         Section 2. Upon any distribution of assets of the Borrower upon dissolution, winding up, liquidation or reorganization of the Borrower (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

                  (a) the Agent and the Lenders shall first be entitled to receive payment in full in cash of all Obligations then due and payable (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Obligations, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before Manager is entitled to receive any payment with respect to the Management Agreement, other than payment of Nonsubordinated Expenses which shall not exceed the lesser of (i) 0.5% of the Total Capitalization (as defined in the Management Agreement) or (ii) such amount that the bankruptcy court, trustee, creditors, receiver, liquidating trustee or other trustee or agent may approve in any bankruptcy or similar proceeding;

                  (b) the Agent and the Lenders shall first be entitled to receive payment in full in cash of all Obligations then due and payable (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Obligations, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) any payment or distributions of assets of the Borrower of any kind or character, whether in cash, property or securities to which Manager would be entitled under the Management Agreement, other than payment of Nonsubordinated Expenses which shall not exceed the lesser of (i) 0.5% of the Total Capitalization (as defined in the Management Agreement) or (ii) such amount that the bankruptcy court, trustee, creditors, receiver, liquidating trustee or other trustee or agent may approve in any bankruptcy or similar proceeding; provided, further, that except for the provisions of this Agreement, such amounts shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver, liquidating trustee or other trustee or agent, directly to the Agent or its or their representative or representatives, to the extent necessary to make payment in full in cash of all Obligations remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Obligations; and

                  (c) in the event that, notwithstanding the foregoing provisions of this Section 2, any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities, other than payment of Nonsubordinated Expenses which shall not exceed the lesser of (i) 0.5% of the Total Capitalization (as defined in the Management Agreement) or (ii) such amount that the bankruptcy court, trustee, creditors, receiver, liquidating trustee or other trustee or agent may approve in any bankruptcy or similar proceeding, shall be received by Manager on account of sums due pursuant to the Management Agreement before all Obligations remaining unpaid or unprovided for then due and payable are paid in full in cash, such payment or distribution shall be received and held in trust for the Agent and the Lenders and shall be paid over to the Agent or its or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any of such Obligations may have been issued, for application to the payment of such Obligations until all such Obligations shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the Agent.

         Section 3. No amendment or waiver of any provision of this Agreement, nor consent to any departure by Borrower or Manager therefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent. Any such waiver, consent or approval shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower or Manager in any case shall entitle Borrower or Manager to any other or further notice or demand in the same, similar or other circumstances. No waiver by the Agent of any breach or default of or by Borrower or Manager under this Agreement shall be deemed a waiver of any other previous breach or default or any thereafter occurring.

         Section 4. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of Borrower, Manager or the Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Borrower and Manager may not assign or transfer any of its rights or obligations hereunder or any interest herein except as expressly contemplated by this Agreement or the other Loan Documents (and any such attempted assignment shall be void).

         SECTION 5. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW.

         SECTION 6. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         Section 7. All notices which are required or permitted to be given or served hereunder shall be in writing and shall be given in the manner set forth in the Credit Agreement provided that Manager's address for notices shall be the same address set forth in the Credit Agreement for Borrower.

         Section 8. Borrower, Agent and Manager intend and believe that each provision in this Agreement comports with all laws and judicial decisions. If any provision or provisions, or if any portion of any provision or provisions, in this Agreement is found by a court of law to be in violation of any law, judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Agreement to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of Borrower, Agent and Manager that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained herein, and that the rights, obligations and interests of Borrower, Agent and Manager under the remainder of this Agreement, shall continue in full force and effect.

         Section 9. (a) Except as expressly herein provided, this Agreement and the other Loan Documents constitute the entire agreement among the parties relating to the subject matter hereof. Any previous agreement among the parties with respect to the transactions contemplated hereunder is superseded by this Agreement and the other Loan Documents. Except as expressly provided herein or in the other Loan Documents, nothing in this Agreement or in any other Loan Document, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement or such other Loan Documents.

                  (b) Each of Borrower and Manager hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Agent may otherwise have to bring any action or proceeding relating to this Agreement against Borrower, Manager or their properties in the courts of any jurisdiction.

                  (c) Each of Borrower and Manager hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in the preceding paragraph. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law .

         Section 10. The provisions herein subordinating Manager's rights to certain fees shall prevent Manager from asserting any claim or cause of action against the Borrower arising due to non-payment of such fees, subject in any event to the subordination of such fees and the payment thereof pursuant to this Agreement.

         Section 11. This Agreement may be executed in separate counterparts (telecopies of any executed counterpart having the same effect as manual delivery thereof), each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.

         The parties hereto have duly executed this Agreement as of the day and year first above written.

                                  CHASE MANHATTAN BANK,
                                      AS ADMINISTRATIVE AGENT
                                      ON BEHALF OF THE SECURED PARTIES



                                  By:___________________________________________

                                      Name: John Mix
                                      Title:   Vice President

                                  MANAGER:

                                  CAREY MANAGEMENT LLC,

                                  By:___________________________________________

                                      Name:  John J. Park
                                      Title:    Senior Vice President

                                  BORROWER:

                                  CAREY DIVERSIFIED LLC

                                  By Carey Management LLC

                                  By: __________________________________________
                                      Name:  John J. Park
                                      Title:     Senior Vice President

                                                                       EXHIBIT K

                           [FORM OF INTERCOMPANY NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER SAID ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

$__________                                                      March ___, 1998
                                                              New York, New York

                                INTERCOMPANY NOTE

         FOR VALUE RECEIVED, _______________, a _______ [limited partnership] [corporation] ("Maker"), hereby promises to pay to the order of Carey Diversified LLC ("Holder") the principal sum of $__________ (plus accrued interest thereon) in the manner set forth hereinafter.

                                    ARTICLE I

                           TERMS OF INTERCOMPANY NOTE

         Section 1.01. Interest; Principal; Prepayment. (a) The interest rate ("Interest Rate") on the unpaid principal balance shall be a rate per annum equal to [insert rate].

                  (b) The interest shall be payable as follows: interest only shall be due and payable on the first day of each month. Principal shall be payable as follows: [insert terms]

                  (c) If the principal or accrued interest, if any, of this Note is not paid on the [date demand is made] [Maturity Date], interest on the unpaid principal and interest will accrue at a rate equal to the Interest Rate, if any, plus 100 basis points per annum from maturity until the principal and interest are fully paid.

                  (d) Any amounts hereunder may be prepaid without premium or penalty at any time by the Maker.

                  (e) In the event Maker's net cash flow is insufficient to pay the full amount due hereunder for any such month, Holder may at its option either (i) defer the unpaid portion of such monthly payment to the next succeeding month or (ii) capitalize the unpaid portion and add it to the principal of this Note.

                  (f) All payments shall be made to the Holder at 50 Rockefeller Plaza, New York, New York 10020.

         Section 1.02. Subordination. All loans made by the Holder to Maker shall be subordinated in right of payment to the payment and performance of the obligations of the Holder and any borrower under the Credit Agreement dated as of the date hereof among the Holder, The Chase Manhattan Bank, as agent ("Agent") and the lenders who are parties to such Credit Agreement. Agent and such lenders shall be a third party beneficiary of this Section 1.02 and shall be entitled to enforce the provisions of this Section 1.02.

                                   ARTICLE II

                                EVENTS OF DEFAULT

         Section 2.01. Events of Default. If any payment hereunder is not made within 10 days following the date when declared due, Holder may cause the indebtedness evidenced hereby together with all accrued interest to be immediately due and payable.

                                   ARTICLE III

                                  MISCELLANEOUS

         Section 3.01. Amendments, Etc. No amendment or waiver of any provision of this Note, or consent to depart herefrom, is permitted at any time for any reason, except with the consent of the Holder and the Agent (until the Pledge Agreement, as defined in the Credit Agreement is terminated).

         Section 3.02. Assignment. No party to this Agreement may assign, in whole or in part, any of its rights and obligations under this Note, except to its legal successor in interest.

         Section 3.03. Headings. Article and Section headings in this Note are included for convenience of reference only and shall not constitute a part of this Note for any other purpose.

         Section 3.04. Entire Agreement. This Note sets forth the entire agreement of the parties with respect to its subject matter and supersedes all previous understandings, written or oral, in respect thereof.

         Section 3.05. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

         Section 3.06. Waivers. The Maker hereby waives presentment, demand for payment, notice of protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement hereof.

                              CORPORATE PROPERTY ASSOCIATES [  ]
                              a [     ] limited partnership

                              By:      Carey Diversified LLC, general partner

                                       By:_____________________________

                                                                       EXHIBIT L

              FORM OF [QUARTERLY/ANNUAL] COMPLIANCE CERTIFICATE TO
                                ACCOMPANY REPORTS

_________, 199_

         The Chase Manhattan Bank, as Administrative Agent, and the Lenders party to the Credit Agreement referred to below 380 Madison Avenue New York, New York 10017

Attention:            Charles Hoagland

         Ladies and Gentlemen:

         Pursuant to Section [5.01(a)(ii)][5.01(b)(ii)] of that certain Credit Agreement dated as of March 26, 1998 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined) among Carey Diversified LLC, a Delaware limited liability company (the "Borrower"), the institutions from time to time party thereto as Lenders, and The Chase Manhattan Bank, as Administrative Agent, , The Bank of New York, as Documentation Agent, and Chase Securities, as Arranger, the undersigned, ____________________, the ____________________ of Carey Diversified LLC, a Delaware limited liability company (the "Company") hereby certifies that:

         1. The undersigned has reviewed the terms of the Loan Documents, and has made, or caused to be made under (his/her] supervision, a review in reasonable detail of the consolidated financial condition of the Company and its consolidated Subsidiaries during the accounting period covered by the financial statements identified below. To the best of the undersigned's knowledge, such review has not disclosed the existence during or at the end of such accounting period, and as of the date hereof the undersigned does not have knowledge, of the existence of any condition or event which constitutes a Default or a continuing Default.(1)

         2. The financial statements, reports and copies of certain instruments and documents attached hereto, namely,




(1) If such condition or event exists or existed, specify (i) the nature and period of such condition or event and (ii) the action taken, being taken or proposed to be taken with respect thereto.

A.                         Compliance Certificate,                    dated
B.                         ______________________,                    dated
C.                         ______________________,                    dated
D.                         ______________________,                    dated

are true and complete copies of the aforesaid which constitute part of or are based upon the customary books and records of the Company, and, to the best of the undersigned's knowledge and belief, there exist no facts or circumstances which would have a Material Adverse Effect.

                                                   _____________________________
                                                   Name:
                                                   Title:



                                      L-2